Exhibit 10.5

EXECUTION VERSION

FIRST AMENDMENT
TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This First Amendment to Second Amended and Restated Credit Agreement (this “Amendment”) is made as of December 14, 2018, by and among:

PIER 1 IMPORTS (U.S.), INC., a Delaware corporation with its principal executive offices at 100 Pier 1 Place, Fort Worth, Texas 76102 (the “Borrower”);

The FACILITY GUARANTORS party hereto;

The LENDERS party hereto;

BANK OF AMERICA, N.A., a national banking association with offices at 100 Federal Street, Boston, Massachusetts 02110, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for its own benefit and the benefit of the other Credit Parties; and

PATHLIGHT CAPITAL FUND I LP, a Delaware limited partnership, in its capacity as agent for the ABL Term Lenders (in such capacity, the “ABL Term Loan Agent”).

in consideration of the mutual covenants herein contained and benefits to be derived here from.

W I T N E S S E T H:

WHEREAS, reference is made to that certain Second Amended and Restated Credit Agreement, dated as of June 2, 2017 (as amended, restated, supplemented, extended or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and the Existing Credit Agreement, as amended by this Amendment, and as may be further amended, amended and restated, restated, supplemented, extended or otherwise modified and in effect from time to time is referred to herein as the “Credit Agreement”)), by and among, inter alias, (i) the Borrower, (ii) the Facility Guarantors party thereto, (iii) the Lenders party thereto, and (iv) Bank of America, N.A., as Administrative Agent and Collateral Agent;

WHEREAS, the Borrower has requested, among other things, that the Administrative Agent, the Collateral Agent and the Required Lenders agree to (a) the ABL Term Lenders making the ABL Term Loans to the Borrower pursuant to this Amendment, (b) the FILO Lenders making the FILO Loans to the Borrower pursuant to this Amendment and (c) amend certain other provisions of the Existing Credit Agreement, in each case, subject to the terms and conditions set forth herein.

WHEREAS, the Borrower, the Facility Guarantors, the Required Lenders, the FILO Lenders, the ABL Term Lenders, the ABL Term Loan Agent, the Administrative Agent and the Collateral Agent have agreed, on the terms and conditions set forth herein, (a) to the ABL Term Lenders making the ABL Term Loan to the Borrower, (b) to the FILO Lenders making the FILO Loans to the Borrower and (c) to amend certain other provisions of the Existing Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Defined Terms. Unless otherwise defined herein, capitalized terms used in this Amendment shall have the respective meanings assigned to such terms in the Credit Agreement.
2.	Amendments to the Credit Agreement.
(a)

The Existing Credit Agreement is hereby amended to delete the bold, stricken text (indicated textually in the same manner as the following example: ~~stricken-text~~) and to add the bold, double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

(b)	Schedule 1.1 (Lenders and Commitments) to the Existing Credit Agreement is hereby deleted and replaced in its entirety by the Schedule 1.1 (Lenders and Commitments) attached hereto as Annex I.
(c)	Exhibit A (Form of Assignment and Acceptance) to the Existing Credit Agreement is hereby deleted and replaced in its entirety by Exhibit A attached hereto as Annex II.
(d)	The Existing Credit Agreement is hereby amended by adding a new Exhibit D‑1 (Form of FILO Note) to the Credit Agreement in the form attached hereto as Annex III.
(e)	The Existing Credit Agreement is hereby amended by adding a new Exhibit D‑2 (Form of ABL Term Note) to the Credit Agreement in the form attached hereto as Annex IV.
(f)	Exhibit G (Form of Compliance Certificate) to the Existing Credit Agreement is hereby deleted and replaced in its entirety by Exhibit G attached hereto as Annex V.
(g)	Exhibit H (Form of Borrowing Base Certificate) to the Existing Credit Agreement is hereby deleted and replaced in its entirety by Exhibit H attached hereto as Annex VI.
3.

Ratification of Loan Documents. Each of the Loan Parties agrees that, after giving effect to this Amendment and except as otherwise expressly provided herein, all terms and conditions of the Credit Agreement, the Guarantee and the other Loan Documents remain in full force and effect, and each such Person reaffirms and confirms the continued validity of, and ratifies each Loan Document to which it is a party and agrees and confirms that it will perform and observe on and after the First Amendment Effective Date (as defined below), all Obligations (including, without limitation, the Revolving and FILO Obligations, and the ABL Term Obligations), covenants and agreements to be performed by it under and in accordance with the Credit Agreement and the other Loan Documents.

Each of the Loan Parties hereby ratifies, confirms, and reaffirms that all representations and warranties of the Loan Parties contained in the Credit Agreement and other Loan Documents or otherwise made in writing in connection therewith are true and correct in all material respects as of the date hereof, except to the extent that (i) such representations and warranties are qualified as to “materiality”, “Material Adverse Effect” or similar language, in which case they shall be true and correct in all respects (as so qualified by “materiality”, “Material Adverse Effect” or similar language), and (ii) such representations and warranties relate to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date; provided that the representations and warranties set forth in Sections 3.01, 3.05, 3.09, 3.12, 3.14 and 3.18 of the Credit Agreement which set forth information as of the Effective Date shall be deemed to have been made, and the information contained therein shall be true and correct, as of the First Amendment Effective Date as updated pursuant to the terms of the Information Certificate. Each of the Facility Guarantors hereby acknowledges, restates, confirms and agrees that the Guaranteed Obligations (as defined in the Facility Guarantee) include, without limitation, all Obligations (including, without limitation, the Revolving and FILO Obligations, and the ABL Term Obligations) of the Loan Parties at any time (including, without limitation, Obligations incurred prior to the date hereof) and from time to time outstanding under the Credit Agreement and the other Loan Documents, as such Obligations (including, without limitation, the Revolving and FILO Obligations, and the ABL Term Obligations) have been amended pursuant to this Amendment. Each Loan Party hereby acknowledges, ratifies, restates and affirms to the Administrative Agent, the Collateral Agent, the ABL Term Loan Agent, and each other Credit Party its grant of a continuing security interest and lien on, and hereby grants a security interest and lien on, all of the Collateral in favor of the Collateral Agent and each Credit Party as security for the Obligations (including, without limitation, the Revolving and FILO Obligations, and the ABL Term Obligations), in each case, subject to no other Liens (other than Permitted Encumbrances). The Loan Parties hereby acknowledge, confirm and agree (i) that the Security Documents and any and all Collateral previously pledged (except to the extent expressly released prior to the First Amendment Effective Date) to the Collateral Agent, for the benefit of the Credit Parties, pursuant thereto, shall continue to secure all applicable Obligations (including, without limitation, the Revolving and FILO Obligations, and the ABL Term Obligations) of the Loan Parties at any time and from time to time outstanding under the Credit Agreement and the other Loan Documents, as such Obligations (including, without limitation, the Revolving and FILO Obligations, and the ABL Term Obligations) have been amended pursuant to this Amendment, and (ii) nothing herein shall nor is it intended to (A) constitute a novation or accord and satisfaction with respect to the Loan Documents or (B) operate as a waiver of any right, power or remedy of the Administrative Agent, the Collateral Agent, the ABL Term Loan Agent, any ABL Term Lender or the other Lenders under any Loan Document.

4.

Appointment of ABL Term Loan Agent. Effective as of the First Amendment Effective Date, the Existing Credit Agreement is hereby amended to add Pathlight Capital LLC as ABL Term Loan Agent and, from and after such date, such Person will be bound by the terms of the Credit Agreement relating to the ABL Term Loan Agent.

5.	Joinder of ABL Term Lenders; Acknowledgments of ABL Term Lenders.
(a)

Each ABL Term Lender, by its signature below, confirms that it has agreed to become a “Lender” and an “ABL Term Lender” under, and as defined in, the Credit Agreement holding ABL Term Loans in the amount set forth opposite such ABL Term Lender’s name on Schedule 1.1 attached hereto, effective on the First Amendment Effective Date. Each ABL Term Lender (i) acknowledges that in connection with it becoming a Lender and an ABL Term Lender it has received a copy of the Credit Agreement (including all schedules and exhibits thereto), together with copies of the most recent financial statements delivered by the Borrower pursuant to the Existing Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to become a Lender and an ABL Term Lender; and (ii) agrees that, upon it becoming a Lender and an ABL Term Lender on the First Amendment Effective Date, it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, the ABL Term Loan Agent, any Issuing Bank or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement. In addition, each ABL Term Lender represents and warrants that (x) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender and an ABL Term Lender on the First Amendment Effective Date, and (y) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution and delivery of this Amendment or the performance of its obligations hereunder or as a Lender or an ABL Term Lender under the Credit Agreement as of the date hereof Each ABL Term Lender acknowledges and agrees that, on the First Amendment Effective Date, such ABL Term Lender shall become a Lender and an ABL Term Lender and, from and after such date such ABL Term Lender will be bound by the terms of the Credit Agreement.

(b)

Each ABL Term Lender acknowledges that it has had the opportunity to request and has received such documents and information as it has deemed material or desirable or otherwise appropriate in making its evaluation and credit analysis of the Borrower and the other Loan Parties and its decision to become an ABL Term Lender and make an ABL Term Loan to the Borrower. Each ABL Term Lender has carefully reviewed such documents and information and, independently and without reliance upon the ABL Term Loan Agent, performed its own investigation and credit analysis of the ABL Term Loans, this Amendment and the transactions contemplated hereby and the creditworthiness of the Borrower and the other Loan Parties. Each ABL Term Lender acknowledges that the ABL Term Loan Agent and its Affiliates’ activities in connection with the ABL Term Loans, this Amendment and the transactions contemplated hereby are undertaken by the ABL Term Loan Agent or such Affiliates as a principal on an arm’s-length basis and neither ABL Term Loan Agent nor any of its Affiliates has any fiduciary, advisory or similar responsibilities in favor of such ABL Term Lender in connection with the ABL

Term Loans, this Amendment or the transactions contemplated hereby or the process related thereto. Each of the ABL Term Lenders hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the ABL Term Loan Agent or any of its Affiliates with respect to any breach or alleged breach of agency or fiduciary duty. In connection with all aspects of each transaction contemplated hereby, each ABL Term Lender acknowledges and agrees that: (i) ABL Term Loan Agent and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such ABL Term Lender and its Affiliates, and neither ABL Term Loan Agent nor any of its Affiliates has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship, (ii) ABL Term Loan Agent has not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby and such ABL Term Lender has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, (iii) neither ABL Term Loan Agent nor any of its Affiliates bears any responsibility (or shall be liable) for the accuracy or completeness (or lack thereof) of any documents or information provided to such ABL Term Lender in connection with the ABL Term Loans, this Amendment and the transactions contemplated hereby; no representation regarding any such documents or information is made by the ABL Term Loan Agent or any of its Affiliates; neither the ABL Term Loan Agent nor any of its Affiliates has made any independent verification as to the accuracy or completeness of any such documents or information; and ABL Term Loan Agent and its Affiliates shall have no obligation to update or supplement any such documents or information or otherwise provide additional information. In connection with the transaction contemplated hereby, including its decision to become an ABL Term Lender and to make an ABL Term Loan to the Borrower, each ABL Term Lender acknowledges and agrees that it is not relying upon any representations or warranties made by the ABL Term Loan Agent or any of its Affiliates or, except as expressly set forth in this Amendment and the other Loan Documents, any other Person.

6.	Joinder of FILO Lenders; Acknowledgments of FILO Lenders.
(a)

Each FILO Lender, by its signature below, confirms that it has agreed to become a “Lender” and a “FILO Lender” under, and as defined in, the Credit Agreement holding FILO Loans in the amount set forth opposite such FILO Lender’s name on Schedule 1.1 attached hereto, effective on the First Amendment Effective Date. Each FILO Lender (i) acknowledges that in connection with it becoming a Lender and a FILO Lender it has received a copy of the Credit Agreement (including all schedules and exhibits thereto), together with copies of the most recent financial statements delivered by the Borrower pursuant to the Existing Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to become a Lender and a FILO Lender; and (ii) agrees that, upon it becoming a Lender and a FILO Lender on the First Amendment Effective Date, it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, the ABL Term Loan Agent, any Issuing Bank or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement. In addition, each FILO Lender represents and warrants that (x) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender and a FILO Lender on the First Amendment Effective Date and (y) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution and delivery of this Amendment or the performance of its obligations hereunder or as a Lender or a FILO Lender under the Credit Agreement as of the date hereof. Each FILO Lender acknowledges and agrees that, on the First Amendment Effective Date, such FILO Lender shall become a Lender and a FILO Lender and, from and after such date such FILO Lender will be bound by the terms of the Credit Agreement.

(b)

Each FILO Lender acknowledges that it has had the opportunity to request and has received such documents and information as it has deemed material or desirable or otherwise appropriate in making its evaluation and credit analysis of the Borrower and the other Loan Parties and its decision to become a FILO Lender and make a FILO Loan to the Borrower. Each FILO Lender has carefully reviewed such documents and information and, independently and without reliance upon the Administrative Agent and/or the Collateral Agent, performed its own investigation and credit analysis of the FILO Loans, this Amendment and the transactions contemplated hereby and the creditworthiness of the Borrower and the other Loan Parties. Each FILO Lender acknowledges that the Administrative Agent’s, the Collateral Agent’s, and their respective Affiliates’ activities in connection with the FILO Loans, this Amendment and the transactions contemplated hereby are undertaken by the Administrative Agent, the Collateral Agent or such Affiliates as a principal on an arm’s-length basis and neither the Administrative Agent nor the Collateral Agent nor any of their respective Affiliates has any fiduciary, advisory or similar responsibilities in favor of such FILO Lender in connection with the FILO Loans, this Amendment or the transactions contemplated hereby or the process related thereto. Each of the FILO Lenders hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent, the Collateral Agent or any of their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty. In connection with all aspects of each transaction contemplated hereby, each FILO Lender acknowledges and agrees that: (i) the Administrative Agent, the Collateral Agent and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such FILO Lender and its Affiliates, and neither the Administrative Agent nor the Collateral Agent nor any of their respective Affiliates has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship, (ii) neither the Administrative Agent nor the Collateral Agent has provided and will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby and such FILO Lender has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, (iii) neither Administrative Agent nor the Collateral Agent nor any of their respective Affiliates bears any responsibility (or shall be liable) for the accuracy or completeness (or lack thereof) of any documents or information provided to such FILO Lender in connection with the FILO Loans, this Amendment and the transactions contemplated hereby; no representation regarding any such documents or information is made by the Administrative Agent, the Collateral Agent or any of their respective Affiliates; neither the Administrative Agent nor the Collateral Agent nor any of their respective Affiliates has made any independent verification as to the accuracy or completeness of any such documents or information; and the Administrative Agent, the Collateral Agent and their respective Affiliates shall have no obligation to update or supplement any such documents or information or otherwise provide additional information. In connection with the transaction contemplated hereby, including its decision to become a FILO Lender and to make a FILO Loan to the Borrower, each FILO Lender acknowledges and agrees that it is not relying upon any representations or warranties made by the Administrative Agent, the Collateral Agent or any of their respective Affiliates or, except as expressly set forth in this Amendment and the other Loan Documents, any other Person.

7.

Conditions to Effectiveness of Amendment. This Amendment shall become effective as of the date first written above (the “First Amendment Effective Date”) upon the satisfaction of each of the following conditions precedent:

(a)

Documentation. The Administrative Agent and the ABL Term Loan Agent (or their respective counsel) shall have each received all of the following, in each case, in form and substance reasonably satisfactory to each of the Administrative Agent and the ABL Term Loan Agent:

(i)

this Amendment duly executed and delivered by the Borrower, the Facility Guarantors, the Administrative Agent, the Collateral Agent, the Issuing Bank, the ABL Term Loan Agent, and the Lenders party hereto (including the ABL Term Lenders and the FILO Lenders);

(ii)	the Information Certificate duly executed and delivered by the Loan Parties;
(iii)	a FILO Note executed by the Borrowers in favor of each FILO Lender requesting a FILO Note;
(iv)	an ABL Term Note executed by the Borrowers in favor each ABL Term Lender requesting an ABL Term Note;
(v)

a customary written opinion (addressed to the Administrative Agent, the Collateral Agent, and the ABL Term Loan Agent and dated the First Amendment Effective Date) of Sidley Austin LLP, Miles & Stockbridge P.C., and Davies Ward Phillips & Vineberg LLP, counsel for the Loan Parties, covering such matters relating to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent and the ABL Term Loan Agent;

(vi)

Charter Documents and such other documents and certificates as the Administrative Agent and the ABL Term Loan Agent or their respective counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the transactions contemplated by this Amendment and the other Loan Documents, and any other legal matters relating to the Loan Parties, this Amendment, the other Loan Documents or the transactions contemplated thereby, all in form and substance reasonably satisfactory to the Administrative Agent, the ABL Term Loan Agent, and their respective counsel;

(vii)	a Borrowing Base Certificate dated December 14, 2018, executed by a Financial Officer of the Borrower;
(viii)

results of searches or other evidence reasonably satisfactory to the Administrative Agent and the ABL Term Loan Agent (in each case dated as of a date reasonably satisfactory to the Administrative Agent and the ABL Term Loan Agent) indicating the absence of Liens on the assets of the Loan Parties, except for Permitted Encumbrances;

(ix)

a certificate reasonably satisfactory to the Administrative Agent and the ABL Term Loan Agent, (A) with respect to the Solvency of the Loan Parties as of the First Amendment Effective Date, and (B) certifying that (1) all representations and warranties contained in this Amendment and the other Loan Documents or otherwise made in writing in connection herewith or therewith are true and correct in all material respects as of the First Amendment Effective Date with the same effect as if made on and as of such date, except to the extent that (I) such representations and warranties are qualified as to “materiality”, “Material Adverse Effect” or similar language, in which case they are true and correct in all respects (as so qualified by “materiality”, “Material Adverse Effect” or similar language) on and as of such date, and (II) such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects on and as of such earlier date, and (2) as of the Effective Date, no Default or Event of Default exists; and

(x)	to the extent not previously delivered, there shall have been delivered to the Agents the additional instruments and documents described in the Information Certificate.
(b)	Borrowings. Borrowings of the Revolving Credit Loans on the First Amendment Effective Date shall not be in excess of $0 in the aggregate.
(c)

Insurance. The Administrative Agent and the ABL Term Loan Agent shall have received, and be reasonably satisfied with, evidence of the Loan Parties’ insurance, together with such endorsements as are required by the Loan Documents.

(d)

Consents and Approvals. All necessary consents and approvals to this Amendment shall have been obtained, other than those the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect.

(e)

Payment of Fees. All fees payable to the Administrative Agent, the Collateral Agent, the ABL Term Loan Agent, the Arrangers and the Lenders, if any, and all reasonable and documented out-of-pocket expenses for which the Borrower is obligated to reimburse the Administrative Agent, the Collateral Agent, the ABL Term Loan Agent, and the Arrangers pursuant to the Loan Documents shall have been paid.

(f)	No Default or Event of Default. After giving effect to this Amendment, no Default or Event of Default shall exist.
(g)

No Material Adverse Effect. Since March 3, 2018, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(h)

Litigation. The absence of any action, suit, investigation or proceeding pending or, to the knowledge of the Borrower, threatened in writing in any court or before any arbitrator or governmental authority in which there is a reasonable possibility of a decision which would reasonably be expected to have a Material Adverse Effect.

(i)

Filings. To the extent not previously delivered, the Agents and the ABL Term Loan Agent shall have received all documents and instruments, including Uniform Commercial Code and PPSA financing statements, certified statements issued by the Quebec Register of Personal and Moveable Property Rights and any amendments in respect of any of the foregoing, required by law or reasonably requested by the Agents or the ABL Term Loan Agent to be filed, registered, published or recorded to create or perfect the first priority Liens intended to be created under the Loan Documents and substantially concurrently herewith, all such documents and instruments shall be so filed, registered, published or recorded to the satisfaction of the Agents and the ABL Term Loan Agent, and all filing and recording fees and taxes in connection therewith shall be duly paid.

8.	Representations and Warranties.
(a)

The transactions contemplated hereby are within each Loan Party’s corporate powers and have been duly authorized by all necessary corporate, membership, partnership or other necessary action. This Amendment has been duly executed and delivered by each Loan Party that is a party hereto and this Amendment and the other Loan Documents to which any Loan Party is a party, when executed and delivered by such Loan Party, will constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)	The transactions to be entered into and contemplated by this Amendment (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for such as have been obtained or made and are in full force and effect and except filings and recordings necessary to perfect Liens created under the Loan Documents, (b) will not violate any Applicable Law or the Charter Documents of any Loan Party, (c) will not violate or result in a default under any Material Contract, any indenture or any other agreement, instrument or other evidence of Material Indebtedness or other material instrument binding upon any Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party, except to the extent that such violation or default would not reasonably be expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party, except Liens created under the Loan Documents and, subject to the Intercreditor Agreement, Liens in favor of the Term Agent to secure the Loan Parties’ obligations under the Term Loan Documents.

8.Miscellaneous.

(a)

This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all contemporaneous or previous agreements and understandings, oral or written, relating to the subject matter hereof This Amendment shall become effective when it shall have been executed by the applicable Credit Parties and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Amendment.

(b)

Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(c)

NOTICE OF INDEMNIFICATION: THE BORROWER AND FACILITY GUARANTORS HEREBY ACKNOWLEDGE AND AGREE THAT THE CREDIT AGREEMENT AND THE SECURITY DOCUMENTS CONTAIN CERTAIN INDEMNIFICATION PROVISIONS (INCLUDING, WITHOUT LIMITATION, THOSE CONTAINED IN SECTION 9.03 OF THE CREDIT AGREEMENT), WHICH IN CERTAIN CIRCUMSTANCES, COULD INCLUDE AN INDEMNIFICATION OF THE AGENTS AND THE CREDIT PARTIES FROM CLAIMS OR LOSSES ARISING AS A RESULT OF THE AGENTS’ AND THE LOAN PARTIES’ OWN NEGLIGENCE OR ON ACCOUNT OF CLAIMS OF STRICT LIABILITY.

(d)

The Loan Parties represent and warrant that they have consulted with independent legal counsel of their selection in connection with this Amendment and are not relying on any representations or warranties of the Agents or the Lenders or their counsel in entering into this Amendment.

(e)

THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT IF ANY LAWS OF ANY JURISDICTION OTHER THAN NEW YORK SHALL GOVERN IN REGARD TO THE VALID PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS IN COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL CONTINUE TO APPLY TO THAT EXTENT.

IN WITNESS WHEREOF, the parties have hereunto caused this Amendment to be executed and their seals to be hereto affixed as of the date first above written.

PIER 1 IMPORTS (U.S.), INC., as Borrower

By:	/s/ Nancy A. Walsh
	Name:	Nancy A. Walsh
	Title:	Executive Vice President and Chief Financial Officer

PIER 1 IMPORTS, INC., as a Facility Guarantor
PIER 1 ASSETS, INC., as a Facility Guarantor
PIER 1 LICENSING, INC., as a Facility Guarantor
PIER 1 HOLDINGS, INC., as a Facility Guarantor

By:	/s/ Nancy A. Walsh
	Name:	Nancy A. Walsh
	Title:	Executive Vice President and Chief Financial Officer

PIER 1 SERVICES, INC., as a Facility Guarantor

By:	Pier 1 Holdings, Inc., Managing Trustee

By:	/s/ Nancy A. Walsh
	Name:	Nancy A. Walsh
	Title:	Executive Vice President and Chief Financial Officer

PIER 1 VALUE SERVICES, LLC, as a Facility Guarantor

By:	Pier 1 Imports (U.S.), Inc., its sole member and manager

By:	/s/ Nancy A. Walsh
	Name:	Nancy A. Walsh
	Title:	Executive Vice President and Chief Financial Officer

BANK OF AMERICA, N.A., as Administrative Agent, as Collateral Agent, as Swingline Lender, and as a Lender

By:	/s/ Andrew Cerussi
	Name:	Andrew Cerussi
	Title:	Director

PATHLIGHT CAPITAL FUND I LP, as ABL Term Loan Agent

By:	Pathlight Partners GP LLC, its General Partner

	By:	/s/ Katie Hendricks
		Name:	Katie Hendricks
		Title:	Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jai Alexander
	Name:	Jai Alexander
	Title:	Director

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Thomas P. Chidester
	Name:	Thomas P. Chidester
	Title:	Vice President

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Anna Bernat
	Name:	Anna Bernat
	Title:	Attorney In Fact

By:	/s/ Andrew J. Chaykoski
	Name:	Andrew J. Chaykoski
	Title:	Authorized Signatory

	Address:	Royal Bank Plaza, N. Tower
200 Bay Street - 12th Floor
Toronto, ON, M5J 2J5

PATHLIGHT CAPITAL FUND I LP, as ABL Term Loan Agent

By:	Pathlight Partners GP LLC, its General Partner

	By:	/s/ Katie Hendricks
		Name:	Katie Hendricks
		Title:	Managing Director

PATHLIGHT CAPITAL LLC, as ABL Term Loan Agent

By:	/s/ Katie Hendricks
	Name:	Katie Hendricks
	Title:	Managing Director

Exhibit A

Composite Credit Agreement

Please see attached.

[~~Execution Version~~]

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of
June 2, [~~2017~~] 2017,
as amended December 14, 2018

PIER 1 IMPORTS (U.S.), INC.
as Borrower

THE FACILITY GUARANTORS NAMED HEREIN

BANK OF AMERICA, N.A.
as Administrative Agent and Collateral Agent

and

PATHLIGHT CAPITAL,
as ABL Term Loan Agent

and

THE LENDERS NAMED HEREIN

WELLS FARGO BANK, NATIONAL ASSOCIATION
and
U.S. BANK NATIONAL ASSOCIATION
as Co-Syndication Agents
JPMORGAN CHASE BANK, N.A.
as Documentation Agent

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Joint Lead Arrangers and Joint Lead Bookrunners

v

EXHIBITS

Exhibit A:	Form of Assignment and Acceptance
Exhibit B:	Form of Customs Broker Agreement
Exhibit C:	Form of Notice of Borrowing
Exhibit D:	Form of Revolving Credit Note
Exhibit D-1:	Form of FILO Note
Exhibit D-2:	Form of ABL Term Note
Exhibit E:	Form of Swingline Note
Exhibit F:	Form of Credit Card Notification
Exhibit G:	Form of Compliance Certificate
Exhibit H:	Form of Borrowing Base Certificate
Exhibits I-1 through 1-4:	Form of U.S. Tax Compliance Certificates

SCHEDULES

Schedule 1.1:	Lenders and Commitments
Schedule 1.2:	Facility Guarantors
Schedule 1.3:	Fiscal Months, Fiscal Quarters, Fiscal Years
Schedule 1.4:	Non-Material Domestic Subsidiaries
Schedule 5.01(f):	Reporting Requirements

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This Second Amended and Restated Credit Agreement dated as of June 2, [~~2017~~]2017, as amended December 14, 2018, is entered into among:

PIER 1 IMPORTS (U.S.), INC., a Delaware corporation with its principal executive offices at 100 Pier 1 Place, Fort Worth, Texas 76102 (the “Borrower”);

THE FACILITY GUARANTORS identified on Schedule 1.2 hereof;

BANK OF AMERICA, N.A., a national banking association with offices at 100 Federal Street, Boston, Massachusetts 02110, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for its own benefit and the benefit of the other Credit Parties; [~~and~~]

PATHLIGHT CAPITAL FUND I LP, a Delaware limited partnership, as the ABL Term Loan Agent in such capacity, including any thereto the “ABL Term Loan Agent”);

The LENDERS party hereto;

WELLS FARGO BANK, NATIONAL ASSOCIATION and U.S. BANK NATIONAL ASSOCIATION, as Co-Syndication Agents; and

JPMORGAN CHASE BANK, N.A., as Documentation Agent.

WITNESSETH:

WHEREAS, the Borrower has entered into (x) that certain Credit Agreement, dated as of November 22, 2005 (the “Original Credit Agreement”), by, among others, (i) the Borrower, (ii) the “Lenders” as defined therein, and (iii) Bank of America, N.A. as “Administrative Agent” and “Collateral Agent”, and (y) that certain Amended and Restated Credit Agreement, dated as of April 4, 2011 (as amended and in effect, the “Existing Credit Agreement”), by, among others, (i) the Borrower, (ii) the “Lenders” as defined therein, and (iii) Bank of America, N.A. as “Administrative Agent” and “Collateral Agent”, which Existing Credit Agreement amended and restated the Original Credit Agreement in its entirety; and

WHEREAS, in accordance with Section 9.02 of the Existing Credit Agreement, the Borrower, the Lenders, and the Administrative Agent desire to amend and restate the Existing Credit Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual agreements set forth in this Agreement (as defined herein), and for good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby agree that the Existing Credit Agreement shall be amended and restated in its entirety to read as follows (it being agreed that this Agreement shall not be deemed to evidence or result in a novation or repayment and reborrowing of the Obligations under and as defined in either of the Original Credit Agreement or the Existing Credit Agreement):

ARTICLE I
Amount and Terms of Credit

SECTION 1.01Definitions.

As used in this Agreement, the following terms have the meanings specified below:

“ABL Priority Collateral” has the meaning provided for such term in the Intercreditor Agreement.

“ABL Term Borrowing Base” means, at any time of calculation, an amount equal to:

(a)the face amount of Eligible Credit Card Receivables multiplied by the Credit Card Advance Rate for the ABL Term Borrowing Base;

plus

(b)the Appraised Inventory Value of Eligible Inventory (but excluding Eligible In-Transit Inventory and Eligible Letter of Credit Inventory), net of Inventory Reserves, multiplied by the Cost of Eligible Inventory (but excluding Eligible In-Transit Inventory and Eligible Letter of Credit Inventory) multiplied by the Inventory Appraisal Percentage for the ABL Term Borrowing Base;

plus

(c)the Appraised Inventory Value of Eligible In-Transit Inventory and Eligible Letter of Credit Inventory, net of Inventory Reserves, multiplied by the Cost of Eligible, In-Transit Inventory and Eligible Letter of Credit Inventory multiplied by the Appraisal Percentage for the ABL Term Borrowing Base;

provided that, for every $1,000,000 in aggregate principal amount of the ABL Term Loans prepaid or repaid by the Borrower, each of the Inventory Appraisal Percentage with respect to the ABL Term Borrowing Base shall by reduced based on a rate of 2.5 basis points for every $1,000,000 (e.g. if the amount of such repayment or prepayment was $1,000,000, and the relevant advance rate, prior to such prepayment was 10%, such advance rate will be reduced to 9.975%). Such reduction shall be effective on the next succeeding date following the date of the relevant prepayment on which a Borrowing Base Certificate is required to be delivered under Section 5.01(d).

“ABL Term Credit Party” means the ABL Term Loan Agent and the ABL Term, Lenders and their respective successors and permitted assigns.

“ABL Term Default Rate” has the meaning provided in SECTION 2.12(b).

“ABL Term Lender” means, at any time, each Person that makes an ABL Term, Loan to the Borrower in the amount set forth opposite such Lender’s name on Schedule 1.1 hereto or as may be subsequently set forth in the Register from time to time.

“ABL Term Loan” means the ABL term loan made by each of the ABL Term Lenders to the Borrower on the First Amendment Effective Date. The aggregate principal amount of the ABL Term Loan on the First Amendment Effective Date is $35,000,000.

“ABL Term Loan Agent” has the meaning provided in the preamble to this Agreement.

“ABL Term Loan Event of Default” means (i) an Event of Default under SECTION 7.01 (a) or (b) with, respect to the ABL Term Loan or any other ABL Term Obligations, (ii) an Event of Default under SECTION 7.01(a) or (b) with respect to the Obligations (other than the ABL Term Obligations) as a result of failure of the Borrower to pay all such Obligations then due and owing due on the Maturity Date or the Termination Date or (iii) an Event of Default under SECTION 7.01(d) or (e) (as applicable), but only to the extent such Event of Default arises from the Loan Parties’ failure to comply with the provisions of SECTION 5.01(d) (in each instance of (iii), within three (3) Business Days of the date that the Borrowing Base Certificate is required to be delivered pursuant to SECTION 5.01(d)), or SECTION 6.10. Each determination of whether an ABL Term Loan Event of Default has occurred and is continuing shall be made without giving effect to any waiver or modification of any such provision effected pursuant to the terms hereof without the consent of the ABL Term Loan Agent.

“ABL Term Loan Fee Letter” means the Fee Letter dated December 14, 2018 by and among the Borrower, the ABL Term Loan Agent and the other parties thereto, as amended, amended and restated, supplemented or replaced, and in effect from time to time.

“ABL Term Loan Percentage” shall mean with respect to each ABL Term Lender that percentage of the ABL Term Loans of all the ABL Term Lenders hereunder held by such ABL Term Lender, in the amount set forth opposite such Lender’s name on Schedule 1.1 hereto or as may be subsequently set forth in the Register from time to time, as the same may be increased or reduced from time to time pursuant to this Agreement.

“ABL Term Loan Prepayment Premium” shall have the meaning given to such term in the ABL Term Loan Fee Letter.

“ABL Term Loan Rate” means, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th), determined on the first day of each calendar month, appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service as determined by the ABL Term Loan Agent) as the London interbank offered rate for deposits in Dollars for an interest period of three (3) months as of such date (but if more than one rate is specified on such page, the rate will be an arithmetic average of all such rates).

“ABL Term Loan Reserve” means an amount, at any time of calculation, equal to the excess of the then outstanding amount of the portion of the ABL Term Loan over the ABL Term Borrowing Base as, reflected in the most recent Borrowing Base Certificate furnished by the Borrower; provided, however, that if the ABL Term Loan Agent determine in good faith that there has been a mathematical error in calculating the ABL Term Loan Reserve, the ABL Term Loan Agent may notify the Administrative Agent (and shall notify the Borrower) thereof, setting forth the amount of the ABL Term Loan Reserve to be established as calculated by the ABL Loan Term

Agent and the basis for its determination, together with its detailed calculation. Within three (3) Business Days after receipt of such notice from the ABL Term Loan Agent the Administrative Agent shall establish an ABL Term Loan Reserve in the amount requested by the ABL Term Loan„ Agent (in the absence of manifest error). The Administrative Agent shall have no obligation to investigate the basis, for the ABL Term Loan Agent’s dispute or calculation, may conclusively rely on the notice furnished by the ABL Term Loan Agent with respect thereto, and shall have no liability to any Loan Party or Credit Party for following the instructions of the ABL Term Loan Agent. If any time the circumstances giving rise to any imposition of the ABL Term Loan Reserve have ceased to exist then immediately following receipt of a Borrowing Base Certificate in accordance with the terms hereof reflecting that no ABL Term Loan Reserve is then applicable, the Administrative Agent shall remove such ABL Term Loan Reserve without need for further instruction from the ABL Term Loan Agent; it being understood that the Administrative Agent shall be entitled to verify with the ABL Term Loan Agent that such circumstances have ceased to exist (and the ABL Term Loan Agent shall within one (1) Business Day) respond to any such request from the Administrative Agent.

“ABL Term Loan Standstill Period” means, with respect to an ABL Term Loan Event of Default, the period commencing on the date of the Administrative Agent’s and the Borrower’s receipt of written notice from the ABL Term Loan Agent that an ABL Term Event of Default has occurred and is continuing, and that the ABL Term Agent is requesting the Agents to commence the enforcement of remedies, and ending on the date which is sixty (60) days after receipt of such notice with respect to any ABL Term Loan Event of Default.

“ABL Term Notes” means the promissory notes of the Borrower substantially in the form of Exhibit D-2, each payable to an ABL Term Lender, evidencing ABL Term Loans made to the Borrower.

“ABL Term Obligations” mean (a) the due and punctual payment of (i) the principal of, and interest (including all interest that accrues after the commencement of any case or proceeding by or against any Loan Party under the Bankruptcy Code, the BIA, the WURA or the CCAA or any state, federal or provincial bankruptcy, insolvency, receivership, or similar law, whether or not allowed in such case or proceeding) on the ABL Term Loans, as and when due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including fees (including, without limitation, the ABL Term Loan Prepayment Premium, if applicable), costs, expense and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise, of the Loan Parties to the ABL Term Secured Parties under this Agreement and the other Loan Documents, including, without limitation, for all such items that accrue after the commencement of any case or proceeding by or against any Loan Party under the Bankruptcy Code, the BIA, the WURA or the CCAA or any state, federal or provincial bankruptcy, insolvency, receivership or similar law, whether or not allowed in such case, or proceeding, and (b) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each Loan Party under or pursuant to this Agreement and the other Loan Documents related to the ABL Term Loans.

“ABL Term Secured Party” means (a) each ABL Term Credit Party and (b) the successors and subject to any limitations contained in this Agreement assigns of each of the foregoing.

“ACH” means automated clearing house transfers.

“Accommodation Payment” has the meaning provided in SECTION 9.14.

“Account(s)” means “accounts” and “payment intangibles” as defined in the UCC, and the PPSA, as applicable, but limited to a right to payment of a monetary obligation, whether or not earned by performance, (i) for Inventory that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (ii) for services rendered or to be rendered in connection with the sale, lease, license, assignment or other disposition of Inventory, or (iii) arising out of the use of a credit or charge card or information contained on or for use with the card in connection with the sale, lease, license, assignment or other disposition of Inventory. The term “Account” does not include (i) rights to payment evidenced by chattel paper or an instrument, (ii) commercial tort claims, (iii) deposit accounts, (iv) investment property, (v) letter-of-credit rights or letters of credit, or (vi) rights to payment for money or funds advanced or sold, other than rights arising out of the use of a credit or charge card or information contained on or for use with the card.

“Acquisition” means, with respect to a specified Person, (a) an Investment in, or a purchase of, a fifty percent (50%) or greater interest in the Capital Stock of any other Person, (b) a purchase or acquisition of all or substantially all of the assets or any line or division of any other Person, or (c) any merger, amalgamation or consolidation of such Person with any other Person, in each case in any transaction or group of transactions which are part of a common plan.

“Additional Commitment Lender” shall have the meaning provided therefor in SECTION 2.02(b).

“Adjusted LIBO Rate” means, with respect to any LIBO Borrowing for any Interest Period, an interest rate per annum (rounded [~~upwards, if necessary,~~]up to the [~~next 1/16 of one percent~~]nearest 1/16th of 1% and in no event less than zero) equal to ([~~a~~])i the LIBO Rate for such Interest Period multiplied by ([~~b~~]ii) the Statutory Reserve Rate. The Adjusted LIBO Rate will be adjusted automatically as to all LIBO Borrowings then outstanding as of the effective date of any change in the Statutory Reserve Rate.

“Administrative Agent” has the meaning provided in the preamble to this Agreement.

“Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with the Person specified.

“Agents” means collectively, the Administrative Agent and the Collateral Agent.

“Aggregate Store Closing Percentage” means, as of any date of determination, a percentage calculated by dividing (i) the difference, if a positive number, between the aggregate number of the Borrower’s stores closed since the Effective Date and the number of stores opened by the Borrower since the Effective Date, by (ii) the number of the Borrower’s stores in operation as of the Effective Date.

“Agreement” means this Second Amended and Restated Credit Agreement, as modified, amended, amended and restated, supplemented or restated, and in effect from time to time.

“Agreement Value” means, for each Financial Hedge, on any date of determination, an amount determined by the applicable Person described below equal to:

(a)In the case of a Financial Hedge documented pursuant to an ISDA master agreement, the net amount, if any, that would be payable by any Loan Party to its counterparty to such Financial Hedge, as if (i) such Financial Hedge was being terminated early on such date of determination, (ii) such Loan Party was the sole “Affected Party” (as therein defined) and (iii) such Person providing such Financial Hedge was the sole party determining such payment amount (with such Person making such determination pursuant to the provisions of the form of ISDA master agreement);

(b)In the case of a Financial Hedge traded on an exchange, the mark-to-market value of such Financial Hedge, which will be the net unrealized loss on such Financial Hedge to the Loan Party which is party to such Financial Hedge, determined by the Administrative Agent based on the settlement price of such Financial Hedge on such date of determination; or

(c)In all other cases, the mark-to-market value of such Financial Hedge, which will be the unrealized loss on such Financial Hedge to the Loan Party that is party to such Financial Hedge determined by the Administrative Agent as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party exceeds (ii) the present value of the future cash flows to be received by such Loan Party, in each case pursuant to such Financial Hedge.

“Annual Store Closing Percentage” means, as of any date of determination for any Fiscal Year, a percentage calculated by dividing (i) the difference, if a positive number, between the number of the Borrower’s stores closed in such Fiscal Year and the number of stores opened by the Borrower in such Fiscal Year, by (ii) the number of the Borrower’s stores in operation as of the beginning of such Fiscal Year.

“Applicable Law” means as to any Person: (a) all laws, statutes, rules, regulations, orders, codes, ordinances or other requirements having the force of law; and (b) all court orders, decrees, judgments, injunctions, notices, binding agreements and/or rulings, in each case of or by any Governmental Authority which has jurisdiction over such Person, or any property of such Person.

“Applicable Lenders” means the Required Lenders or all Lenders, as applicable

“Applicable Margin” means:

(a)From and after the First Amendment Effective Date until the [~~date that is three months~~]first Adjustment Date following the First Amendment Effective Date[ ~~(as though such date were an “Adjustment Date”, as defined below)~~], the percentages set forth in Level [~~I~~]II of the Pricing Grid below; and

(b)On[ ~~the date that is three months following the Effective Date, and thereafter on~~] the first day of each January, April, July and October of each year (each, an “Adjustment Date”), the Applicable Margin shall be determined from such Pricing Grid based upon Average Daily Availability for the most recently ended three month period immediately preceding such Adjustment Date; provided that upon the occurrence of an Event of Default, the Administrative Agent may, and at the direction of the Required Revolving Lenders shall, immediately increase the Applicable Margin to that set forth in Level I (even if the Average Daily Availability requirements for Level II have been met, without limiting the right of the Administrative Agent or the Required Revolving Lenders to charge interest at the Default Rate as provided in SECTION 2.12(a)); provided further if the Borrowing Base Certificates are at any time restated or otherwise revised (including as a result of an audit) or if the information set forth in any Borrowing Base Certificates otherwise proves to be false or incorrect such that the Applicable Margin would have been higher than was otherwise in effect during any period, without constituting a waiver of any Default or Event of Default arising as a result thereof, interest due under this Agreement shall be immediately recalculated at such higher rate for any applicable periods and shall be due and payable on demand.

Level	Average Daily Availability	LIBO Applicable Margin for Revolving Credit Loans	Prime Rate Applicable Margin for Revolving Credit Loans	LIBO Applicable Margin for FILO Loan	Prime Rate Applicable Margin for FILO Loan
I	Less than or equal to 50% of the line Cap	1.50%	0.50%	3.00%	0.50%
II	Greater than or equal to 50% of the line Cap	1.25%	0.25%	3.00%	0.25%

“Appraised Inventory Value” means the net appraised liquidation value (which is expressed as a percentage of Cost) of the Borrower’s Eligible Inventory as set forth in the Borrower’s inventory stock ledger as determined from time to time by an independent appraiser reasonably satisfactory to the Administrative Agent.

“Appraisal Percentage” means (i) with respect to the Borrowing Base, ninety percent (90%), (ii) with respect to the FILO Borrowing Base five percent 5% and (iii) with respect to the ABL Term Borrowing Base, ten percent (10%).

“Arrangers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Bank, National Association.

“Arranger” means either one of the foregoing.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by SECTION 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Availability” means[ ~~the lesser of (a) or (b), where:~~ ][~~(a) is~~], as of any date of determination thereof, the result, if a positive number, of:

([~~i)~~	~~The Revolving Credit Ceiling,~~]a)the Line Cap as of such date:

Minus

[~~(ii)~~	~~The Total Outstandings;~~]
(b)	[~~is the result of:~~]the aggregate amount of all outstanding Credit Extensions.
[~~(i)~~	~~The Borrowing Base,~~]

[~~Minus~~]

[~~(ii)~~	~~The Total Outstandings.~~]

In calculating Availability at any time and for any purpose under this Agreement, the Borrower shall certify to the Administrative Agent that no accounts payable are being intentionally paid after their due date other than any such accounts payable (x) the validity or amount of which are being contested in good faith by appropriate proceedings, and (y) for which the Borrower has set aside on its books adequate reserves with respect thereto in accordance with GAAP.

“Availability Reserves” means, without duplication of any other Reserves or items that are otherwise addressed or excluded through eligibility criteria, such reserves as the Administrative Agent, from time to time determines in its reasonable commercial discretion exercised in good faith as being appropriate (a) to reflect the impediments to the Agents’ ability to realize upon the ABL Priority Collateral, (b) to reflect costs, expenses and other amounts that the Agents may incur or be required to pay to realize upon the ABL Priority Collateral, including, without limitation, on account of rent, Permitted Encumbrances, and customs and duties, and other costs to release Inventory which is being imported into the United States or Canada, (c) to reflect criteria, events, conditions, contingencies or risks which adversely affect any component of the Borrowing Base, the FILO Borrowing Base or the ABL Term Borrowing Base, (d) to reflect that an Event of Default then exists and (e) on account of Cash Management Services and Bank Products (including, as directed by the ABL Term Loan Agent in accordance with SECTION 8.18). Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based on: (a) outstanding taxes and other governmental charges, including, without limitation, ad valorem, personal property, sales, goods and services, harmonized, and other taxes which might have priority over the interests of the Collateral Agent in the ABL Priority Collateral; (b) amounts deducted or withheld, or may be subject to withholding, and not paid and remitted when due under the Income Tax Act (Canada); (c) Wage Earner Protection Act Reserve; (d) salaries, wages and benefits due to employees of any Loan Party, including, without limitation, reserves for amounts due and not paid for vacation pay, for amounts due and not paid under any legislation relating to workers’ compensation or employment insurance, and for all amounts past due and not contributed, remitted or paid to any Plan, or any similar legislation, (e) Customer Credit Liabilities, (f) warehousemen’s or bailees’ charges which might have priority over the interests of the Collateral Agent in the ABL Priority Collateral, (g) amounts due to vendors on account of consigned goods, (h) reserves for reasonably anticipated changes in the Appraised Inventory Value between appraisals and (i) the Debt Maturity Reserve.

“Average Daily Availability” shall mean, for any date of calculation, the average daily Availability, determined as of the close of business each day, for the subject period.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank of America” means, Bank of America, N.A., a national banking association, and its Subsidiaries and Affiliates.

“Bank of America Concentration Account” means a DDA established by the Borrower with Bank of America and with respect to which the Collateral Agent has control (as defined in the UCC) pursuant to a Blocked Account Agreement.

“Bank Products” means any services (other than Cash Management Services) or facilities provided to any Loan Party by any Person to the extent such Person was the Administrative Agent, a Revolving Lender or an Affiliate of the Administrative Agent or a Revolving Lender at the time such services or facilities were so provided, such services or facilities including, without limitation, on account of (a) credit or debit cards, (b) Financial Hedges, (c) purchase cards, and (d) supply chain finance services (including, without limitation, trade payable services, e-payables services and supplier accounts receivable purchases).

“Banker’s Acceptance” means a time draft or bill of exchange (in each case, payable not more than ninety (90) days duration from acceptance) relating to a Commercial Letter of Credit which has been accepted by an Issuing Bank.

“Bankruptcy Code” means Title 11, U.S.C., as now or hereafter in effect, or any successor thereto.

“BIA” means The Bankruptcy and Insolvency Act (Canada), and any regulations promulgated thereunder, if any, as amended from time to time.

“Blocked Account” has the meaning provided in SECTION 2.18(a)(ii).

“Blocked Account Agreement” means with respect to an account established by a Loan Party, an agreement, in form and substance reasonably satisfactory to the Collateral Agent, establishing control (as defined in the UCC) of such account by the Collateral Agent and whereby the bank maintaining such account agrees, upon the occurrence and during the continuance of a Cash Dominion Event and to the extent that any Obligations (other than any contingent indemnification Obligations for which no claim has then been asserted) are then outstanding, to comply only with the instructions originated by the Collateral Agent without the further consent of any Loan Party.

“Blocked Account Banks” means the banks with whom deposit accounts are maintained in which material amounts (as reasonably determined by the Administrative Agent) of funds of any of the Loan Parties from one or more DDAs are concentrated (including, without limitation, Wells Fargo Bank, National Association, or any other Lender), and with whom a Blocked Account Agreement has been, or is required to be, executed in accordance with the terms hereof.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means Pier 1 Imports (U.S.), Inc.

“Borrowing” means (a) ~~the incurrence of Revolving Credit Loans of a single Type, on a single date and having, in the case of LIBO Loans, a single Interest Period, or (b) a Swingline Loan.~~ a Revolving Borrowing, (b) the borrowing of the FILO Loan on the First Amendment Effective Date, or (b) the borrowing of the ABL Term Loan on the First Amendment Effective Date.

“Borrowing Base” means, at any time of calculation, an amount equal to:

(a)the face amount of Eligible Credit Card Receivables multiplied by the Credit Card Advance Rate for the Borrowing Base;

plus

(b)the Appraised Inventory Value of Eligible Inventory (but excluding Eligible In-Transit Inventory and Eligible Letter of Credit Inventory), net of Inventory Reserves, multiplied by the Cost of Eligible Inventory (but excluding Eligible In-Transit Inventory and Eligible Letter of Credit Inventory) multiplied by the Inventory Appraisal Percentage for the Borrowing Base;

plus

(c)the Appraised Inventory Value of Eligible In-Transit Inventory and Eligible Letter of Credit Inventory, net of Inventory Reserves, multiplied by the Cost of Eligible In-Transit Inventory and Eligible Letter of Credit Inventory multiplied by the Appraisal Percentage for the Borrowing Base;

minus

(d)the Term Loan Maturity Reserve,

minus

(e)the FILO Reserve, any minus

minus

(f)the ABL Term Loan Reserve, if any,

minus

(g)the then amount of all Availability Reserves.

“Borrowing Base Certificate” has the meaning provided in SECTION 5.01(d).

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with SECTION 2.04.

“Breakage Costs” has the meaning provided in SECTION 2.16(b).

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts or Charlotte, North Carolina are authorized or required by law to remain closed; provided, however, that when used in connection with a LIBO Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Expenditures” means, with respect to any Person for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Loan Parties that are (or would be) set forth in a Consolidated statement of cash flows of the Loan Parties for such period prepared in accordance with GAAP and (b) any assets acquired by a Capital Lease Obligation during such period; provided that the term “Capital Expenditures” shall not include the following (to the extent that the following would otherwise be included and without duplication): (i) the purchase price for Permitted Acquisitions, (ii) any such expenditures to the extent any Loan Party or any of its Subsidiaries has received reimbursement in cash from a third party during such period other than from any other Loan Party or any Subsidiary of a Loan Party, in an amount not exceeding such reimbursement to the extent not required to be repaid, directly or indirectly, to such third party, (iii) the purchase price of equipment or Real Estate used in the business of the Loan Parties and their Subsidiaries in the ordinary course and purchased during such period to the extent the consideration therefor consists of any combination of (A) used or surplus equipment used in the business in the ordinary course and traded in at the time of such purchase, and (B) the proceeds of a concurrent sale of used or surplus equipment used in the business in the ordinary course, in each case, traded or sold in the ordinary course of business, (iv) capitalized interest of the Loan Parties and their Subsidiaries, (v) any expenditure financed with the proceeds of Indebtedness specifically designated for such purpose and which are so utilized within ninety (90) days after the receipt of such proceeds, (vi) any expenditure financed with the proceeds of Capital Stock specifically designated for such purpose and which are so utilized within one hundred eighty (180) days after the receipt of such proceeds, (vii) any expenditure to repair or replace any property which is financed with the proceeds from any casualty insurance or condemnation or eminent domain, to the extent that the proceeds therefrom are so utilized within one hundred eighty (180) days of the receipt of such proceeds, and (viii) any Capital Expenditures to the extent financed as Capital Lease Obligations.

“Capital Lease Obligations” means, with respect to any Person for any period, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; provided that the adoption or issuance of any accounting standards after the Effective Date will not cause any lease (or any extensions or renewals of the same) that was not or would not have been classified or accounted for as a capital lease on a balance sheet of such Person prior to the adoption or issuance to be deemed a capital lease.

“Capital Stock” means, as to any Person that is a corporation, the authorized shares of such Person’s capital stock, including all classes of common, preferred, voting and nonvoting capital stock, and, as to any Person that is not a corporation or an individual, the membership or other ownership interests in such Person, including, without limitation, the right to share in profits and losses, the right to receive distributions of cash and other property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise control over such Person, collectively with, in any such case, all warrants, options and other rights to purchase or otherwise acquire, and all other instruments convertible into or exchangeable for, any of the foregoing; provided that in no event shall any Indebtedness (or instrument representing any Indebtedness) that is convertible into or exchangeable for any of the foregoing constitute “Capital Stock” (unless and until so converted or exchanged) or otherwise be considered a right to acquire “Capital Stock” for any purpose of this Agreement.

“Cash Collateral Account” means an interest bearing account established by the Loan Parties with the Collateral Agent, for its own benefit and the ratable benefit of the other Credit Parties, under the sole and exclusive dominion and control of the Collateral Agent, in the name of the Collateral Agent or as the Collateral Agent shall otherwise direct, in which deposits are required to be made in accordance with SECTION 2.13(k).

“Cash Dominion Event” means either (i) the occurrence and continuance of any Specified Default, or (ii) Availability is less than the greater of (A) twelve and one-half percent (12.5%) of the Line Cap (without giving effect to the Specified Reserves), or (B) $[~~25,000,000.~~]30,000,000. For purposes of this Agreement, the occurrence of a Cash Dominion Event shall be deemed continuing, notwithstanding whether the circumstance which gave rise to such event is no longer continuing (a) so long as such Specified Default has not been waived, and/or (b) if the Cash Dominion Event arises as a result of the Borrower’s Availability being less than the required amount set forth in clause (ii) above, until Availability has exceeded the greater of (A) twelve and one-half percent (12.5%) of the Line Cap (without giving effect to the Specified Reserves), or (B) $[~~25,000,000,~~]30,000,000, for forty-five (45) consecutive days, in which case a Cash Dominion Event shall no longer be deemed to be continuing for purposes of this Agreement, provided, that a Cash Dominion Event may not be so cured (even if a Specified Default is no longer continuing and/or Availability exceeds the required amount for forty-five (45) consecutive days) on more than three (3) occasions in any period of 365 consecutive days. The termination of a Cash Dominion Event as provided herein shall in no way limit, waive or delay the occurrence of a subsequent Cash Dominion Event in the event that the conditions set forth in this definition again arise.

“Cash Management Services” means [~~(i) any~~]the following cash management services provided to any Loan Party by any Person to the extent such Person was the Administrative Agent, a Revolving Lender or an Affiliate of the Administrative Agent or a Revolving Lender at the time such services were so provided, such cash management services including, without limitation, (a) ACH transactions, (b) treasury and/or cash management services, including, without limitation, controlled disbursement services, treasury, depository, overdraft, and electronic funds transfer services, and (c) credit card processing services and other merchant services (other than those constituting a line of credit).

“Cash Receipts” has the meaning provided therefor in SECTION 2.18(b).

“CCAA” means The Companies’ Creditors Arrangement Act (Canada), and any regulations promulgated thereunder, if any, as amended from time to time.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.

“Change in Control” means, at any time:

(a)any “change in/of control” or similar event as defined in any document governing Material Indebtedness of any Loan Party the occurrence of which would permit the holder of such Material Indebtedness or any trustee or agent on its behalf to cause such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance of such Indebtedness, prior to its scheduled maturity; or

(b)[reserved]; or

(c)any person or “group” (within the meaning of the Securities and Exchange Act of 1934, as amended), is or becomes the beneficial owner (within the meaning of Rule 13d-3 or 13d-5 of the Securities and Exchange Act of 1934, as amended) directly or indirectly of thirty-five percent (35%) or more (on a fully diluted basis) of the total then outstanding voting Capital Stock of the Parent, whether as a result of the issuance of securities of the Parent, a merger, amalgamation, consolidation, liquidation or dissolution of the Parent, a direct or indirect transfers of securities or otherwise; or

(d)other than as a result of a transaction expressly permitted pursuant to SECTION 6.04 or SECTION 6.05, the Parent fails at any time to own, directly or indirectly, one hundred percent (100%) of the Capital Stock of each Loan Party free and clear of all Liens (other than (i) the Liens in favor of the Collateral Agent for its own benefit and the ratable benefit of the other Credit Parties, and (ii) Liens securing the Loan Parties’ obligations under the Term Loan Documents and Liens permitted under clause (z) of the definition of “Permitted Encumbrances”, in each case subject to the Intercreditor Agreement and any other intercreditor agreements with respect thereto).

“Change in Law” means (a) the adoption or taking effect of any law, rule, regulation or treaty after the Effective Date, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority after the Effective Date, or (c) compliance by any Credit Party (or, for purposes of SECTION 2.14, by any lending office of such Credit Party or by such Credit Party’s holding company, if any) with any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” has the meaning provided therefor in SECTION 9.13.

“Charter Document” means as to any Person, its partnership agreement, certificate or articles of incorporation, or amalgamation or amendment, operating agreement, membership agreement or similar constitutive document or agreement or its by-laws.

“Documentation Agent” has the meaning provided in the preamble to this Agreement

“Co-Syndication Agents” has the meaning provided in the preamble to this Agreement.

“Code” means the Internal Revenue Code of 1986 and the Treasury regulations promulgated thereunder, as amended from time to time.

“Collateral” means any and all “Collateral” or words of similar intent as defined in any applicable Security Document.

“Collateral Access Agreement” means an agreement reasonably satisfactory in form and substance to the Agents and executed by (a) a bailee or other Person in possession of ABL Priority Collateral, and (b) any landlord of Real Estate leased by any Loan Party, pursuant to which such Person (i) acknowledges the Collateral Agent’s Lien on the ABL Priority Collateral, (ii) releases or subordinates such Person’s Liens in the ABL Priority Collateral held by such Person or located on such Real Estate, (iii) provides the Collateral Agent with access to the ABL Priority Collateral held by such bailee or other Person or located in or on such Real Estate, (iv) as to any landlord, provides the Collateral Agent with a reasonable time to sell and dispose of the ABL Priority Collateral from such Real Estate, and (v) makes such other agreements with the Agents as the Agents may reasonably require.

“Collateral Agent” has the meaning provided in the preamble to this Agreement.

“Commercial Letter of Credit” means any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by the Borrower in the ordinary course of business of the Borrower.

[~~“Committed Increase” has the meaning specified in SECTION 2.02(a).~~]

[~~“Committed Increase Commitment” means, with respect to each Commitment Increase Lender, the-aggregate-commitment of such Commitment Increase Lender hereunder in the amount set forth opposite its name on Schedule 1.1 hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to this Agreement.~~]

[~~“Commitment Increase Lender” means the Persons identified on Schedule 1.1 hereto which hold Committed Insurance Commitments and each assignee that becomes a party to this Agreement as set forth in SECTION 9.04(b).~~]

“Commitment” means, with respect to each Lender, the aggregate commitment(s) of such Lender hereunder in the amount set forth opposite its name on Schedule 1.1 hereto or as may subsequently be set forth in the Register from time to time, as the same may be increased or reduced from time to time pursuant to this Agreement[ ~~and shall include, as applicable, any Committed Increase Commitment of such Lender~~].

“Commitment Increase” shall have the meaning provided therefor in SECTION 2.02(b).

“Commitment Increase Date” shall have the meaning provided therefor in SECTION 2.02(c).

[~~“Commitment Percentage” means, with respect to each Lender, that percentage of the Schedule 1.1 hereto or as may subsequently be set forth in the Register from time to time, as the same may be increased or reduced from time to time pursuant to this Agreement.~~]

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.)

“Compliance Certificate” has the meaning provided in SECTION 5.01(c).

“Confirmation Agreement” means that certain Confirmation, Ratification and Amendment of Ancillary Loan Documents among the Loan Parties and the Agents, dated as of the Effective Date.

“Conforming DIP” has the meaning provided in SECTION 7.05(a)(i).

“Consolidated” means, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person.

“Consolidated EBITDA” means, with respect to any Person for a twelve (12) Fiscal Month period, the sum (without duplication) of:

(a)Consolidated Net Income for such period; plus

(b)the sum (without duplication) of:

(i)depreciation and amortization for such period; plus

(ii)provisions for Taxes that were deducted in determining Consolidated Net Income for such period; plus

(iii)Consolidated Interest Expense that was deducted in determining Consolidated Net Income for such period; plus

(iv)any other non-cash charges, including any write offs or write downs, reducing Consolidated Net Income for such period (provided that any such non-cash charges shall be treated as cash charges in any future period in which the cash disbursement attributable thereto are made and such cash disbursement in such future period shall be subtracted from Consolidated EBITDA in such future period, and excluding amortization of a prepaid cash item that was paid in a prior period to the extent such cash item was deducted in calculating Consolidated EBITDA in period when paid); plus

(v)impairment of goodwill for such period; plus

(vi)non-cash compensation expense, or other non-cash expenses or charges, arising from the granting of stock options, stock awards or similar arrangements (including profits interests), the granting of stock appreciation rights and similar arrangements (including any repricing, amendment, modification, substitution or change of any such stock option, stock appreciation rights, profits interests or similar arrangements), in each case for such period; plus

(vii)cash fees and expenses in connection with the transactions contemplated to occur on the Effective Date incurred on or prior to the date that is three (3) months following the Effective Date, in each case for such period; plus

(viii)any financial advisory fees, accounting fees, legal fees and other similar advisory and consulting fees and related out-of-pocket expenses of such Person and its Subsidiaries related to any offering of Capital Stock, Investment or acquisition permitted under this Agreement for such period; provided that in the case of any such offering of Capital Stock, such fees and related out-of-pocket expenses are paid with proceeds of any such offering of Capital Stock; provided further that the amounts described in this clause (viii) shall not exceed $10,000,000 in the aggregate if such offering is not successful or such Investment or acquisition is not consummated, as applicable; plus

(ix)the amount of any expenses with respect to liability or casualty events, business interruption or product recalls, to the extent covered by insurance proceeds actually received in cash during such period (it being understood that if the amount received in cash under any such agreement in any period exceeds the amount of expense paid during such period such excess amounts received may be carried forward and applied against expenses in future periods); minus

(c)extraordinary gains for such period.

Mark-to-market non-cash gains or losses in respect of obligations under the Financial Hedges as determined in accordance with GAAP shall be disregarded for the purpose of calculating Consolidated EBITDA.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person for a twelve (12) Fiscal Month period, the ratio of (a) (i) Consolidated EBITDA for such period, plus (ii) Consolidated Rent Expense during such period, minus (iii) Capital Expenditures made during such period, minus (iv) cash Taxes that were deducted in determining Consolidated Net Income or other Taxes of the same type that were otherwise paid during such period (but in no event less than zero), to (b) (i) Debt Service Charges during such period, plus (ii) Restricted Payments made during such period, all as determined on a Consolidated basis.

“Consolidated Interest Expense” means, with respect to any Person for a twelve (12) Fiscal Month period, total interest expense (including that attributable to Capital Lease Obligations in accordance with GAAP) of such Person on a Consolidated basis with respect to all outstanding Indebtedness of such Person, including, without limitation, the Obligations and all commissions, discounts and other fees and charges owed with respect thereto, all as determined on a Consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for a twelve (12) Fiscal Month period, the net income (or loss) of such Person on a Consolidated basis for such period taken as a single accounting period determined in accordance with GAAP; provided, however, that there shall be excluded (i) the income (or loss) of such Person (other than any Loan Party) in which any other Person has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such Person during such period, (ii) the income (or loss) of such Person accrued prior to the date it becomes a Subsidiary of a Person or any of such Person’s Subsidiaries or is merged into or consolidated with a Person or any of its Subsidiaries or that Person’s assets are acquired by such Person or any of its Subsidiaries, and (iii) the income of any direct or indirect Subsidiary of a Person (other than any Loan Party) to the extent that and for the portion of the period during which the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its Charter Documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

“Consolidated Rent Expense” means, with respect to any Person for a twelve (12) Fiscal Month period, all obligations of such Person in respect of base, percentage and other rent expensed during such period under any rental agreements that cannot be cancelled upon thirty (30) days or less notice or leases of real property with third parties (other than Capital Lease Obligations), all as determined on a Consolidated basis in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Cost” means the cost of purchases, as reported on the Borrower’s stock ledger based upon the Borrower’s accounting practices, in effect on the Effective Date.

“Covenant Conditions” means with respect to a Restricted Payment, a Permitted Acquisition, a prepayment of Indebtedness or an Investment as to which such term applies, that (i) no Default or Event of Default has occurred or shall occur after giving effect to such specified event, and (ii) such specified event is funded from cash on hand and not from proceeds of any Credit Extensions.

“Credit Card Advance Rate” means (i) with respect to the Borrowing Base, ninety percent (90%), (ii) with respect to the FILO Borrowing Base, five percent (5%) and, (iii) with respect to the ABL Term Borrowing Base, ten percent (10%).

“Credit Card Notification” has the meaning provided in SECTION 2.18(a)(i).

“Credit Extensions” means each of the following: (a) a [~~Borrowing and (b) an L/C~~]Revolving Credit Extension, (b) the Borrowing of the FILO Loan on the First Amendment Effective Date, and (c) the Borrowing of the ABL Term Loan on the First Amendment Effective Date.

“Credit Party” means (a) the Lenders, (b) the Agents, the ABL Term Loan Agent, and their Affiliates, (c) the Issuing Banks, (d) the Arrangers, (e) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, (f) the Persons providing Cash Management Services or Bank Products to any Loan Party, (g) the Persons to whom Obligations are owing, and (h) the successors and permitted assigns of each of the foregoing.

“Credit Party Expenses” means, without limitation, to the extent incurred in connection with this Agreement and the other Loan Documents: (i) all reasonable and documented out-of-pocket expenses incurred by the Agents and their Affiliates, including the reasonable and documented fees and out-of-pocket charges and disbursements of counsel for the Agents and outside consultants for the Agents (including, without limitation, inventory appraisers and commercial finance examiners but limited, in the case of legal fees, to the reasonable and documented fees, disbursements and other charges of one domestic counsel and one Canadian counsel to the Agents and their Affiliates, and of other local counsel in each relevant jurisdiction retained by the Agents or their Affiliates (to the extent such retention is deemed necessary by the Agents or their Affiliates)), in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not any such amendments, modification or waivers shall be consummated), [(ii) all reasonable out-of-pocket expenses incurred by the ABL Term Loan Agent but limited in the case of legal expenses, and fees, to the reasonable and documented fees and out-of-pocket charges and disbursements of one domestic counsel and one Canadian counsel to the ABL Term Loan Agent and its Affiliates and of other local counsel in each relevant jurisdiction retained by the ABL Term Loan Agent and its Affiliates (to the extent such retention is deemed necessary by the ABL Term Loan Agent and its Affiliates), in connection with the preparation and negotiation, execution and delivery of the First Amendment and the other Loan Documents or any amendments, modifications or waivers requested by a Loan Party of the provisions hereof or thereof (whether or not any such amendments, modifications or waivers shall by consummated), (iii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Banks in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder[ ~~and~~]. ([~~iii~~]iv) all reasonable and documented out‑of-pocket expenses incurred by each of the Agents, including the reasonable and documented fees and out-of-pocket charges and disbursements of counsel and outside consultants for each of the Agents (including, without limitation, inventory and commercial finance examiners but limited, in the case of legal fees, to the reasonable and documented fees, disbursements and other charges of one domestic counsel and one Canadian counsel to the Agents and their Affiliates, and of other local counsel in each relevant jurisdiction retained by the Agents or their Affiliates (to the extent such retention is deemed necessary by the Agents or their Affiliates), in connection with the enforcement or protection of their rights in connection with the Loan Documents, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and ([~~iv~~]v) all reasonable and documented out-of-pocket expenses incurred by any Lender, other than the ABL Term Lenders, including the reasonable and documented fees and out-of-pocket charges and disbursements of counsel and outside consultants for the Lenders in connection with the enforcement or protection of their rights in connection with the Obligations and the Loan Documents after the occurrence and during the continuance of an Event of Default, including all such out-of-pocket expenses incurred during any workout, restructuring or related negotiations in respect of such Obligations[~~; provided that~~] and one counsel for the ABL Term Lenders in connection with the enforcement and protection of their rights in connection with the Loan Documents, including all such out-of-pocket expenses incurred during any workout, restructuring or related negotiation in respect of any ABL Term Loan; provided that (1) the Lenders (other than the ABL Term Lenders) who are not the Agents shall be entitled to reimbursement for no more than one counsel representing all such Lenders (absent a conflict of interest in which case the Lenders may engage and be reimbursed for one additional counsel to the affected Lenders similarly situated, taken as a whole), and (2) the ABL Term Credit Parties shall by entitled to reimbursement for no more than one domestic counsel and one Canadian counsel, and of other local counsel in each relevant jurisdiction retained by the ABL Term Loan Agent representing all of the ABL Term Credit Parties (absent a conflict of interest in which case the ABL Term Credit Parties may engage and by reimbursed for additional counsel in each relevant jurisdiction to the affected ABL Term Credit Parties similarly situated, taken as a whole); provided that Credit Party Expenses shall not include the allocation of any overhead expenses of any Credit Party.

“Customer Credit Liabilities” means at any time, the aggregate remaining balance at such time of (a) outstanding gift certificates and gift cards for use at the Borrower entitling the holder thereof to use all or a portion of the certificate or gift card to pay all or a portion of the purchase price for any Inventory, and (b) outstanding merchandise credits and customer deposits of the Borrower.

“Customs Broker Agreement” means an agreement in substantially the form attached as Exhibit B annexed hereto, among the Borrower, a customs broker, freight forwarder, consolidator or other carrier, and the Collateral Agent, in which the customs broker, freight forwarder, consolidator or other carrier acknowledges that it has control over and holds the documents evidencing ownership of the subject Inventory for the benefit of the Collateral Agent and agrees, upon notice from the Collateral Agent, to hold and dispose of the subject Inventory and other property solely as directed by the Collateral Agent.

“DDAs” means any checking or other demand deposit account maintained by the Loan Parties.

“Debt Maturity Reserve” means during any Debt Reserve Period, an amount equal to the then outstanding principal balance of any Indebtedness of the type described in clause (t) of the definition of “Permitted Indebtedness” outstanding on the date which is ninety (90) days prior to the maturity date of such Indebtedness, which Debt Maturity Reserve shall remain in place (but shall be reduced to give effect to any payments of Indebtedness made during such Debt Reserve Period to the extent such payments are permitted hereunder) until the earlier of the repayment of such Indebtedness (including as a result of refinancing of such Indebtedness so long as the term of such refinancing Indebtedness (any such refinancing Indebtedness, the “Refinancing Debt”) is at least one hundred eighty (180) days) or the extension of the maturity date of such Indebtedness to a date which is at least one hundred eighty (180) days after the then maturity date of such Indebtedness.

“Debt Reserve Period” means the period beginning on the 90th day prior to the maturity date of any Indebtedness of the type described in clause (t) of the definition of “Permitted Indebtedness” and in each case ending on the date of the repayment in full of such Indebtedness. If and to the extent that such Indebtedness is repaid by virtue of any Refinancing Debt, a subsequent Debt Maturity Reserve shall be imposed in an amount equal to the outstanding principal balance of such Refinancing Debt from and after the date that is ninety (90) days prior to the maturity date of such Refinancing Debt.

“Debt Service Charges” means for any period, the sum of (i) Consolidated Interest Expense paid or required to be paid in cash for such period, plus (ii) Consolidated Rent Expense for such period, plus (iii) scheduled and mandatory principal payments made or required to be made on account of Indebtedness (excluding (a) inter-company Indebtedness, (b) any payments made to a holder of a Lien on any asset that is sold or that is the subject of any condemnation, casualty or eminent domain proceeding, in each case to the extent the proceeds therefrom are used to pay the Indebtedness so secured, and (c) Loan payments to the extent such payments were not made in connection with a permanent reduction of the [~~Total]~~Revolving Commitments) (including, without limitation, on account of Capitalized Lease Obligations) for such period, in each case determined in accordance with GAAP.

“Deeds of Hypothec” means, collectively, (i) the Deed of Movable Hypothec (governed by Quebec law), dated as of April 4, 2011, and (ii) the Deed of Hypothec and Issue of Bonds (governed by Quebec law) dated as of May 28, 2014, in each case entered into among each Loan Party (with Collateral located in Quebec) and the Collateral Agent for the benefit of the Credit Parties thereunder.

“Default” means any event or condition described in SECTION 7.01 that constitutes an Event of Default or that upon notice, lapse of any cure period set forth in SECTION 7.01 or both would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning provided in SECTION 2.12.

“Defaulting Lender” means, subject to SECTION 2.26(b), any Revolving Lender that (a) has defaulted in its monetary obligations under this Agreement, including any failure to (i) fund all or any portion of its Revolving Credit Loans within one Business Day of the date such Revolving Credit Loans were required to be funded hereunder, or (ii) pay to any Agent, any Issuing Bank, the Swingline Lender or any other Revolving Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Borrower, any Agent, any Issuing Bank or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect or with respect to agreements under which such Revolving Lender commits to extend credit generally, (c) has failed, within two Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Revolving Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under the Bankruptcy Code, the BIA, the WURA or the CCAA or any state, federal or provincial bankruptcy, insolvency, receivership or similar law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or, in each case under clauses (d)(i) and (d)(ii) above, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment, or (iii) become the subject of a Bail-in Action; provided that a Revolving Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in that Revolving Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Revolving Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Revolving Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Revolving Lender. Any determination by any Agent that a Revolving Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Revolving Lender shall be deemed to be a Defaulting Lender (subject to SECTION 2.26(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the Issuing Banks, the Swingline Lender and each other Revolving Lender promptly following such determination.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“DIP Financing” shall mean, in connection with a proceeding under the Bankruptcy Code, the BIA, the WURA, the CCAA or any state, federal or provincial bankruptcy, insolvency, receivership or similar law, with respect to a Loan Party, the consensual use of Party (including, in either event, all of the terms and conditions established and/or approved in connection with the consensual use of cash collateral, financing or financial accommodations) by one or more, Credit Parties, permitted under and subject to Applicable Law, and pursuant to an order of a court of competent jurisdiction.

“Disbursement Accounts” shall have the meaning set forth in SECTION 2.18(f).

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in the Information Certificate and in the litigation report as provided to the Administrative Agent prior to the Effective Date.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary of any of the Loan Parties organized under the laws of the United States of America or any state thereof.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date upon which all the conditions precedent in SECTION 4.01 are satisfied or waived in accordance with the provisions hereof.

“Eligible Assignee” means a bank, insurance company, or company engaged in the business of making commercial loans having, solely, in the case of an assignment of Revolving Commitments, a combined capital and surplus in excess of $300,000,000, or any Credit Party or Affiliate of any Credit Party, or a Related Fund of any Credit Party, or any Person to whom a Credit Party assigns its rights and obligations under this Agreement as part of an assignment and transfer of such Credit Party’s rights in and to a material portion of such Credit Party’s portfolio of asset based credit facilities; provided, however, that, for the avoidance of doubt, an “Eligible Assignee” shall not include the Borrower, any of the Borrower’s Subsidiaries, any Defaulting Lender, or any natural Person (or any holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person). For the purposes of this Agreement, “Related Fund” shall mean, with respect to any Credit Party which is a fund that invests in loans, any other such fund managed by the same investment advisor as such Credit Party or by an Affiliate of such Credit Party or such advisor.

“Eligible Credit Card Receivables” means, as of any date of determination, Accounts due to the Borrower from major credit card processors, including, VISA, Mastercard, American Express, Diners Club, Discover and private label credit card processors or purchasers, in each case acceptable to the Administrative Agent, in its reasonable discretion, as arise in the ordinary course of business, which have been earned by performance. None of the following shall be deemed to be Eligible Credit Card Receivables:

(a)Accounts due from major credit card processors that have been outstanding for more than five (5) Business Days from the date of transmission, or for such longer period(s) as may be approved by the Agents;

(b)Accounts due from major credit card processors with respect to which the Borrower does not have good, valid and marketable title thereto, free and clear of any Lien (other than (i) Liens granted to the Collateral Agent for its own benefit and the ratable benefit of the other Credit Parties pursuant to the Security Documents, and (ii) Permitted Encumbrances);

(c)Accounts due from major credit card processors that are not subject to a perfected first priority security interest or hypothec in favor of the Collateral Agent, for its own benefit and the ratable benefit of the other Credit Parties;

(d)Accounts due from major credit card processors which are disputed or with respect to which a claim, counterclaim, offset or chargeback has been asserted by the related credit card processor (but only to the extent of such dispute, counterclaim, offset or chargeback) (it being the intent that chargebacks in the ordinary course by the credit card processors shall not be deemed violative of this clause);

(e)Accounts acquired in a Permitted Acquisition, unless (i) the Agents shall have received or conducted (A) a commercial finance examination satisfactory to the Agents with respect to such Accounts to be acquired in such Acquisition and (B) such other due diligence as the Agents may reasonably require, all of the results of the foregoing to be reasonably satisfactory to the Agents, and (ii) the Administrative Agent shall have determined an advance rate with respect to such Accounts, provided that such advance rate is equal to or less than the Credit Card Advance Rate;

(f)Except as otherwise approved by the Agents, Accounts due from major credit card processors as to which the credit card processor has the right under certain circumstances to require the Borrower to repurchase the Accounts from such credit card processor; or

(g)Accounts due from a credit card processor which the Administrative Agent, in its reasonable discretion, determines to be unlikely to be collected due to any bankruptcy or insolvency proceeding of such credit card processor.

“Eligible In-Transit Inventory” means, as of the date of determination thereof (without duplication of other Eligible Inventory), Inventory:

(a)Which has been shipped, or is waiting to be shipped and is not under the control of the seller of such Inventory and otherwise satisfies each of the requirements of this definition, from a foreign location for receipt by the Borrower within forty-five (45) days of the date of determination, but which has not yet been delivered to the Borrower;

(b)For which title has passed to the Borrower;

(c)For which the document of title reflects the Borrower as the consignee and the shipper, or any other circumstance as to which the Collateral Agent has control over the documents of title which evidence ownership of the subject Inventory (such as by the delivery of a Customs Broker Agreement);

(d)Which is insured for not less than replacement cost; and

(e)Which otherwise would constitute Eligible Inventory;

provided that the Administrative Agent may, in its reasonable discretion, exclude any particular Inventory from the definition of “Eligible In-Transit Inventory” in the event the Administrative Agent determines that such Inventory is subject to any Person’s right of reclamation, repudiation, stoppage in transit or any event has occurred or is reasonably anticipated by the Administrative Agent to arise which may otherwise adversely impact the value of such Inventory or the ability of the Agents to realize upon such Inventory.

“Eligible Inventory” means, as of the date of determination thereof, without duplication, (i) Eligible Letter of Credit Inventory, (ii) Eligible In-Transit Inventory, and (iii) items of Inventory of the Borrower that are finished goods, merchantable and readily saleable to the public in the ordinary course that are not excluded as ineligible by virtue of the one or more of the criteria set forth below. None of the following shall be deemed to be Eligible Inventory:

(a)Inventory that is not solely owned by the Borrower, or is leased by or is on consignment to the Borrower, or the Borrower does not have good and valid title thereto;

(b)Inventory (other than any Eligible Letter of Credit Inventory and/or Eligible In-Transit Inventory) that is (i) not located in the United States of America or Canada, or (ii) not located at a location that is owned or leased by the Borrower (other than with respect to Inventory in transit between the Borrower’s stores and distribution centers within the United States or Canada), except, with respect to such locations described in this clause (ii) (other than public warehouses, as to which clause (i) below shall apply), to the extent that the Borrower has furnished the Collateral Agent with (A) any UCC financing statements, PPSA filings, Civil Code of Quebec filings or publishings or other registrations that the Collateral Agent may reasonably determine to be necessary to perfect its security interest in such Inventory at such location, and (B) a Collateral Access Agreement executed by the Person owning any such location on terms reasonably acceptable to the Agents;

(c)Except as otherwise agreed by the Agents, Inventory that represents goods which (i) are damaged, defective, “seconds,” or otherwise unmerchantable, (ii) are to be returned to the vendor, (iii) are obsolete items or custom items for the end user of Inventory, work in process, raw materials, or that constitute spare parts or supplies used or consumed in the Borrower’s business or (iv) are bill and hold goods;

(d)Inventory that represents goods that do not conform in all material respects to the representations and warranties contained in this Agreement or any of the Security Documents;

(e)Inventory that is not subject to a perfected first priority security interest in favor of the Collateral Agent, for its own benefit and the ratable benefit of the other Credit Parties (subject, with respect to priority only, to Permitted Encumbrances entitled to priority by operation of Applicable Law);

(f)Inventory which consists of samples, labels, bags, packaging or shipping materials, and other similar non-merchandise categories;

(g)Inventory as to which insurance in compliance with the provisions of SECTION 5.07 hereof is not in effect;

(h)Inventory acquired in a Permitted Acquisition, unless (i) the Agents shall have received or conducted (A) appraisals, from appraisers reasonably satisfactory to the Agents and Borrower, of such Inventory to be acquired in such Acquisition and (B) such other due diligence, including, without limitation, commercial finance examinations, as the Agents may reasonably require, all of the results of the foregoing to be reasonably satisfactory to the Agents, and (ii) the Administrative Agent shall have determined an advance rate with respect to such Inventory, provided that such advance rate is equal to or less than the Appraisal Percentage;

(i)Inventory located at any distribution centers or public warehouses (solely to the extent that any such public warehouse is utilized by the Borrower, any of its Subsidiaries or any of their respective agents for the storage of property for more than ten (10) consecutive Business Days) unless the Collateral Agent has received a Collateral Access Agreement, or if no such Collateral Access Agreement is obtained, an Availability Reserve shall be established with respect to such location in an amount equal to two (2) months’ rent; or

(j)Inventory located at any stores which are closed, other than in the ordinary course of business.

“Eligible Letter of Credit Inventory” means, as of the date of determination thereof (without duplication of other Eligible Inventory), Inventory:

(a)Not yet delivered to the Borrower;

(b)The purchase of which is supported by a Commercial Letter of Credit having a then remaining expiry of not more than seventy-five (75) days;

(c)For which, if requested by the Collateral Agent, the Collateral Agent has control over the documents of title which evidence ownership of the subject Inventory (such as by the delivery of a Customs Broker Agreement); and

(d)Which otherwise would constitute Eligible In-Transit Inventory;

provided that the Administrative Agent may, in its reasonable discretion, exclude any particular Inventory from the definition of “Eligible Letter of Credit Inventory” in the event the Administrative Agent determines that such Inventory is subject to any Person’s right of reclamation, repudiation, stoppage in transit or any event has occurred or is reasonably anticipated by any Agent to arise which may otherwise adversely impact the ability of the Agents to realize upon such Inventory.

“Environmental Laws” means all Applicable Laws issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the protection of human health or the environment, to the preservation or reclamation of natural resources, to the handling, treatment, storage, disposal of Hazardous Materials or to the assessment or remediation of any Release or threatened Release of any Hazardous Material or to the environment.

“Environmental Liability” means any liability, contingent or otherwise (including, without limitation, any liability for damages, natural resource damage, costs of environmental remediation, administrative oversight costs, fines, penalties or indemnities), of any Loan Party directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials in violation of Environmental Laws, (c) exposure to any Hazardous Materials in violation of Environmental Laws, (d) the Release or threatened Release of any Hazardous Materials into the environment in violation of Environmental Laws, (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing, or (f) the existence of Hazardous Material on, from, under or about any owned or formerly owned or occupied Real Estate of any Loan Party or any of its Subsidiaries in violation of Environmental Laws.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Parent, is treated as a single employer within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan (other than a Multiemployer Plan); (b) the existence with respect to any Pension Plan of a failure to make the “minimum required contribution” (as defined in Section 430 of the Code or Section 303 of ERISA) or with respect to a Multiemployer Plan of an “accumulated funding deficiency” (as defined in Section 431 of the Code or Section 304 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (d) the incurrence by the Parent or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Pension Plan; (e) the receipt by the Parent or any ERISA Affiliate from the PBGC or a Plan administrator of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan(s); (f) the incurrence by the Parent or any of its ERISA Affiliates of any liability with respect to (i) the withdrawal from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or (ii) the cessation of operations by the Parent or any ERISA Affiliate which is treated as such a withdrawal under Section 4062(e) of ERISA; or (g) the incurrence by the Parent or any ERISA Affiliate of any Withdrawal Liability or receipt by the Parent or any ERISA Affiliate of notification that a Multiemployer Plan is in reorganization.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in SECTION 7.01. An “Event of Default” shall be deemed to have occurred and to be continuing unless and until that Event of Default has been duly waived in writing in accordance with the terms of this Agreement.

“Excluded DDA” means (i) a DDA which solely contains funds not constituting proceeds of the ABL Priority Collateral (it being understood that if such DDA contains any proceeds of ABL Priority Collateral, it shall not constitute an Excluded DDA), (ii) a Trust Funds DDA, and (iii) a Disbursement Account.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the guaranty by such Loan Party under the Facility Guarantee of, or the grant under a Loan Document by such Loan Party of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to SECTION 9.23 hereof and any and all guarantees of such Loan Party’s Swap Obligations by other Loan Parties) at the time the guaranty of such Loan Party, or grant by such Loan Party of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one Financial Hedges, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Financial Hedges for which such guaranty or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under SECTION 2.24) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to SECTION 2.23(a)(ii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure or inability (other than as a result of a Change in Law) to comply with SECTION 2.23(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Existing Letters of Credit” means each of the Letters of Credit issued by a Lender and outstanding on the Effective Date, as set forth in the Information Certificate.

“Existing Obligations” has the meaning provided in SECTION 9.22.

“Facility Guarantee” means any Guarantee of the Obligations executed by the Facility Guarantors in favor of the Agents and the other Credit Parties.

“Facility Guarantors” means (i) the Parent and each of the Material Domestic Subsidiaries of the Parent, as listed on Schedule 1.2, (ii) each of the wholly-owned Material Domestic Subsidiaries of the Parent hereafter created or acquired, and (iii) any other Subsidiary of the Parent that Guarantees any Indebtedness incurred by the Borrower pursuant to the Term Loan Facility (or is a co-borrower with the Borrower thereunder) or any Indebtedness which is pari passu with or junior to the Liens securing the Term Loan Facility or unsecured, or any refinancings, replacements, extensions or renewals of any Indebtedness permitted hereunder.

“Facility Guarantors’ Collateral Documents” means all security agreements, pledge agreements, deeds of trust, deeds of hypothec, intellectual property security agreements, and other instruments, documents or agreements executed and delivered by the Facility Guarantors to secure the Facility Guarantee and the Obligations.

“FATCA” means Sections 1471 through 1474 of the Code as of the Effective Date (or any amended or successor version that is substantively comparable), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the Fee Letter dated as of May 10, 2017 by and among the Borrower, Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“FILO Borrowing Base” means, at any time of calculation, an amount equal to:

(a)the face amount of Eligible Credit Card Receivables multiplied by the Credit Card Advance Rate for the FILO Borrowing Base;

plus

(b)the Appraised Inventory Value of Eligible Inventory (but excluding Eligible In-Transit Inventory and Eligible Letter of Credit Inventory), net of Inventory Reserves, multiplied by the Cost of Eligible Inventory (but excluding Eligible In-Transit Inventory and Eligible Letter of Credit Inventory) multiplied by the Inventory Appraisal Percentage for the FILO Borrowing Base;

plus

(c)the Appraised Inventory Value of Eligible In-Transit Inventory and Eligible Letter of Credit Inventory net of Inventory Reserves, multiplied by the Cost of Eligible In-Transit Inventory and Eligible Letter of Credit Inventory multiplied by the Appraisal Percentage for the FILO Borrowing Base;

“FILO Lender” means, at any time, each Person that makes a FILO Loan to the Borrower in the amount set forth opposite such Lender’s name on Schedule 1.1 hereto or as may be subsequently set forth in the Register from time to time.

“FILO Loan” means the term loan made by each of the FILO Lenders to the Borrower on the First Amendment Effective Date. The aggregate principal amount of the FILO Loan on the First Amendment Effective Date is $15,000,000.

“FILO Notes” means the promissory notes of the Borrower substantially in the form of Exhibit D-1, each payable to a FILO Lender evidencing FILO Loans made to the Borrower.

“FILO Percentage” shall mean, with respect to each FILO Lender, that percentage of the FILO Loans of all the FILO Lenders hereunder held by such FILO Lender, in the amount set forth opposite such Lender’s name on Schedule 1.1 hereto or as may be subsequently set forth in the Register from time to time, as the same may be increased or reduced from time to time pursuant to this Agreement.

“FILO Reserve” means an amount, at any time of calculation, equal to the excess of the then outstanding amount of the portion of the FILO Loan over the FILO Borrowing Base as reflected in the most recent Borrowing Base Certificate furnished by the Borrower. If at any time the circumstances giving rise to any imposition of the FILO Reserve have ceased to exist then immediately following receipt of a Borrowing Base Certificate in accordance with the terms hereof reflecting that no FILO Reserve is then applicable, the Administrative Agent shall remove such FILO Reserve.

“Financial Hedge” means, for any Loan Party, any present or future, whether master or single, agreement, document, or instrument providing for, or constituting an agreement to enter into, (a) any commodity hedge, (b) any arrangement for foreign-currency-exchange protection, and (c) any interest-rate swap, cap, collar, or similar arrangement, including, without limitation, any “swap agreement” (as defined in 11 U.S.C.§101, as in effect from time to time, or any successor statute).

“Financial Officer” means, with respect to any Loan Party, the chief financial officer, treasurer, controller or vice president of accounting and reporting of such Loan Party.

“First Amendment” means the First Amendment to Second Amended and Restated Credit Agreement, dated as of December 14, 2018, by and among the Borrower, the Facility Guarantors, the Lenders party thereto the Agents, the ABL Term Loan Agent and the other parties party thereto.

“First Amendment Effective Date” has the meaning given to such term in the First Amendment.

“First Amendment Fee Letter” means the Fee Letter dated as of December 14, 2018 by and among the Borrower, Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Fiscal Month” means any fiscal month of any Fiscal Year, which month shall generally end as described on attached Schedule 1.3.

“Fiscal Quarter” means any fiscal quarter of any Fiscal Year, which quarters shall generally end as described on attached Schedule 1.3.

“Fiscal Year” means any period of twelve consecutive months ending as described on attached Schedule 1.3.

“Foreign, Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Bank, such Defaulting Lender’s Revolving Commitment Percentage of the Letter of Credit Outstandings other than Letter of Credit Outstandings as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or cash collateralized in accordance with SECTION 2.26, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Revolving Commitment Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders in accordance with SECTION 2.26.

“GAAP” means accounting principles which are generally accepted in the United States in effect and applicable to that accounting period in respect of which reference to GAAP is being made, and consistently applied for all periods reported, subject to SECTION 1.03.

“General Security Agreement” means the Canadian Amended and Restated General Security Agreement (governed by Ontario law) dated as of June 3, 2014, entered into among each Loan Party (with Collateral located in Canada) and the Collateral Agent for the benefit of the Credit Parties thereunder.

“Governmental Authority” means the government of the United States of America, Canada, or any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Government Securities” means (to the extent they mature within one (1) year from the date in question) readily marketable (a) direct full faith and credit obligations of the United States of America or Canada or obligations guaranteed by the full faith and credit of the United States of America or Canada, and (b) obligations of an agency or instrumentality of, or corporation owned, controlled, or sponsored by, the United States of America or Canada that are generally considered in the securities industry to be implicit obligations of the United States of America or Canada, as applicable.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, mold, fungi or similar bacteria, and all other substances or wastes of any nature regulated pursuant to any Environmental Law because of their dangerous or deleterious properties, including any material listed as a hazardous substance under Section 101(14) of CERCLA.

“Inadvertent Overadvances” means the funding of any Revolving Credit Loan or the issuance, renewal or amendment of a Letter of Credit which did not result in an Overadvance or the Borrower failing to be in compliance with SECTION 6.10 when made based upon the most recent Borrowing Base, Certificate received by the Administrative Agent prior to such funding or issuance, renewal or amendment of a Letter of Credit but which has, on the relevant date of determination, become an Overadvance, or caused the Borrower to not be in compliance with SECTION 6.10 as the result of circumstances beyond the reasonable control of the Administrative Agent or the other Revolving Lenders (including as the result of the entry of an adverse order for use of cash collateral by the United States Bankruptcy Court), including (i) a decline in the value of the Collateral included in the Borrowing Base, (ii) errors or fraud on a Borrowing Base Certificate, (iii) components of the Borrowing Base on any date thereafter being deemed ineligible, (iv) the return of uncollected checks or other items of payment applied to the reduction of Revolving Credit Loan or other similar involuntary or unintentional actions, (v) the imposition of any Reserve or a reduction in advance rates after the funding of any Revolving Credit Loan or the issuance, renewal or amendment of a Letter of Credit or (vi) any other circumstance beyond the reasonable control of the Administrative Agent or the other Revolving Lenders which reduces availability or the amount that can be borrowed under this Agreement.

“Indebtedness” of any Person means, without duplication:

(a)All obligations of such Person for borrowed money (including any obligations which are without recourse to the credit of such Person);

(b)All obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

(c)All obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person;

(d)All obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable and accrued liabilities incurred in the ordinary course of business);

(e)All Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed;

(f)All Guarantees by such Person of Indebtedness of others;

(g)All Capital Lease Obligations of such Person;

(h)All obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty;

(i)All obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances;

(j)All Financial Hedges; and

(k)The principal and interest portions of all rental obligations of such Person under any Synthetic Lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP as in effect on the Effective Date.

The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.

“Indemnitee” has the meaning provided therefor in SECTION 9.03(b)

“Information” has the meaning provided therefor in SECTION 9.15.

“Information Certificate” means the Information Certificate dated as of the First Amendment Effective Date delivered by the Loan Parties to the Administrative Agent.

“Intellectual Property Security Agreement” means the security agreements with respect to intellectual property dated as of April 30, 2014 by and among certain of the Loan Parties and the Collateral Agent.

“Intercreditor Agreement” means that certain Intercreditor Agreement dated as of April 30, 2014 by and among the Administrative Agent for the Credit Parties and the Term Agent, as agent for the Term Loan Secured Parties (as defined in the Intercreditor Agreement) and acknowledged by the Loan Parties.

“Interest Payment Date” means (a) with respect to any Prime Rate Loan (including a Swingline Loan), the first day of each calendar month and (b) with respect to any LIBO Loan, on the last day of the Interest Period applicable to the Borrowing of which such LIBO Loan is a part, and, in addition, if such LIBO Loan has an Interest Period of greater than ninety (90) days, the last day of every third month of such Interest Period.

“Interest Payment Date for ABL Term Loans” means with respect to any ABL Term Loan, the first day of each calendar month.

“Interest Period” means, with respect to any LIBO Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one (1), two (2), three (3), six (6) or twelve (12) months thereafter, as the Borrower may elect by notice to the Administrative Agent in accordance with the provisions of this Agreement; provided, however, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month during which such Interest Period ends) shall end on the last Business Day of the calendar month of such Interest Period, (c) any Interest Period that would otherwise end after the Termination Date shall end on the Termination Date, and (d) notwithstanding the provisions of clause (c), no Interest Period shall have a duration of less than one (1) month, and if any Interest Period applicable to a LIBO Borrowing would be for a shorter period, such Interest Period shall not be available hereunder. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“In-Transit Inventory” means Inventory of the Borrower which is in the possession of a common carrier and is in transit from a location outside of the United States to a location of the Borrower that is within the United States or Canada in which the Borrower has a store location or a distribution center.

“Inventory” has the meaning assigned to such term in the Security Agreement or the General Security Agreement and, as regards inventory located in Canada, includes all “inventory” as defined in the PPSA.

“Inventory Appraisal Percentage” means ([~~x) for the fiscal months of January, February and March each year, ninety-two and one-half percent (92.5%), and (y) at all other times, ninety percent (90~~]i) with respect to the Borrowing Base, ninety percent (90%), (ii) with respect to the FILO Borrowing Base, five percent (5%), and (iii) with respect to the ABL Term Borrowing Base, ten percent (10%).

“Inventory Reserves” means such reserves as may be established from time to time by the Administrative Agent and without duplication of Availability Reserves, in the Administrative Agent’s reasonable commercial discretion exercised in good faith with respect to changes in the determination of the saleability, at retail, of the Eligible Inventory, which reflect such other factors as negatively affect the market value of the Eligible Inventory or which reflect claims and liabilities that the Administrative Agent determines in its reasonable discretion will need to be satisfied in connection with the realization upon the Inventory.

“Investment” means with respect to any Person:

(a)The acquisition by such Person of any Capital Stock, evidence of Indebtedness or other security of another Person, including any option, warrant or right to acquire the same;

(b)Any loan, advance, contribution to capital, Guarantee of any obligation of another Person, extension of credit (except for current trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms) to another Person;

(c)Any Acquisition; and

(d)Any other investment or interest in any Person that is required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Borrower in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property, in all cases whether now existing or hereafter made. The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return on capital, repayment or other amount received in cash by the Borrower or a Subsidiary in respect of such Investment.

“Issuing Banks” means, individually and collectively, in its capacity as an issuer of Letters of Credit hereunder, any Revolving Lender (or any Person who was a Revolving Lender (or an Affiliate of such Revolving Lender at such time) at the time of issuance of the Letter of Credit). Any Revolving Lender, as Issuing Bank, may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. No Lender shall be an Issuing Bank unless such Revolving Lender shall have agreed in writing to serve as an Issuing Bank hereunder.

“Joinder Agreement” shall mean an agreement, in form and substance reasonably satisfactory to Administrative Agent, pursuant to which, among other things, a Person becomes a party to, and bound by the terms of, this Agreement and/or the other Loan Documents in the same capacity and to the same extent as either a Borrower or a Facility Guarantor, as the Administrative Agent and the Borrower may agree.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“Lease” means any written agreement, no matter how styled or structured, pursuant to which a Loan Party is entitled to the use or occupancy of any space in a structure, land, improvements or premises for any period of time.

“Lenders” means the Persons identified on Schedule 1.1 hereto and each assignee that becomes a party to this Agreement as set forth in SECTION 9.04(b) and each Additional Commitment Lender that becomes a party to this Agreement as set forth in SECTION 2.02.

“Letter of Credit” means a letter of credit that is issued by an Issuing Bank pursuant to this Agreement for the account of the Borrower, constituting either a Standby Letter of Credit or Commercial Letter of Credit, issued in connection with the purchase of Inventory by the Borrower and for other purposes for which the Borrower has historically obtained letters of credit, in the ordinary course of business of the Borrower and its Subsidiaries or for any other purpose that is reasonably acceptable to the Administrative Agent, and in form reasonably satisfactory to the Issuing Bank, provided that any Letter of Credit issued by a Person who was a Revolving Lender (or an Affiliate of such Revolving Lender at such time) at the time of issuance of a Letter of Credit, but is no longer a Revolving Lender, shall be deemed a Letter of Credit hereunder (other than for purposes of SECTIONS 2.19(c) and (d)) only until (i) such Letter of Credit has expired without being drawn, been returned undrawn, or has been otherwise terminated, or (ii) the amounts available thereunder have been drawn and such Person has received reimbursement for such drawing. Letters of Credit may permit payment by presentation of either a sight draft or a time draft (not to exceed ninety (90) days) as selected by the Borrower. Without limiting the foregoing, all Banker’s Acceptances and all Existing Letters of Credit shall for all purposes be deemed to be, and shall be subject to all provisions relating to, “Letters of Credit” hereunder.

“Letter of Credit Disbursement” means a payment made by an Issuing Bank to the beneficiary of, and pursuant to, a Letter of Credit.

“Letter of Credit Fees” means the fees payable in respect of Letters of Credit pursuant to SECTION 2.19(c).

“Letter of Credit Outstandings” means, at any time, the sum of (a) the Stated Amount of all Letters of Credit outstanding at such time, plus (b) all amounts theretofore drawn or paid under Letters of Credit for which the Issuing Bank has not then been reimbursed.

“LIBO Borrowing” means a Revolving Borrowing or the Borrowing of the FILO Loan comprised of LIBO Loans.

“LIBO Loan” shall mean any Revolving Credit Loan or the amount of the outstanding FILO Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II (other than a Prime Rate Loan).

“LIBO Rate” means the per annum rate of interest (rounded up to the nearest 1/[~~8~~]16th of 1% and in no event less than zero) determined by the Administrative Agent at or about 11:00 a.m. (London time) two Business Days prior to an interest period for a term equivalent to such period, equal to the London Interbank Offered Rate, or comparable or successor rate approved by the Administrative Agent[ ] as published on the applicable Reuters screen page (or other commercially available source designated by the Administrative Agent from time to time); provided, that any comparable or successor rate shall be applied by the Administrative Agent, if administratively feasible, in a manner consistent with market practice.

“Lien” means, with respect to any asset, (a) any lien, pledge, hypothecation, encumbrance (choate or inchoate), charge or security interest in, on or of such asset, and, with respect to the Collateral located in Canada, also includes any prior claim or deemed trust in, on or of such asset, and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Line Cap” means~~, at any time of determination, the lesser of (a) the~~ [~~Total Commitments or (b) the Borrowing Base~~] the sum of (a) the Revolving Line Cap, plus (b) the then outstanding amount of the FILO Loan, plus (c) the then outstanding amount of the ABL Term Loan.

“Loan Account” has the meaning assigned to such term in SECTION 2.20.

“Loan Documents” means this Agreement, the Notes, the Letters of Credit, the Fee Letter, the First Amendment Fee Letter, the ABL Term Loan Fee Letter, all Borrowing Base Certificates, the Blocked Account Agreements, the Collateral Access Agreements, the Customs Broker Agreements, the Credit Card Notifications, the Security Documents, the Facility Guarantee, the Facility Guarantors’ Collateral Documents, the Intercreditor Agreement, and any other instrument or agreement now or hereafter executed and delivered in connection herewith.

“Loan Party” or “Loan Parties” means the Borrower and the Facility Guarantors.

“Loans” means all Revolving Credit Loans, the FILO Loan, or the ABL Term Loan, as the context may require, and other advances to or for account of the Borrower pursuant to this Agreement.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means any event, fact, or circumstance, which, after the Effective Date, has a material adverse effect on, (a) the business, assets, financial condition or income of the Loan Parties taken as a whole, or (b) the validity or enforceability of this Agreement or the other Loan Documents, in any material respect, or any of the material rights or remedies of the Credit Parties hereunder or thereunder.

“Material Contract” means, with respect to any Loan Party, each contract to which such Loan Party is a party and which has been filed or is required to be filed as an exhibit to any report filed by any Loan Party with the SEC.

“Material Domestic Subsidiary” means as to any Person, a Domestic Subsidiary of such Person that, as of the end of the most recent Fiscal Quarter for which financial statements are available owns assets consisting of Inventory and Accounts of more than $20,000,000, individually. The designation of a Subsidiary as a “Material Domestic Subsidiary” shall be permanent notwithstanding any subsequent reduction in such Subsidiary’s assets, unless otherwise consented to by the Administrative Agent. As of the Effective Date, the Subsidiaries listed on Schedule 1.4 are not Material Domestic Subsidiaries.

“Material Indebtedness” means Indebtedness (other than the Obligations and inter-company Indebtedness) of the Loan Parties in an aggregate principal amount exceeding $50,000,000. For purposes of determining the amount of Material Indebtedness at any time, the amount of the obligations in respect of any Financial Hedge at such time shall be calculated at the Agreement Value thereof.

[~~“Maturity Date” means June 2, 2022~~ ]“Maturity Date” means June 2, 2022; provided that to the extent the Maturity Date for the Revolving Credit Loans is extended pursuant to Section 9.02 of this Agreement, the Maturity Date of the ABL Term Loan shall also be automatically extended, but in no event shall the Maturity Date of the ABL Term Loan be extended to a date later than the date that is six years from the First Amendment Effective Pate without the consent of each ABL Term Lender.

“Maximum Revolving Insolvency Amount” means the sum of (i) (A) the Borrowing Base plus (B) the FILO Borrowing Base plus (C) the ABL Term Borrowing Base, minus (D) the minimum Availability required to be maintained under SECTION 6.10 minus (E) the then outstanding principal amount of the ABL Term Obligations, plus (ii) Permitted Overadvances that satisfy the requirements contained in clauses (a) and (b) of the definition thereof (subject to the limitations set forth in clause (b) of such definition), plus (iii) in addition to the Permitted Overadvances described in clause (ii), Permitted Overadvances that satisfy the requirements contained in clause (a) of the definition thereof to fund (A) payroll in an amount not to exceed the aggregate amount required (and actually used) to fund payroll requests of the Loan Parties for a two-week period and (B) rent at the Loan Parties’ distribution centers and warehouses for a one-month period, plus (iv) after the commencement of any proceeding with respect to the Bankruptcy Code, BIA, WURA, CCAA or any state, federal or provincial bankruptcy, insolvency, receivership or similar law, an amount not to exceed the result of (1) five percent (5.0%) of the sum of the Borrowing Base and the FILO Borrowing Base minus (2) the then outstanding amount of any Permitted Overadvances; provided that the amount set forth in this clause (iv) shall not be less than zero, plus (v) the amount of all Inadvertent Overadvances.

“Maximum Rate” has the meaning provided therefor in SECTION 9.13

“Minority Lenders” has the meaning provided therefor in SECTION 9.02(c)

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA and subject to ERISA, to which the Parent or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan subject to ERISA which has two or more contributing sponsors (including the Parent or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event, including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, in each case net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses (including appraisals, and brokerage, legal, title and recording tax expenses and commissions) paid by any Loan Party or a Subsidiary to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale or other disposition of an asset (including pursuant to a casualty or condemnation), the amount of all payments required to be made by any Loan Party as a result of such event to repay (or to establish an escrow for the repayment of) any Indebtedness (other than the Obligations and any other obligations secured by the Security Documents) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, or a Permitted Encumbrance that is senior to the Lien of the Collateral Agent, and (iii) cash Taxes paid or reasonably estimated to be actually payable in cash in connection therewith (it being understood and agreed that (x) until actually paid, the amount of such Taxes shall be maintained in a segregated DDA of the Borrower and not used for any other purpose, and (y) upon payment of any such Taxes, “Net Proceeds” shall be deemed to include an amount equal to any amounts in excess of the Taxes actually paid and shall be promptly paid to the Administrative Agent).

“Non-Defaulting Lender” means, at any time, each Revolving Lender that is not a Defaulting Lender at such time.

“Notes” means, collectively, (i) Revolving Credit Notes[ ~~and~~], (ii) the Swingline Note, (iii) the FILO Notes and (iv) the ABL Term Notes, each as may be amended, supplemented or modified from time to time.

“Obligations” means [~~(a) the due and punctual payment of (i) the principal of, and interest against any Loan Party under the Bankruptcy Code, the BIA, the WURA or the CCAA or any state, federal or provincial bankruptcy, insolvency, receivership or similar law, whether or not allowed in such case or proceeding) on the Loans~~]~~, as and when due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Loan Parties under this Agreement or any other Loan Document in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, this Agreement and the other Loan Documents, including, without limitation, for all such items under the Bankruptcy Code, the BIA, the WURA or the CCAA or any state, federal or provincial bankruptcy, insolvency, receivership or similar law, whether or not allowed in such case or proceeding, (b) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each Loan Party under or pursuant to this Agreement and the other Loan Documents, and (c) Other Liabilities~~[~~.~~ ]the Revolving and FILO Obligations and/or the ABL Term Obligations, as the context may require.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Original Closing Date” means November 22, 2005.

“Other Liabilities” means any transaction with any Agent, any Revolving Lender or any of their respective Affiliates, which arises out of any Bank Product or Cash Management Service provided by any such Person (including, for the avoidance of doubt, any Person to the extent such Person was an Agent, a Revolving Lender or an Affiliate of an Agent or a, Revolving Lender at the time such Bank Product or Cash Management Service was provided), as each may be amended from time to time.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to SECTION 2.24).

“Overadvance” means a [~~loan]~~Revolving Credit Loan, advance, or providing of credit support (such as the issuance of a Letter of Credit) to the extent that, immediately after its having been made, Availability is less than zero (or solely for purposes of determining the existence of a Permitted Overadvance, any such Revolving Credit Loan, advance, or providing of credit support resulting in Availability being less than the amount required pursuant SECTION 6.10).

“Participant” shall have the meaning provided therefor in SECTION 9.04(e)

“Parent” means Pier 1 Imports, Inc.

“Participant Register” has the meaning provided therefor in SECTION 9.04(e).

“Payment Conditions” means, with respect to any transaction or payment, (i) no Default under Sections 7.01(a), (b), (h), (i), or (j) has occurred or shall occur thereunder after giving effect to such transaction or payment, (ii) no Event of Default has occurred or shall occur after giving effect to such transaction or payment, (iii) after giving pro forma effect to such transaction or payment, Availability on the date of such transaction or payment and for the sixty (60) days preceding such transaction or payment shall be equal to or greater than fifteen percent (15%) of the Line Cap, (iv) after giving pro forma effect to such transaction or payment, the Consolidated Fixed Charge Coverage Ratio for the twelve months preceding such transaction or payment shall be equal to or greater than 1.00:1.00, and (v) the Borrower shall have provided a certification to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, certifying as to the satisfaction of the conditions described in clauses (i) through (iv) above.

“Paid in Full” means the date on which (i) the Commitments shall have expired or been terminated, the Lenders have no further obligation to make any Loans and the Issuing Banks shall have no further obligation to issue Letters of Credit hereunder, (ii) the principal of and interest on all Loans and all fees, expenses and indemnities and other Obligations (other than any contingent indemnification Obligations for which no claim has then been asserted) shall have been indefeasibly paid in full in cash, (iii) all Letters of Credit shall have expired or terminated or been cash collateralized to the extent provided herein (or, alternatively, the applicable Issuing Bank(s) shall have received, in form and substance and from an issuing bank reasonably satisfactory to the Administrative Agent and such Issuing Bank, a backstop letter of credit in an amount equal to 103% of the Letter of Credit Outstandings with respect to such Letters of Credit) and (iv) all Letter of Credit Disbursements shall have been reimbursed.

“Payment in Full” shall have a correlative meaning.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Parent and any ERISA Affiliate and is either covered by Title W of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Acquisition” means an Acquisition in which each of the following conditions are satisfied:

(a)No Default or Event of Default then exists or would arise from the consummation of such Acquisition;

(b)If any proceeds of the Loan are to be used for such Acquisition, such Acquisition shall have been approved by the Board of Directors of the Person (or similar governing body if such Person is not a corporation) which is the subject of such Acquisition and such Person shall not have announced that it will oppose such Acquisition or shall not have commenced any action which alleges that such Acquisition will violate Applicable Law;

(c)If the Acquisition is an Acquisition of Capital Stock, a Loan Party shall own directly or indirectly a majority of the Capital Stock in the Person being acquired and shall Control a majority of any voting interests, and/or shall otherwise Control the governance of the Person being acquired;

(d)Any material assets acquired shall be utilized in, and if the Acquisition involves a merger, amalgamation, consolidation or stock acquisition, the Person which is the subject of such Acquisition shall be engaged in, a business otherwise permitted to be engaged in by the Borrower or any of its Subsidiaries under this Agreement;

(e)If the Person which is the subject of such Acquisition will be maintained as a Material Domestic Subsidiary of a Loan Party, or if the assets acquired in an acquisition will be transferred to a Material Domestic Subsidiary which is not a Loan Party, such Subsidiary shall have been joined as a “Loan Party” hereunder, and the Collateral Agent shall have received a first priority security interest, subject to the terms of the Intercreditor Agreement, in such Subsidiary’s Inventory and Accounts and other property of the same nature as constitutes collateral under the Security Documents in order to secure the Obligations; and

(f)(x) (i) the Payment Conditions shall have been satisfied, or (ii) after giving pro forma effect to such Acquisition, Availability on the date of such Acquisition and for the sixty (60) days preceding such Acquisition shall be equal to or greater than twenty percent (20%) of the Line Cap, or (iii) the Covenant Conditions shall have been satisfied, and (y) the Borrower shall have provided a certification to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, certifying as to the satisfaction of the conditions described in clause (x)(i), (ii) or (iii), as applicable, above.

“Permitted Disposition” means any of the following:

(a)licensed departments of a Loan Party or any of its Subsidiaries in the ordinary course of business;

(b)bulk sales or other dispositions of the Inventory of the Borrower not in the ordinary course of business in connection with store closings, at arm’s length, provided, that the Annual Store Closing Percentage shall not exceed ten percent (10%) in any Fiscal Year, provided, further that all sales of Inventory in connection with store closings which occur within any twelve (12) month period which are in the aggregate in excess of ten percent (10%) of the number of the Borrower’s stores in operation as of the Effective Date shall be in accordance with liquidation agreements and with professional liquidators reasonably acceptable to the Administrative Agent;

(c)Dispositions of equipment in the ordinary course of business that is substantially worn, damaged, obsolete or, in the judgment of a Loan Party, no longer used or useful in its business or that of any Subsidiary;

(d)Sales, transfers and dispositions among the Loan Parties;

(e)Any sale or sale-leaseback transaction of Real Estate owned by any of the Loan Parties, provided that, in the case of any such sale-leaseback, upon request by the Administrative Agent, the Loan Parties shall have delivered to the Administrative Agent a Collateral Access Agreement duly executed by the purchaser of such Real Estate on terms and conditions reasonably satisfactory to the Administrative Agent;

(f)Disposition of any assets or capital stock of any Subsidiary or Person which is not a Loan Party;

(g)The transfer of company-owned life insurance policies, participant contributions, and/or employer matching funds to one or more of the sub-trusts established under the Pier 1 Umbrella Trust, as amended, for the sole purpose of setting aside funds to be used to settle obligations under one or more non-qualified deferred compensation plans maintained by the Parent and its employing Subsidiaries; and

(h)Dispositions by Loan Parties to Subsidiaries of the Parent that are not Loan Parties in an aggregate amount of up to $100,000,000; provided that (i) no Default or Event of Default has occurred or shall occur after giving effect to such disposition, (ii) dispositions of assets of the type included in the Borrowing Bas; the FILO Borrowing Base or the ABL Term Borrowing Base shall be made for fair value and solely for cash consideration, [~~and~~](iii) in the event of a Disposition of Intellectual Property used or useful in connection with the assets, included in the Borrowing Base, the FILO Borrowing Base or the ABL Term Borrowing Base, the purchaser, assignee or other transferee thereof agrees, in writing to be bound by a non-exclusive, royalty-free worldwide license of such Intellectual Property in favor of the Collateral Agent for use in connection with the exercise of the rights and remedies of the Credit Parties, which license shall be in form and substance reasonably satisfactory to the Collateral Agent, and (iv) the proceeds received from each such disposition of assets constituting ABL Priority Collateral shall be applied in reduction of the Obligations pursuant to Section 2.17(c) hereof.

“Permitted Dividends” means:

(a)Dividends with respect to Capital Stock payable solely in additional shares of or warrants to purchase common stock;

(b)Stock splits (traditional and reverse) or reclassifications of stock into additional or other shares of common stock;

(c)The declaration and payment of a dividend by any Subsidiary of a Loan Party to a Loan Party;

(d)Restricted Payments in an amount not to exceed $30,000,000 in the aggregate per year, so long as no Default or Event of Default has occurred or shall occur after giving effect to such Restricted Payments;

(e)Restricted Payments so long as the Covenant Conditions shall have been satisfied;

(f)Restricted Payments other than those described in clauses (d) and (e) above so long as (i) no Default or Event of Default has occurred or shall occur after giving effect to such Restricted Payment, (ii) after giving pro forma effect to such Restricted Payment, Availability on the date of such Restricted Payment and for the sixty (60) days preceding such Restricted Payment shall be equal to or greater than twenty percent (20%) of the Line Cap (without giving effect to the Specified Reserves), and (iii) the Borrower shall have provided a certification to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, certifying as to the satisfaction of the conditions described in clause (i) through (ii) above; and

(g)other Restricted Payments so long as the Payment Conditions shall have been satisfied.

“Permitted Encumbrances” means:

(a)Liens imposed by law for Taxes not yet due or, if past due, are being contested in compliance with SECTION 5.05;

(b)Carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by Applicable Law, arising in the ordinary course of business and securing obligations to the extent they are not overdue by more than thirty (30) days or, if overdue by more than thirty (30) days, are being contested in compliance with SECTION 5.05;

(c)Pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)Deposits to secure or relating to the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds (and Liens arising in accordance with Applicable Law in connection therewith), and other obligations of a like nature, in each case in the ordinary course of business;

(e)Judgment Liens in respect of judgments that do not constitute an Event of Default under SECTION 7.01(1);

(f)Easements, covenants, conditions, restrictions, building code laws, zoning restrictions, rights-of-way, mineral leases or similar agreements and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of a Loan Party;

(g)Any Lien on any property or asset of any Loan Party set forth in the Information Certificate, and extensions, renewals and replacements thereof permitted under SECTION 6.01;

(h)Liens on fixed or capital assets acquired by any Loan Party which are permitted under SECTION 6.01 and described in clauses (e) and/or (j) of the definition of Permitted Indebtedness so long as (i) such Liens and the Indebtedness secured thereby are incurred prior to or within ninety (90) days after such acquisition or the completion of the construction or improvement thereof (other than refinancings thereof permitted hereunder), (ii) the Indebtedness secured thereby does not exceed one hundred percent (100%) of the cost of acquisition or improvement of such fixed or capital assets, together with any “soft costs” related thereto, and (iii) such Liens shall not extend to any other property or assets of the Loan Parties; provided that any Indebtedness provided by any lender secured by any Lien permitted under this clause (h) may also be secured by other fixed or capital assets which secure other Indebtedness provided by the same lender or its Affiliates permitted hereunder and which is secured by any Lien permitted under this clause (h);

(i)Liens in favor of the Collateral Agent for its own benefit and the benefit of the other Credit Parties;

(j)Landlords’ and lessors’ Liens in respect of rent not in default for more than thirty (30) days or the existence of which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(k)Possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments owned as of the Effective Date and Permitted Investments, provided that such liens (a) attach only to such Investments and (b) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing;

(l)Liens arising solely by virtue of any statutory or common law provisions relating to banker’s liens, liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions or securities intermediaries;

(m)Liens on Real Estate or on the Capital Stock of the Persons owning such Real Estate to finance or refinance Indebtedness permitted by clause (h) of the definition of Permitted Indebtedness; provided that such Liens shall not apply to any property or assets of the Loan Parties other than the Real Estate or Capital Stock so financed or refinanced;

(n)Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with a Permitted Acquisition or a Permitted Investment of the type described in clauses (p) and/or (q) of the definition of “Permitted Investment”;

(o)Liens arising from precautionary UCC filings regarding “true” operating leases or the consignment of goods to a Party;

(p)Voluntary Liens on assets in existence at the time such assets are acquired pursuant to a Permitted Acquisition or on assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition; provided that such Liens are not incurred in connection with or in anticipation of such Permitted Acquisition or such Permitted Investment and do not attach to any other assets of any Loan Party and provided further that in no event shall such assets be included as eligible for borrowing under the Borrowing Base, the FILO Borrowing Base or the ABL Term Borrowing Base;

(q)Liens in favor of customs and revenues authorities imposed by Applicable Law arising in the ordinary course of business in connection with the importation of goods and securing obligations (i) that are not overdue by more than thirty (30) days, (ii)(A) that are being contested in good faith by appropriate proceedings, (B) the applicable Loan Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, or (iii) the existence of which would not reasonably be expected to result in a Material Adverse Effect;

(r)Liens placed on any of the assets or equity interests of a Foreign Subsidiary;

(s)Any interest or title of a licensor, sublicensor, lessor or sublessor under any license or operating or true lease agreement;

(t)Licenses, sublicenses, leases or subleases granted to third Persons in the ordinary course of business;

(u)The replacement, extension or renewal of any Permitted Encumbrance; provided, that such Lien shall at no time be extended to cover any assets or property other than such assets or property subject thereto on the Effective Date or the date such Lien was incurred, as applicable;

(v)Liens arising by operation of law under Article 4 of the UCC (or any similar law in Canada) in connection with collection of items provided for therein;

(w)Liens arising by operation of law under Article 2 of the UCC (or any similar laws in Canada) in favor of a reclaiming seller of goods or buyer of goods;

(x)Liens on operating accounts subject to overdraft protection or securities accounts in connection with overdraft protection, netting and other similar services;

(y)Security given to a public or private utility or any Governmental Authority as required in the ordinary course of business;

(z)Liens on assets to secure Indebtedness permitted to be secured under clause (r) of the definition of “Permitted Indebtedness”;

(aa)Liens consisting of deposits in the ordinary course of business in an aggregate amount not to exceed $1,000,000 at any time outstanding;

(bb)Liens to secure Indebtedness permitted pursuant to clause (u) of the definition of Permitted Indebtedness and obligations with respect thereto, including obligations of the type described under the definitions of “Bank Products” and “Cash Management Services” entered into with lenders or agents under the Term Loan Documents and/or their Affiliates to the extent the Borrower elects to secure such obligations under the Term Loan Documents; provided that such Liens shall at all times be subject to the Intercreditor Agreement or an intercreditor in form and substance reasonably satisfactory to the Administrative Agent and duly executed by the Term Agent; and

(cc)Liens in favor of a financial institution encumbering deposits (including the right of setoff) held by such financial institution in the ordinary course of business in respect of Indebtedness permitted hereunder and which are within the general parameters customary in the banking industry.

“Permitted Indebtedness” means each of the following:

(a)The Obligations;

(b)Indebtedness set forth in the Information Certificate and extensions, renewals and replacements of any such Indebtedness, so long as after giving effect thereto (i) the principal amount of the Indebtedness outstanding at such time is not increased (except by the amount of any accrued interest, reasonable closing costs, expenses, fees, and premium paid in connection with such extension, renewal or replacement), (ii) if the final maturity date of such Indebtedness set forth in the Information Certificate is prior to the Maturity Date, the result of such extension, renewal or replacement shall not be an earlier maturity date or decreased weighted average life and (iii) if the final maturity date of such Indebtedness set forth in the Information Certificate is after the Maturity Date, the result of such extension, renewal or replacement shall not be a maturity date earlier than the earlier of (A) a date that is at least six (6) months after the Maturity Date, or (B) the maturity date of the Indebtedness being refinanced;

(c)Indebtedness of any Loan Party to any other Loan Party or to any of their Affiliates;

(d)Guarantees by any Loan Party of Indebtedness or other obligations of (i) any other Loan Party, and (ii) any other Subsidiary of the Borrower so long as, in the case of this clause (ii), such Guarantees (together with any Investments made pursuant to subclause (y) of clause (i) and clause (p) of the definition of “Permitted Investments”) shall not exceed an aggregate principal amount of $150,000,000 at any time outstanding; provided that to the extent Guarantees are made pursuant to this clause (d)(ii) in an aggregate principal amount in excess of $75,000,000, on a pro forma basis, after giving effect to any Guarantees under this clause (d)(ii), either (1) the Total Outstandings shall not exceed more than 50% of the Line Cap, or (2) the Payment Conditions shall have been satisfied;

(e)Purchase money Indebtedness of any Loan Party to finance the acquisition or improvement of any fixed or capital assets, including Capital Lease Obligations (excluding therein any Indebtedness incurred in connection with sale or sale-leaseback transactions permitted under clause (j) of this definition), and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof (and not incurred in contemplation of such acquisition), and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof; provided, however, that the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $50,000,000 at any time outstanding;

(f)Indebtedness under Financial Hedges, other than for speculative purposes, entered into in the ordinary course of business;

(g)Contingent liabilities under surety bonds or similar instruments incurred in the ordinary course of business in connection with the construction or improvement of retail stores;

(h)Indebtedness incurred for the construction or acquisition of, or to finance or to refinance, any Real Estate owned by any Loan Party;

(i)Indebtedness with respect to the deferred purchase price for any Permitted Acquisition or any Permitted Investment of the type described in clauses (p) and/or (q) of the definition of “Permitted Investment”, provided that no such Indebtedness shall be secured by any of the ABL Priority Collateral and to the extent secured by Term Priority Collateral, shall be subject to the Intercreditor Agreement or an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent and duly executed by the holder of such Indebtedness (or an agent on their behalf);

(j)Indebtedness incurred in connection with sale and sale-leaseback transactions permitted hereunder;

(k)Subordinated Indebtedness;

(l)Indebtedness incurred by any Foreign Subsidiary for working capital or general corporate purposes which is not guaranteed by or secured by any assets of any Loan Party (other than the capital stock of such Foreign Subsidiary);

(m)Indebtedness constituting the obligation to make purchase price adjustments and indemnities in connection with Permitted Acquisitions or Permitted Investments of the type described in clauses (p) and/or (q) of the definition of “Permitted Investment”;

(n)Guarantees and letters of credit and surety bonds issued in connection with Permitted Acquisitions, Permitted Dispositions and Permitted Investments of the type described in clauses (p) and/or (q) of the definition of “Permitted Investment”;

(o)Indebtedness of any Loan Party acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time and as a result of a Permitted Acquisition); provided, that in each case such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition;

(p)Indebtedness relating to surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(q)without duplication of any other Indebtedness, non-cash accruals of interest, accretion or amortization of original issue discount and/or pay-in-kind interest;

(r)other Indebtedness; provided that any such Indebtedness shall (i) have a maturity date of not less than six (6) months following the Maturity Date, (ii) not require any amortization of principal in excess of one percent (1.0%) of the original principal balance per annum until Payment in Full of the Obligations, (iii) except to the extent such Indebtedness does not exceed the aggregate principal amount of $100,000,000, be unsecured; provided further that any secured Indebtedness permitted pursuant to this clause (r) shall (A) not encumber any ABL Priority Collateral on a first lien basis and (B) be subject to an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent and duly executed by the holder of such Indebtedness;

(s)Indebtedness relating to existing letters of credit obtained from Canadian financial institutions, as set forth in the Information Certificate;

(t)other unsecured Indebtedness in an aggregate principal amount not exceeding $100,000,000 at any time outstanding;

(u)(i) Indebtedness under the Term Loan Facility, in an aggregate principal amount at any time outstanding not to exceed the sum of (A) $200,000,000 plus (B) the aggregate principal amount of any increase in the Term Loan Facility or any addition of new debt tranches under the Term Loan Agreement, in each case, permitted under the Term Loan Agreement (as in effect on April 30, 2014), plus (ii) any incremental equivalent Indebtedness permitted under the Term Loan Agreement (as in effect on April 30, 2014) which is pari passu with or junior to the Liens securing the Term Loan Facility or unsecured, so long as, in the case of clauses (i)(B) and (ii) hereunder, the sum of the aggregate initial principal amount of such facilities does not exceed the amount permitted to be incurred under the Term Loan Agreement (as in effect on April 30, 2014), and (iii) any refinancings, replacements, extensions or renewals of any Indebtedness permitted under clauses (i) or (ii) to the extent not otherwise prohibited hereunder and is in compliance with any restrictions contained in the Intercreditor Agreement or any other intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent with respect thereto, together with the amount of accrued interest, reasonable closing costs, expenses, fees, and premium paid in connection therewith; provided that the Indebtedness described in this clause (u) shall at all times be subject to the Intercreditor Agreement or an intercreditor in form and substance reasonably satisfactory to the Administrative Agent and duly executed by the Term Agent.

“Permitted Investments” means each of the following:

(a)Government Securities;

(b)Collective investment funds created pursuant to Regulation 9 of the Office of the Comptroller of the Currency of the United States, rated AAA by S&P or Aaa by Moody’s and in compliance with SEC Rule 2(a)7, that are invested solely in one (1) or more securities of the United States government, securities issued by one (1) or more agencies of the United States government, repurchase agreements, reverse repurchase agreements, and individual corporate securities rated AAA by S&P or Aaa by Moody’s;

(c)Certificates of deposit, Eurodollar certificates of deposit, demand and time deposits, and prime bankers acceptances issued by any of the Lenders and any other financial institution organized and existing under the laws of the United States of America or any of its states or Canada and having on the date of the investment (i) an S&P rating of at least A- or A-1, (ii) a Moody’s rating of at least A-3 or P-1, or (iii) an equivalent rating from either Dominion Bond Rating Services Limited or CBRS, Inc., in each case due within one (1) year after the date of the making of the investment;

(d)Fully collateralized repurchase agreements with a financial institution described in clause (c) above having a defined termination date, fully secured by obligations of the United States government, or its agencies, and due within one (1) year after the date of the making of the investment;

(e)Tax-exempt mutual funds that invest in municipal securities rated Al or higher or AA or higher by S&P or P1 or higher or Aa or higher by Moody’s and in compliance with SEC Rule 2(a)7;

(f)Variable-rate tax-exempt demand notes issued by municipalities and rated AA or higher by S&P or Aa or higher by Moody’s and due within one (1) year after the date of the making of the investment;

(g)(i) Commercial paper issued by corporations and rated (x) A2 or higher by S&P, (y) P2 or higher by Moody’s, or (z) an equivalent rating from either Dominion Bond Rating Services Limited or CBRS, Inc., and (ii) corporate debt obligations rated (x) BBB or higher by S&P, (y) Baal or higher by Moody’s, or (z) an equivalent rating from either Dominion Bond Rating Services Limited or CBRS, Inc. [~~So~~]so long as the instrument is rated (x) Al or higher or A- or higher by S&P, (y) P1 or higher or A3 or higher by Moody’s, or (z) an equivalent rating or higher from either Dominion Bond Rating Services Limited or CBRS, Inc., it must be due within one (1) year after the date of the making of the investment, otherwise it shall be due within ninety (90) days after the date of the making of the investment;

(h)Loan participations through a financial institution described in clause (c) above, provided the underlying corporate credit is rated A2 or higher by S&P and P2 or higher by Moody’s and provided such loan participations are limited in duration to overnight investments;

(i)Investments by any one or more Loan Parties (x) in other Loan Parties, and (y) so long as no Default or Event of Default exists or arises as a result thereof, in any other Subsidiary of the Parent so long as, in the case of this clause (y) such Investments (together with any Guarantees made pursuant to clause (d)(ii) of the definition of “Permitted Indebtedness” and any Investments made pursuant to clause (p) of this definition of “Permitted Investments”) shall not exceed an aggregate principal amount at any time outstanding equal to $150,000,000; provided that to the extent Investments are made pursuant to this clause (i)(y) in an aggregate principal amount in excess of $75,000,000, on a pro forma basis, after giving effect to any Investment under this clause (i)(y), either (A) the Total Outstandings shall not exceed more than 50% of the Line Cap, or (B) the Payment Conditions shall have been satisfied;

(j)Loans or advances to directors, officers, and employees of the Loan Parties that never exceed a total of $10,000,000 outstanding for all of the Loan Parties and to the extent not prohibited by the Sarbanes-Oxley Act of 2002;

(k)Indebtedness of customers created in any Loan Party’s ordinary course of business in a manner consistent with its present practices;

(l)Financial Hedges not for speculative purposes;

(m)Callable agency securities issued by government-sponsored entities and rated AAA by S&P or Aaa by Moody’s;

(n)Agency bullet securities issued by government-sponsored entities and rated AAA by S&P or Aaa by Moody’s;

(o)Permitted Acquisitions;

(p)Other Investments (including the purchase of less than fifty percent (50%) of the Capital Stock of another Person), so long as such Investments (together with any Guarantees made pursuant to clause (d)(ii) of the definition of “Permitted Indebtedness” and any Investments made pursuant to clause (i)(y) of this definition of “Permitted Investments”) shall not exceed an aggregate principal amount at any time outstanding equal to $150,000,000; provided that to the extent Investments are made pursuant to this clause (p) in an aggregate principal amount in excess of $75,000,000, on a pro forma basis, after giving effect to any Investment under this clause (p), either (A) the Total Outstandings shall not exceed more than 50% of the Line Cap, or (B) the Payment Conditions shall have been satisfied;

(q)other Investments (including the purchase of less than 50% of the Capital Stock of another Person), so long as (1) (x) either (i) the Payment Conditions shall have been satisfied, or (ii)(A) no Default or Event of Default has occurred or shall occur after giving effect to such Investment, and (B) after giving pro forma effect to such Investment, Availability on the date of such Investment and for the sixty (60) days precedent such Investment shall be equal to or greater than twenty percent (20%) of the Line Cap (without giving effect to the Specified Reserves), and (y) the Borrower shall have provided a certification to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, certifying as to the satisfaction of the conditions described in clauses (x)(i) or (ii), as applicable, or (2) the Covenant Conditions shall have been satisfied; and

(r)shares of any so-called “money market fund” advised, serviced or sold by any of the Lenders or by any other financial institution, provided that such fund (i) is registered under the Investment Company Act of 1940, (ii) has net assets of at least $250,000,000, (iii) has an investment portfolio with an average maturity of 365 days or less, and (iv) is not generally considered to be a “high-yield” fund.

“Permitted Overadvance” means an Overadvance made by the Administrative Agent, in its reasonable discretion, which:

(a)Is made to maintain, protect or preserve the Collateral and/or the Credit Parties’ rights under the Loan Documents or which is otherwise for the benefit of the Credit Parties; and

(b)Together with all other Permitted Overadvances then outstanding, (i) shall not exceed five percent (5%) of the Borrowing Base and the FILO Borrowing Base, in the aggregate outstanding at any time or (ii) unless a liquidation of the ABL Priority Collateral is then occurring, remain outstanding for more than forty-five (45) consecutive Business Days, unless in each case the Required Lenders otherwise agree;

provided however, that the foregoing shall not (i) modify or abrogate any of the provisions of SECTION 2.13(h) regarding any Revolving Lender’s obligations with respect to Letter of Credit Disbursements, or (ii) result in any claim or liability against the Administrative Agent (regardless of the amount of any Overadvance) for “inadvertent Overadvances” (i.e. where an Overadvance results from changed circumstances beyond the control of the Administrative Agent (such as a reduction in the collateral value)), and such inadvertent Overadvances shall not reduce the amount of Permitted Overadvances allowed hereunder; and further provided that in no event shall the Administrative Agent make an Overadvance, if after giving effect thereto, the principal amount of the Revolving Credit Extensions would exceed the [~~Tetal~~]sum of the total Revolving Commitments (as in effect prior to any termination of the [~~Total]~~Revolving Commitments pursuant to SECTION 7.01).

“Permitted Prepayment” means any prepayment with the proceeds of Indebtedness so long as (i) unless otherwise waived by the Required Revolving Lenders, no Cash Dominion Event then exists, (ii) such Indebtedness is provided by an Eligible Assignee, and (ii) the aggregate principal amount of such Permitted Indebtedness shall be used to and shall not exceed the amount necessary to refinance the outstanding principal amount of the ABL Term Loan, together with any applicable Prepayment Premium, accrued but unpaid interest and fees and expenses owing in connection with the repayment of the ABL Term Loan and the incurrence of such new Indebtedness; provided that any Permitted Indebtedness incurred to refinance or replace the ABL Term Loan shall not have terms or conditions (other than interest rate, prepayment premium and fees/expenses payable thereunder) more favorable, taken as a whole, to the Persons providing such Permitted Indebtedness than the terms of the ABL Term Loan being so refinanced, or shall be otherwise on terms satisfactory to the Administrative Agent. The Lenders hereby agree that any Indebtedness meeting the requirements set forth in this definition shall constitute Permitted Indebtedness and the Borrower and the Administrative Agent, notwithstanding anything to the contrary in Section 9.02, shall be entitled to amend this Agreement and any other Loan Document to permit such Indebtedness to constitute “Obligations” hereunder and thereunder.

“Person” means any natural person, corporation, limited liability company, unlimited liability company, trust, joint venture, association, company, partnership, limited partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Parent or any ERISA Affiliate or any such Plan to which the Parent or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Pledge Agreement” means that certain pledge agreement (whether or not contained in the Security Agreement or a standalone document) dated as of April 30, 2014 by and among certain of the Loan Parties and the Collateral Agent.

“PPSA” means the Personal Property Security Act of Ontario (or any successor statute) or similar legislation of any other Canadian jurisdiction, including, without limitation, the Civil Code of Quebec, the laws of which are required by such legislation to be applied in connection with the issue, perfection, enforcement, opposability, validity or effect of security interests.

“Prepayment Event” means any of the following events:

(a)Any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any ABL Priority Collateral, other than the sale of Inventory in the ordinary course of business and other than sales, transfers and other dispositions to other Loan Parties; or

(b)Any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any ABL Priority Collateral, unless the proceeds therefrom are required to be paid to the holder of a Lien on such property or asset having priority over the Lien of the Collateral Agent.

“Prime Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”; (b) the Federal Funds Effective Rate for such day, plus 0.50%; and (c) the LIBO Rate for a one month interest period as determined on such day, plus 1.00%~~.~~ . The “prime rate” set forth in clause (a) above is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in Bank of America’s prime rate, the Federal Funds Effective Rate or the LIBO Rate, respectively, shall take effect at the opening of business on the day specified in the public announcement of such change. Notwithstanding the foregoing or anything else herein to the contrary, the Prime Rate shall in no event be less than zero percent (0.0%)

“Prime Rate Loan” means any Revolving Credit Loan or the outstanding portion of the FILO Loan bearing interest at a rate determined by reference to the Prime Rate, in accordance with the provisions of Article II.

“pro forma basis” means, in respect of a Specified Transaction, that such Specified Transaction shall be deemed to have occurred as of the first day of the applicable period of measurement in connection with the determination of the Consolidated Fixed Charge Ratio.

“Proceeds of Crime Act” means the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), and any regulations promulgated thereunder, if any, as the same may be amended from time to time.

“Purchase Option Event” has the meaning provided in SECTION 9.02.

“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Real Estate” means all Leases and all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned by any Loan Party, including all easements, rights-of-way, and similar rights relating thereto and all leases, tenancies, and occupancies thereof.

“Recipient” means any Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Register” has the meaning provided in SECTION 9.04(c).

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Release” has the meaning provided in Section 101(22) of CERCLA.

“Release Date” means the date that the Liens held by the Collateral Agent, for the benefit of the Credit Parties, on the Term Priority Collateral is terminated and released, which shall occur only upon payment in full of the Term Loan Facility (other than payment in full through a refinancing, replacement, amendment, supplement, modification, extension, renewal, restatement, amendment and restatement or refunding thereof).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 -day notice period has been waived.

“Reports” has the meaning provided in SECTION 8.13.

“Required ABL Term Lenders” means at a time ABL Term Lenders holding ABL Term Loans aggregating more than fifty percent (50%) of the aggregate, amount of the ABL Term Loans outstanding.

“Required Lenders” means, at any time, Lenders (other than Defaulting Lenders) having Revolving Commitments and holding FILO Loans and ABL Term Loans aggregating more than fifty percent (50%) of the [~~Total~~]Revolving Commitments and the principal amount of the FILO Loans and ABL Term Loans outstanding or if the Revolving Commitments have been terminated, Lenders (other than Defaulting Lenders) whose percentage of the outstanding Credit Extensions (calculated assuming settlement and repayment of all Swingline Loans by the Lenders) aggregate not less than fifty percent (50%) of all such Credit Extensions.

“Required Revolving Lenders” means, at any time, Revolving Lenders (other than Defaulting Lenders) having Revolving Commitments aggregating more than fifty percent (50%) of the aggregate amount of Revolving Commitments have been terminated. Revolving Lender (other than Defaulting Lenders) whose percentage of the outstanding Revolving Credit Extensions (calculated assuming settlement and repayment of all Swingline Loans by the Revolving Lenders) aggregate not Jess than fifty percent (50%) of all such Revolving Credit Extensions.

“Reserves” means all (if any) Inventory Reserves and Availability Reserves.

“Responsible Officer” of any Person shall mean any executive officer or financial officer of such Person and any other officer or similar official thereof with responsibility for the administration of the obligations of such Person in respect of this Agreement.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any class of Capital Stock of a Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Capital Stock of a Person or any option, warrant or other right to acquire any Capital Stock of a Person; provided that “Restricted Payments” shall not include any dividends payable solely in Capital Stock of a Loan Party.

“Revolving and FILO Obligations” means (a) the due and punctual payment of (i) the principal of, and interest (including all interest that accrues after the commencement of any case or proceeding by or against any Loan Party under the Bankruptcy Code, the BIA, the WURA or the CCAA or any state, federal or provincial bankruptcy, insolvency, receivership or similar law, whether or not allowed in such case or proceeding) on the Revolving Credit Loans and the FILO Loan, as and when due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Loan Parties under this Agreement or any other Loan Document in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations, to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise, of the Loan Parties, to the Credit Parties, (other than the ABL Term Loan Secured Parties) under this Agreement and the other Loan Documents, including, without limitation, for all such items, that accrue after the commencement of any case or proceeding by or against any Loan Party under the Bankruptcy Code, the BIA, the WURA or the CCAA or any state, federal or provincial bankruptcy, insolvency, receivership or similar law, whether or not allowed in such case or proceeding, (b) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each Loan Party under or pursuant to this Agreement and the other Loan Documents (other than those related to the ABL Term Loan), and (c) Other Liabilities.

“Revolving Borrowing” means (a) the incurrence of Revolving Credit Loans of a single Type, on a single date and having, in the case of LIBO Loans, a single Interest Period, or (b) a Swingline Loan.

“Revolving Commitment” means, with respect to each Revolving Lender, the aggregate commitment(s) of such Revolving Lender hereunder in the amount set forth opposite its name on Schedule 1.1 hereto or as may subsequently be set forth in the Register from time to time, as the same may be increased or reduced from time to time pursuant to this Agreement.

“Revolving Commitment Percentage” means with respect to each Revolving Lender, that percentage of the Revolving Commitments of all Revolving Lenders hereunder, in the amount set forth opposite such Revolving Lender’s name on Schedule 1.1 hereto or as may subsequently be set forth in the Register from time to time, as the same may be increased or reduced from time to time pursuant to this Agreement.

“Revolving Credit Ceiling” means $350,000,000, as such amount may be increased or reduced in accordance with the terms of this Agreement.

“Revolving Credit Extensions” means each, of the following, (a) a Revolving Borrowing and (b) an L/C Credit Extension.

“Revolving Credit Loans” means all loans at any time made by any Revolving Lender pursuant to Article II and, to the extent applicable, shall include Swingline Loans made by the Swingline Lender pursuant to SECTION 2.06.

“Revolving Credit Notes” means the promissory notes of the Borrower substantially in the form of Exhibit D, each payable to the order of a, Revolving Lender, evidencing the Revolving Credit Loans made to the Borrower.

“Revolving Lender” means, at any time, any Lender that has a Revolving Commitment at such time or, if the Revolving Commitments have terminated, Revolving Credit Extensions.

“Revolving Line Cap” means, at any time of determination, the lesser of (a) the aggregate amount of the Revolving Commitments or (b) the Borrowing Base.

“Revolving Purchase Date” has the meaning provided in SECTION 9.02.

“Revolving Purchase Notice” has the meaning provided in SECTION 9.02.

“Revolving Purchasing Creditors” has the meaning provided in SECTION 9.02.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sanction(s)” means any international economic sanction administered or enforced by OFAC, the United Nations Security Council, the federal government of Canada, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission.

“Security Agreement” means the Amended and Restated Security Agreement dated as of April 30, 2014 among the Loan Parties and the Collateral Agent for its benefit and the benefit of the other Credit Parties.

“Security Documents” means the Security Agreement, the General Security Agreement, the Deeds of Hypothec, the Facility Guarantee, the Facility Guarantors’ Collateral Documents, the Pledge Agreement, the Intellectual Property Security Agreement(s), the Confirmation Agreement, and each other security agreement or other instrument or document executed and delivered pursuant to this Agreement or any other Loan Document to secure any of the Obligations.

“Settlement Date” has the meaning provided in SECTION 2.22(b).

“Solvent” means, with respect to any Person on a particular date, that on such date (i) (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair saleable value of the properties and assets of such Person is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person’s ability to pay as such debts mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person’s properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged, and (ii) as to any Person incorporated or organized under the laws of Canada or any province or territory thereof, such Person is not an “insolvent person” as defined in the BIA.

“Specified Default” means the occurrence of any Event of Default specified in SECTIONS 7.01(a), 7.01(b), 7.01(c), 7.01(d) (with respect to Article VI, SECTIONS 5.01(d), 5.08(b) or 5.11 only), 7.01(f) (but only to the extent such Material Indebtedness has been accelerated), 7.01(g), 7.01(h), 7.01(i), 7.01(j), 7.01(k), 7.01(n), 7.01(o), 7.01(p), 7.01(s), or SECTION 7.01(t). Each determination of whether a Specified Default has occurred and is continuing (solely as it relates to the definition of “Cash Dominion Event”, the definition of “ABL Term Default Rate,” SECTION 2.12, and SECTION 8.18) shall be made without giving effect to any waiver or modification of any such provision effected pursuant to the terms hereof without the consent of the ABL Term Loan Agent.

“Specified Loan Party” means any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to SECTION 9.23).

“Specified Release Paragraph” has the meaning provided in SECTION 9.02.

“Specified Reserves” means, collectively, the FILO Reserve and the ABL Term Loan Reserve.

“Specified Transaction” means any Permitted Acquisition, any Investment made pursuant to clause (q) of the definition of “Permitted Investment”, prepayment of Indebtedness pursuant to Section 6.06(b)(ii), and any Restricted Payment or other event that by the terms of this Agreement requires such test to be calculated on a “pro forma basis” or after giving “pro forma effect.”

“Standby Letter of Credit” means any Letter of Credit other than a Commercial Letter of Credit.

“Stated Amount” means at any time the maximum amount for which a Letter of Credit may be honored.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the [~~Board~~]FRB to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the [~~Board~~]FRB). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBO Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Indebtedness” means Indebtedness which is expressly subordinated in right of payment to the prior payment in full of the Obligations and which is in form and on terms approved in writing by the Agents (for the avoidance of any doubt, the FILO Loan and the ABL Term Loan shall not constitute Subordinated Indebtedness).

“Subsidiary” means with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s Consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which Capital Stock representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, Controlled or held, or (b) except with respect to any financial statements or calculations in accordance with GAAP, that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Swap Obligations” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1 a(47) of the Commodity Exchange Act.

“Swingline Lender” means Bank of America, N.A., in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a, Revolving Credit Loan made by the Swingline Lender to the Borrower, pursuant to SECTION 2.06 hereof.

“Swingline Loan Ceiling” means, at any time, ten percent (10%) of the [~~Total~~]Revolving Commitments. As of the Effective Date, the Swingline Loan Ceiling is $35,000,000.

“Swingline Note” means the promissory note of the Borrower substantially in the form of Exhibit E, payable to the order of the applicable Swingline Lender, evidencing the Swingline Loans made by the Swingline Lender to the Borrower.

“Synthetic Lease” means any lease or other agreement for the use or possession of property creating obligations which do not appear as Indebtedness on the balance sheet of the lessee thereunder but which, upon the insolvency or bankruptcy of such Person, may be characterized as Indebtedness of such lessee without regard to the accounting treatment.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Agent” means Bank of America, N.A., in its capacity as administrative agent and collateral agent under the Term Loan Agreement or any successor agent thereto.

“Term Loan Agreement” means that certain Term Loan Agreement dated as of April 30, 2014 by and among, inter alios, the Borrower, the Term Agent and the lenders from time to time party thereto, as the same may be amended, restated, amended and restated, supplemented, refinanced, replaced, extended, renewed or otherwise modified from time to time in accordance with the terms hereof and of the Intercreditor Agreement.

“Term Loan Documents” means the Term Loan Agreement and the other “Loan Documents” (as defined in the Term Loan Agreement).

“Term Loan Facility” means the credit facility pursuant to the Term Loan Agreement and one or more debt facilities or other financing arrangements (including, without limitation indentures) providing for term loans or other long-term Indebtedness that replace or refinance such credit facility, including any such replacement or refinancing facility or indenture that increases or decreases the amount permitted to be borrowed thereunder or alters the maturity thereof and whether by the same or any other agent, lender or group of lenders, and any amendments, supplements, modifications, extensions, renewals, restatements, amendments and restatements or refundings thereof or any such indentures or credit facilities that replace or refinance such credit facility, in each case, which is in compliance with any restrictions contained in the Intercreditor Agreement or any other intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent with respect thereto.

“Term Loan Maturity Reserve” means during any Term Loan Reserve Period, an amount equal to the then outstanding principal balance of the Term Loan Facility outstanding on the date which is ninety-one (91) days prior to the maturity date of such Indebtedness, which Term Loan Maturity Reserve shall remain in place (but shall be reduced to give effect to any payments of the Term Loan Facility made during such Term Loan Reserve Period (including any payments made with the proceeds of Loans hereunder) to the extent such payments are permitted hereunder) until the earlier of the repayment of such Indebtedness (including as a result of refinancing of such Indebtedness so long as the term of such refinancing Indebtedness (any such refinancing Indebtedness, the “Refinancing Term Loan Debt”) is at least ninety-one (91) days) or the extension of the maturity date of such Indebtedness to a date which is at least ninety-one (91) days after the then maturity date of such Indebtedness.

“Term Loan Reserve Period” means the period beginning on the 91st day prior to the maturity date of the Term Loan Facility and in each case ending on the date of the repayment in full of such Indebtedness. If and to the extent that such Indebtedness is repaid by virtue of any Refinancing Term Loan Debt, a subsequent Term Loan Maturity Reserve shall be imposed in an amount equal to the outstanding principal balance of such Refinancing Term Loan Debt from and after the date that is ninety-one (91) days prior to the maturity date of such Refinancing Term Loan Debt.

“Term Priority Collateral” has the meaning provided for such term in the Intercreditor Agreement.

“Termination Date” means (a) with respect to the Revolving and FILO Obligations, the earliest to occur of (i) the Maturity Date, (ii) the date on which the maturity of the Revolving and FILO Obligations is accelerated and the [~~Total~~]Revolving Commitments are irrevocably terminated, (iii) the date of the occurrence of any Event of Default pursuant to SECTION 7.01(h) or 7.01(i), or (iv) the termination of the [~~Total~~]Revolving Commitments in accordance with the provisions of SECTION [~~2.15~~] [ ~~“Total Commitments” means, at any time, the sum of the Commitments at such time. As of the Effective Date, the Total Commitments aggregate $350,000,000.~~]2.15 and (b) with respect to the ABL Term Obligations the earliest to occur of (i) the Maturity Date, or (ii) the date on which the maturity of the ABL Term Obligations is accelerated (or deemed accelerated) in accordance with Article VII.

“Total Outstandings” means the aggregate outstanding principal amount of all Loans and all Letter of Credit Outstandings.

“Trust Funds” means any cash comprised of (i) funds specifically and exclusively used for payroll Taxes, payroll and other employee benefit payments to or for the benefit of any Loan Party’s or its Subsidiaries’ employees, (ii) all Taxes required to be collected, remitted or withheld (including, without limitation, federal and state withholding taxes (including the employer’s share thereof) and (iii) any other funds (A) which any Loan Party holds on behalf of another Person and (B) which such Loan Party holds as an escrow or fiduciary for such Person.

“Trust Funds DDA” has the meaning provided in SECTION 2.18(h).

“Type” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, or the Prime Rate, as applicable.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Unanimous Consent” means the consent of Lenders (other than Defaulting Lenders) holding one hundred percent (100%) of the Commitments (other than Commitments held by a Defaulting Lender).

[~~“Uncommitted Increase” has the meaning specified in SECTION 2.02(b).~~]

“Unused Commitment” shall mean, on any day, (a) the then [~~Total~~]aggregate, Revolving Commitments minus (b) the sum of (i) the principal amount of Revolving Credit Loans (other than Swingline Loans) then outstanding, and (ii) the then Letter of Credit Outstandings.

“Unused Fee” has the meaning provided in SECTION 2.19(b).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in SECTION 2.23 (e)(ii)(B)(III).

“Wage Earner Protection Act Reserve” means, on any date of determination, an Availability Reserve established from time to time by the Administrative Agent in its commercially reasonable discretion from the perspective of an asset-based lender exercised in good faith in such amount as the Administrative Agent determines reflects the amounts which would give rise to a Lien under the Wage Earner Protection Program Act (Canada) with respect to the employees of any Loan Party employed in Canada with priority under Applicable Law over the Lien of the Collateral Agent.

“WURA” means the Winding-Up and Restructuring Act (Canada), and any regulations promulgated thereunder, if any, as amended from time to time.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal by the Parent or an ERISA Affiliate from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title W of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02Terms Generally.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented, replaced, refinanced or otherwise modified (subject to any restrictions on such amendments, restatements, amendments and restatements, supplements, replacements, refinancings or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns, (c) the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, unless the context shall otherwise require, (e) the term “security interest” shall include a hypothec and the term hypothecation, (f) the term “solidary” as used herein shall be read and interpreted in accordance with the Civil Code of Quebec, (g) any reference to “registration” or “filing” in respect of security, security interest or hypothecation shall also mean “publishing”, (h) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible, moveable and immoveable, and intangible assets and properties, including cash, securities, accounts and contract rights and (i) all financial statements and other financial information provided by the Borrower to the Agents or any Lender shall be provided with reference to dollars, and (j) all references to “$” or “dollars” or to amounts of money shall be deemed to be references to the lawful currency of the United States of America.

SECTION 1.03Accounting Terms; GAAP.

Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect on the Effective Date; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to reflect the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then the parties hereto shall negotiate in good faith to enter into an amendment to this Agreement to preserve the original intent thereof in light of such change in GAAP and such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such provision shall have been amended in accordance herewith; provided, further, that any change in GAAP after the Effective Date will not cause any lease that was not or would not have been a capital lease prior to such change to be deemed a capital lease.

SECTION 1.04Rounding.

Any financial ratios required to be maintained by the Loan Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number.

SECTION 1.05Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.06Letter of Credit Amounts.

Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to be the Stated Amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms of any Issuer Documents related thereto, provides for one or more automatic increases in the Stated Amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum Stated Amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum Stated Amount is in effect at such time.

SECTION 1.07Timing of Performance.

Except as otherwise provided in SECTION 2.21(a), if the performance of any covenant, duty or obligation under any Loan Document shall be due on a day that is not a Business Day, the date for such performance shall be extended to the next succeeding Business Day.

SECTION 1.08Divisions.

For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.

ARTICLE II
Amount and Terms of Credit

SECTION 2.01Commitment of the Lenders.

(a)Each Revolving Lender, severally and not jointly with any other Lender, agrees, upon the terms and subject to the conditions herein set forth, to make Revolving Credit Extensions to or for the benefit of the Borrower, on a revolving basis, subject in each case to the following limitations:

(i)The Total Outstandings shall not at any time either (A) exceed $[~~350,000,000~~]400,000,000 or any greater or lesser amount to which the [~~Total~~]Revolving Commitments have then been increased or reduced by the Borrower pursuant to SECTION 2.02 or SECTION 2.15, or (B) cause Availability to be less than zero;

(ii)Letters of Credit shall be available from the Issuing Banks to the Borrower, subject to the ratable participation of the Revolving Lenders, as set forth in SECTION 2.13. The Borrower shall not permit the aggregate Letter of Credit Outstandings at any time to exceed $150,000,000;

(iii)No Revolving Lender shall be obligated to make any Revolving Credit Extension to the Borrower in excess of such Revolving Lender’s Revolving Commitment; and

(iv)Subject to all of the other provisions of this Agreement, Revolving Credit Loans to the Borrower that are repaid may be reborrowed prior to the Termination Date for the Revolving and FILO Obligations. No new Revolving Credit Extensions (other than Permitted Overadvances) shall be made to the Borrower after the Termination Date for the Revolving and FILO Obligations.

(b)Except as provided in SECTION 2.01(a)(iii), each Borrowing of Revolving Credit Loans (other than Swingline Loans) shall be made by the Revolving Lenders pro rata in accordance with their respective Revolving Commitments. The failure of any Revolving Lender to make any Revolving Credit Loan to the Borrower shall neither relieve any other Revolving Lender of its obligation to fund its Revolving Credit Loan to the Borrower in accordance with the provisions of this Agreement nor, except in accordance with SECTION 8.16(b), increase the obligation of any such other Revolving Lender.

(c)On the First Amendment Effective Date and subject to the terms and conditions set forth herein and therein, each FILO Lender shall make a FILO Loan to the Borrower in an aggregate amount equal to the amount set forth opposite such FILO Lender A name set forth on Schedule 1.1 hereto. Amounts borrowed under this SECTION 2.01(c) and repaid or prepaid may not be reborrowed.

(d)On the First Amendment Effective Date, and subject to the terms and conditions set forth herein and therein each ABL Term Lender shall make an ABL Term Loan to the Borrower in an aggregate amount equal to the amount set forth opposite such ABL Term Lender’s name set forth on Schedule 1.1 hereto. Amounts borrowed under this SECTION 2.01(d) and repaid or prepaid may not be reborrowed.

SECTION 2.02Increase in [~~Total~~]Revolving Commitments.

(a)[~~So long as no Default or Event of Default exists or would arise therefrom, upon notice to the Administrative Agent, the Borrower shall have the right at any time, and from (i) [Solely with respect to any Uncommitted Increase, thc]The Borrower, the Administrative Agent, and any Additional Commitment Lender shall have time to time, to increase the Total Commitments by an amount not to exceed $50,000,000 in the aggregate for all such increases (the “Committed Increase”); provided that (i) any such Committed Increase shall be provided by the Committed Increase Lenders on a pro rata basis based on the Committed Increase Commitment of each such Committed Increase Lender, (ii) any such Committed Increase shall be in a minimum amount of $10,000,000, (iii) no Uncommitted Increase shall take effect until the aggregate amount of all Committed Increases have been exercised hereunder, (iv) the amount of the Total Commitments, as the same may be increased pursuant to any Committed Increase and/or Uncommitted Increase set forth in SECTION 2.02(b) below, shall not exceed $500,000,000 at any time, and (v) the Borrower may elect up to five (5) Committed Increases. Any such Committed Increase shall be effectuated as soon as reasonably practicable after the request of the Borrower therefor.~~]Each of the FILO Loan and the ABL Term Loan made on the First Amendment Effective Date shall be deemed to replace the provisions of this SECTION 2.02(a) as such provisions were in effect immediately preceding the First Amendment Effective Date.

(b)So long as no Default or Event of Default exists or would arise therefrom, the Borrower shall have the right at any time, and from time to time, following the First Amendment Effective Date, to request an increase of the [~~Total~~]Revolving Commitments by an amount not to exceed $100,000,000 in the aggregate for all such requested increases ([~~any __________ such increase, an “Uncommitted Increase”, and, together with all Committed Increases,~~]collectively, the “Commitment Increases”). Any such requested [~~Uncommitted~~]Commitment Increase following the First Amendment Effective Date shall be first made to all existing Revolving Lenders on a pro rata basis. To the extent that the existing Revolving Lenders decline to increase their Revolving Commitments, or decline to increase their Revolving Commitments to the amount requested by the Borrower, the Administrative Agent, in consultation with the Borrower, will use commercially reasonable efforts to arrange for other Persons (which Persons may be suggested by the Borrower but subject in any event to the approval of the Administrative Agent in accordance with the terms of this clause (b)) to become a Revolving Lender hereunder and to issue commitments in an amount equal to the amount of the [~~Uncemmitted~~]Commitment Increase in the [~~Total~~]Revolving Commitments requested by the Borrower and not accepted by the existing Revolving Lenders (each such Person issuing, or Revolving Lender increasing, its Commitment, an “Additional Commitment Lender”), provided, however, that (i) no Revolving Lender shall be obligated to provide [~~an Uncommitted~~]a Commitment Increase as a result of any such request by the Borrower, and (ii) any Additional Commitment Lender which is not an existing Revolving Lender shall qualify as an Eligible Assignee and shall be subject to the approval of the Administrative Agent, the Issuing Banks and the Borrower (which approval shall not be unreasonably withheld). Each [~~Uneemmitted~~]Commitment Increase shall be in such minimum amounts as the Administrative Agent in its reasonable discretion shall determine

(c)[~~Any~~]Following the First Amendment Effective Date, any Commitment Increase shall not become effective unless and until each of the following conditions have been satisfied: executed and delivered a joinder to the Loan Documents in such form as the Administrative Agent shall reasonably require;

(i)[~~Solely with respect to any Uncommitted Increase, the~~]The Borrower, the Administrative Agent, and any Additional Commitment Lender shall have executed and delivered a joinder to the Loan Documents in such form as the Administrative Agent shall reasonably require;

(ii)The Borrower shall have paid such fees and other compensation, if any, to the [~~Committed Increase Lenders or the~~]Additional Commitment Lenders[~~, as applicable~~], as the Borrower and such [~~Committed Increase Lenders or~~]Additional Commitment Lenders~~[, as applicable,~~] shall agree in writing;

(iii)The Borrower shall have paid such arrangement fees as may be agreed by the Borrower and such arranger(s) in writing;

(iv)Upon the Administrative Agent’s request, the Borrower shall deliver to the Administrative Agent, for the benefit of the Credit Parties, an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Borrower reasonably satisfactory to the Administrative Agent and dated such date;

(v)Upon the request of any Revolving Lender (including, without limitation, any Additional Commitment Lender), a Revolving Credit Note will be issued at the Borrower’s expense, to such Revolving Lender, to be in conformity with requirements of SECTION 2.07 (with appropriate modification) to the extent necessary to reflect the new Revolving Commitment of such Revolving Lender; and

(vi)The Borrower and [~~Committed Increase Lender or~~]Additional Commitment Lender[~~, as applicable,~~] shall have delivered such other instruments, documents and agreements as the Administrative Agent may reasonably have requested.

(d)The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Commitment Increase following the First Amendment Effective Date (with each date of such effectiveness being referred to herein as a “Commitment Increase Date”), and at such time (i) the [~~Tetal~~]Revolving Commitments under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Commitment Increases, (ii) Schedule 1.1 shall be deemed modified, without further action, to reflect the revised Revolving Commitments and Revolving Commitment Percentages of the Revolving Lenders, and (iii) this Agreement shall be deemed amended, without further action, to the extent necessary to reflect such increased Revolving Commitments.

(e)In connection with Commitment Increases hereunder[~~, the~~] occurring following the First Amendment Effective Date, the Revolving Lenders and the Borrower agree that, notwithstanding anything to the contrary in this Agreement, (i) the Borrower shall, in coordination with the Administrative Agent, (x) repay outstanding Revolving Credit Loans of certain Revolving Lenders, and obtain Revolving Credit Loans from certain other Revolving

Lenders (including the Additional Commitment Lenders), or (y) take such other actions as reasonably may be required by the Administrative Agent, in each case to the extent necessary so that all of the Revolving Lenders effectively participate in each of the outstanding Revolving Credit Loans pro rata on the basis of their Revolving Commitment Percentages (determined after giving effect to any increase in the [~~Total~~]Revolving Commitments pursuant to this SECTION 2.02), and (ii) the Borrower shall pay to the Revolving Lenders any costs of the type referred to in SECTION 2.16(c) in connection with any repayment and/or Revolving Credit Loans required pursuant to preceding clause (i). Without limiting the obligations of the Borrower provided for in this SECTION 2.02, the Administrative Agent and the Revolving Lenders agree that they will use their best efforts to attempt to minimize the costs of the type referred to in SECTION 2.16(c) which the Borrower would otherwise occur in connection with the implementation of an increase in the [~~Total~~]Revolving Commitments.

SECTION 2.03Reserves; Changes to Reserves.

(a)The Inventory Reserves and Availability Reserves as of the First Amendment Effective Date are as set forth on the [~~initial~~]Borrowing Base Certificate dated December 14, 2018 and furnished to the Administrative Agent and the ABL Term Loan Agent as of the First Amendment Effective Date.

(b)The Administrative Agent may hereafter establish additional Reserves or change any of the foregoing Reserves, in the exercise of its commercially reasonable business judgment acting in accordance with industry standards for asset based lending in the retail industry, provided that such Reserves shall not be established or changed except upon not less than three (3) Business Days’ notice to the Borrower (during which period the Administrative Agent shall be available to discuss any such proposed Reserve with the Borrower), provided further that no such prior notice shall be required for (1) changes to any Reserves resulting solely by virtue of mathematical calculations of the amount of the Reserve in accordance with the methodology of calculation previously utilized, or (2) changes to Reserves or establishment of additional Reserves if a Material Adverse Effect has occurred or it would be reasonably likely that a Material Adverse Effect would occur were such Reserve not changed or established, or (3) if a Cash Dominion Event or an Event of Default has occurred and is then continuing. Notwithstanding the foregoing or anything to the contrary herein, the Administrative Agent shall impose the Debt Maturity Reserve. In no event will any reserves be imposed in respect of the FILO Borrowing Base or the ABL Term Borrowing Base, except that the Specified Reserves may be imposed against the Borrowing Base as and to the extent applicable.

SECTION 2.04Making of Loans.

(a)Except as set forth in SECTION 2.10, SECTION 2.11 and SECTION 2.12, Revolving Credit Loans (other than Swingline Loans) and the outstanding amount FILO Loan shall be either Prime Rate Loans or LIBO Loans as the Borrower may request (which request shall be made in the form attached hereto as Exhibit C), subject to and in accordance with this SECTION 2.04. All Swingline Loans shall be only Prime Rate Loans. All Revolving Credit Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, be Revolving Credit Loans of the same Type. Each Lender may fulfill its Commitment with respect to any Revolving Credit Loan by causing any lending office of such Lender to make such Revolving

Credit Loan; provided, however, that any such use of a lending office shall not affect the obligation of the Borrower to repay such Revolving Credit Loan in accordance with the terms of the applicable Revolving Credit Note. Each Lender shall, subject to its overall policy considerations, use reasonable efforts (but shall not be obligated) to select a lending office which will not result in the payment of increased costs by the Borrower pursuant to SECTION 2.14. Subject to the other provisions of this SECTION 2.04 and the provisions of SECTION 2.12, Borrowings of Revolving Credit Loans of more than one Type may be incurred at the same time, but in any event no more than [~~seven~~]ten ([~~7~~]10) Borrowings of LIBO Loans may be outstanding at any time.

(b)The Borrower shall give the Administrative Agent three (3) Business Days’ prior telephonic notice (thereafter confirmed in writing) of each Borrowing of LIBO Loans and notice of each Borrowing of Prime Rate Loans on the proposed day of each Borrowing. Any such notice, to be effective, must be received by the Administrative Agent not later than 1:00 p.m. on the third Business Day in the case of LIBO Loans prior to the date on which such Borrowing is to be made and, and no later than 1:00 p.m. on the same Business Day in the case of Prime Rate Loans on which such Borrowing is to be made. Such notice shall be irrevocable, shall contain disbursement instructions and shall specify: (i) whether the Borrowing then being requested is to be a Borrowing of Prime Rate Loans or LIBO Loans and, if LIBO Loans, the Interest Period with respect thereto; (ii) the amount of the proposed Borrowing (which shall be in an integral multiple of $1,000,000); and (iii) the date of the proposed Borrowing (which shall be a Business Day). If no election of Interest Period is specified in any such notice for a Borrowing of LIBO Loans, such notice shall be deemed a request for an Interest Period of one (1) month. If no election is made as to the Type of Revolving Credit Loan or the then outstanding amount of the FILO Loan, such notice shall be deemed a request for Borrowing of Prime Rate Loans. The Administrative Agent shall promptly notify each Lender of its proportionate share of such Borrowing, the date of such Borrowing, the Type of Borrowing being requested and the Interest Period or Interest Periods applicable thereto, as appropriate. On the borrowing date specified in such notice, each Lender shall make its share of the Borrowing available at the office of the Administrative Agent at 100 Federal Street, Boston, Massachusetts 02110, no later than 3:00 p.m. in immediately available funds. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with this SECTION 2.04 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In the event a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount, with interest thereon for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to Prime Rate Loans. If such Lender pays such amount to the Administrative Agent then such amount shall constitute such Lender’s Loan included in such Borrowing. Upon receipt of the funds made available by the Lenders to fund any borrowing hereunder, the Administrative Agent shall disburse such funds in the manner specified in the notice of borrowing delivered by the Borrower and shall use reasonable efforts to make the funds so received from the Lenders available to the Borrower no later than 4:00 p.m.

(c)The Administrative Agent, without the request of the Borrower may advance any interest, fee, service charge, or other payment to which any Credit Party is entitled from the Loan Parties pursuant hereto or any other Loan Document and may charge the same to the Loan Account as and when the same become due and payable hereunder, after giving effect to any applicable grace periods, notwithstanding that an Overadvance may result thereby, provided that no advances which create an Overadvance shall be made for any Cash Management Services or Bank Products. The Administrative Agent shall advise the Borrower of any such advance or charge promptly after the making thereof. Such action on the part of the Administrative Agent shall not constitute a waiver of the Administrative Agent’s rights and the Borrower’s obligations under SECTIONS 2.17(a), 2.17(b) and 2.17(c). Any amount which is added to the principal balance of the Loan Account as provided in this SECTION 2.04(c) shall bear interest at the interest rate then and thereafter applicable to Prime Rate Loans.

SECTION 2.05Overadvances.

(a)The Agents and the Lenders shall have no obligation to make any Revolving Credit Loan (including, without limitation, any Swingline Loan) or to provide any Letter of Credit if an Overadvance would result.

(b)The Administrative Agent may, in its discretion, make Permitted Overadvances to the Borrower without the consent of the Lenders and each Lender shall be bound thereby. Any Permitted Overadvances may constitute Swingline Loans, but in any event shall constitute Prime Rate Loans. The making of a Permitted Overadvance is for the benefit of the Borrower and shall constitute a Revolving Credit Loan and an Obligation. The making of any such Permitted Overadvance on any one occasion shall not obligate any Agent or any Lender to make or permit any Permitted Overadvance on any other occasion or to permit such Permitted Overadvances to remain outstanding.

(c)The making by the Administrative Agent of a Permitted Overadvance shall not modify or abrogate any of the provisions of SECTION 2.13(g) regarding the Revolving Lenders’ obligations to purchase participations with respect to Letter of Credit Disbursements or the provisions of SECTION 2.22(a) regarding the Revolving Lenders’ obligations to participate in Swingline Loans.

SECTION 2.06Swingline Loans.

(a)The Swingline Lender is authorized by the Revolving Lenders but is not obligated, to make Swingline Loans at any time (subject to SECTION 2.06(b)) to the Borrower (which shall be in an integral multiple of $100,000, but not less than $1,000,000), up to the amount of the sum of the Swingline Loan Ceiling, plus any Permitted Overadvances, in each case upon a notice of Borrowing from Borrower received by the Administrative Agent and the Swingline Lender (which notice, at the Swingline Lender’s discretion, may be submitted prior to 1:00 p.m. on the Business Day on which such Swingline Loan is requested). In no event shall the Swingline Lender be obligated to make any Swingline Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by the making of such Swingline Loan may have, Fronting Exposure. Swingline Loans shall be Prime Rate Loans and shall be subject to periodic settlement with the Revolving Lenders under SECTION 2.22.

(b)Swingline Loans may be made by the Swingline Lender only (i) for Permitted Overadvances or (ii) for administrative convenience, at the Borrower’s request therefor which shall be deemed a representation that the applicable conditions for borrowing under SECTION 4.02 are satisfied. If the Borrower has so requested a Swingline Loan but the conditions for borrowing under SECTION 4.02 cannot in fact be fulfilled, (x) the Borrower shall give immediate notice (a “Noncompliance Notice”) thereof to the Administrative Agent and the Swingline Lender, and the Administrative Agent shall promptly provide each Revolving Lender with a copy of the Noncompliance Notice, and (y) the Required Revolving Lenders may direct the Swingline Lender to, and the Swingline Lender thereupon shall, cease making Swingline Loans (other than Permitted Overadvances) until such conditions can be satisfied or are waived in accordance with SECTION 9.02. Unless the Required Revolving Lenders so direct the Swingline Lender, the Swingline Lender may, but is not obligated to, continue to make Swingline Loans commencing one (1) Business Day after the Non-Compliance Notice is furnished to the Revolving Lenders. Notwithstanding the foregoing, no Swingline Loans (other than Permitted Overadvances) shall be made pursuant to this SECTION 2.06(b) if the aggregate outstanding amount of the Credit Extensions and Swingline Loans would exceed the amounts set forth in SECTION 2.01 hereof.

SECTION 2.07Notes.

(a)Upon each Lender’s request, the[~~Revolving Credit~~] Loans made by such Lender shall be evidenced by a Revolving Credit Note, FILO Note, or ABL Term Note, as applicable, duly executed on behalf of the Borrower, dated the Effective Date or the First Amendment Effective Date, as applicable, payable to the order of such Lender in an aggregate principal amount equal to such Lender’s applicable Commitment.

(b)Upon the Swingline Lender’s request, the Revolving Credit Loans made by the Swingline Lender with respect to Swingline Loans shall be evidenced by a Swingline Note, duly executed on behalf of the Borrower, dated the Effective Date, payable to the order of the Swingline Lender, in an aggregate principal amount equal to the Swingline Loan Ceiling.

(c)Each Lender is hereby authorized by the Borrower to endorse on a schedule attached to each Note delivered to such Lender (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Lender’s internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of any such Loan, each payment of interest on any such Loan and the other information provided for on such schedule; provided, however, that the failure of any Lender to make such a notation or any error therein shall not affect the obligation of the Borrower to repay the Loans made by such Lender in accordance with the terms of this Agreement and the applicable Notes.

(d)Upon receipt of an affidavit and indemnity of a Lender as to the loss, theft, destruction or mutilation of such Lender’s Note and upon cancellation of such Note, the Borrower will issue, in lieu thereof, a replacement Note in favor of such Lender, in the same principal amount thereof and otherwise of like tenor at no expense to the Borrower.

SECTION 2.08Interest on Loans.

(a)Subject to SECTION 2.12, (x) each Prime Rate Loan that is a Revolving Credit Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as applicable) at a rate per annum that shall be equal to the then Prime Rate plus the Applicable Margin for Revolving Credit Loans that are Prime Rate Loans, and (y) each Prime Rate Loan that is the outstanding amount of the FILO Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as applicable) at a rate per annum that shall be equal to the then Prime Rate plus the Applicable Margin for FILO Loans that are Prime Rate Loans.

(b)Subject to SECTION 2.09 through 2.12, (x) each LIBO Loan that is a Revolving Credit Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBO Rate for such Interest Period, plus the Applicable Margin for Revolving Credit Loans that are LIBO Loans,, and (y) each LIBO Loan that is the outstanding amount of the FILO Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBO Rate for such Interest Period, plus the Applicable Margin for FILO Loans that are LIBO Loans.

(c)Subject to SECTION 2.12, each ABL Term Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360, days) at a rate, per annum that shall be, equal to the ABL Term Loan Rate, plus, eight, percent (8%) per annum; provided that if the ABL Term Loan Agent cannot determine the ABL Term„ Loan Rate as provided in SECTION 2.10 below then such rate shall be equal to the Prime Rate plus seven percent (7%) per annum. The ABL Term Loan Rate for any monthly payment shall be determined on the first day of the calendar month for which such rate is applicable and will apply for the month then being paid.

(d)Accrued interest on all Loans other than the Term Loans shall be payable in arrears on each Interest Payment Date applicable thereto, and in the case of ABL Term Loans, all accrued interest thereon shall be payable in arrears on each Interest Payment Date for ABL Term Loans, and in each case, at maturity (whether by acceleration or otherwise), after such maturity on demand and upon any repayment or prepayment thereof (on the amount prepaid).

SECTION 2.09Conversion and Continuation of Revolving Credit Loans.

(a)The Borrower shall have the right at any time, on three (3) Business Days’ prior irrevocable notice to the Administrative Agent (which notice, to be effective, must be received by the Administrative Agent not later than 1:00 p.m. on the third Business Day preceding the date of any conversion), (i) to convert any outstanding Borrowings of Prime Rate Loans to Borrowings of LIBO Loans, or (ii) to continue an outstanding Borrowing of LIBO Loans for an additional Interest Period, or (iii) to convert any outstanding Borrowings of LIBO Loans to a Borrowing of Prime Rate Loans, subject in each case to the following:

(i)No Borrowing of Revolving Credit Loans or the outstanding FILO Loan may be converted into, or continued as, LIBO Loans at any time when an Event of Default has occurred and is continuing;

(ii)If less than a full Borrowing of Revolving Credit Loans is converted, such conversion shall be made pro rata among the Revolving Lenders based upon their Revolving Commitment Percentages, in accordance with the respective principal amounts of the Revolving Credit Loans comprising such Borrowing held by such Revolving Lenders immediately prior to such conversion;

(iii)The aggregate principal amount of Prime Rate Loans being converted into or continued as LIBO Loans shall be in an integral of $1,000,000 or, with respect to the FILO Loan, the entire amount of the FILO Loan then outstanding;

(iv)Each Lender shall effect each conversion by applying the proceeds of its new LIBO Loan or Prime Rate Loan, as the case may be, to its Revolving Credit Loan or the outstanding amount of the FILO Loan being so converted;

(v)The Interest Period with respect to a Borrowing of LIBO Loans effected by a conversion or in respect to the Borrowing of LIBO Loans being continued as LIBO Loans, shall commence on the date of conversion or the expiration of the current Interest Period applicable to such continuing Borrowing, as the case may be;

(vi)A Borrowing of LIBO Loans may be converted only on the last day of an Interest Period applicable thereto except to the extent that any applicable Breakage Costs incurred in connection with conversion on any other day are paid by the Borrower pursuant to SECTION 2.16; and

(vii)Each request for a conversion or continuation of a Borrowing of LIBO Loans which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one (1) month.

(b)If the Borrower does not give notice to convert any Borrowing of LIBO Loans, or does not give notice to continue, or does not have the right to continue, any Borrowing as LIBO Loans, in each case as provided in SECTION 2.09(a), such Borrowing shall automatically be converted to, or continued as, a Borrowing of Prime Rate Loans, at the expiration of the then-current Interest Period. The Administrative Agent shall, after it receives notice from the Borrower, promptly give each Lender, notice of any conversion, in whole or part, of any Revolving Credit Loan or the outstanding amount of the FILO Loan by such Lender.

SECTION 2.10Alternate Rate of Interest for[~~Revelving-Credit~~] Loans.

If prior to the commencement of any Interest Period for a LIBO Borrowing, the Administrative Agent, or if prior to the first day of a calendar month regarding any reference to the ABL Term Loan Rate, the ABL Term Loan Agent:

(a)Reasonably determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period or the ABL Term Loan Rate, respectively; or

(b)Is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Required Lenders of making or maintaining their Revolving Credit Loans included in such Borrowing for such Interest Period;

Then (1) in the case, of a LIBO Borrowing, the Administrative Agent shall give notice thereof to the Borrower and the applicable Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the applicable Lenders that the circumstances giving rise to such notice no longer exist, (i) any Borrowing Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBO Borrowing shall be ineffective and (ii) if any Borrowing Request requests a LIBO Borrowing, such Borrowing shall be made as a Borrowing of Prime Rate Loans, and (2) in the case of the interest rate regarding the ABL Term Loan the ABL Term Loan Agent shall give notice thereof to the Borrower by telephone or telecopy as promptly as practicable, thereafter and, until the ABL Term Loan Agent notifies the Borrower that the circumstances giving rise to such notice no, longer exist the ABL Term Loan shall bear interest with reference to the Prime Rate and such interest shall be calculated as provided in SECTION 2.08(c).

SECTION 2.11Change in Legality.

(a)Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (i) any Change in Law shall make it unlawful for a Lender to make or maintain a LIBO Loan or to give effect to its obligations as contemplated hereby with respect to a LIBO Loan or (ii) at any time the Required Lenders reasonably determine that the making or continuance of any LIBO Loans has become impracticable as a result of a contingency occurring after the Effective Date which adversely affects the London interbank market or the position of such Required Lenders in the London interbank market, then, by written notice to the Borrower, such Required Lenders may (x) declare that LIBO Loans will not thereafter be made by such Lenders hereunder, whereupon any request by the Borrower for a LIBO Borrowing shall, unless withdrawn, as to such Lenders only, be deemed a request for a Prime Rate Loan unless such declaration shall be subsequently withdrawn; and (y) require that all outstanding LIBO Loans made by such Lenders be converted to Prime Rate Loans, in which event all such LIBO Loans shall be automatically converted to Prime Rate Loans as of the effective date of such notice as provided in SECTION 2.09(b). In the event any Lender shall exercise its rights under clause (i) or the Required Lenders shall exercise their rights under clause (ii) of this SECTION 2.11(a), all payments and prepayments of principal which would otherwise have been applied to repay the LIBO Loans that would have been made by such Lenders or the converted LIBO Loans of such Lenders, shall instead be applied to repay the Prime Rate Loans made by such Lenders in lieu of, or resulting from the conversion of, such LIBO Loans.

(b)For purposes of this SECTION 2.11, a notice to the Borrower pursuant to SECTION 2.11(a) shall be effective, if lawful, and if any LIBO Loans shall then be outstanding, on the last day of the then-current Interest Period; and otherwise such notice shall be effective on the date of receipt by the Borrower.

SECTION 2.12Default Interest.

(a)Effective upon written notice from the Administrative Agent or the Required Revolving Lenders after the occurrence of any Specified Default and at all times thereafter while such Specified Default is continuing, interest shall accrue on all outstanding Revolving Credit Loans (including Swingline Loans) and the FILO Loan (after as well as before judgment, as and to the extent permitted by law) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days as applicable) (the “Default Rate”) equal to the rate (including the Applicable Margin for Revolving Credit Loans or FILO Loan, as applicable) in effect from time to time plus two percent (2%) per annum and such interest shall be payable on each Interest Payment Date (or any earlier maturity of the Revolving Credit Loans or the FILO Loan, as applicable).

(b)Effective upon written notice from the Administrative Agent (which notice, shall be given only at the direction of the Required ABL Term Lenders, after the occurrence of any Specified Default and at all times thereafter while such Specified Default ix continuing, interest shall accrue on all outstanding ABL Term Obligations, (after as well as before judgment, as and to the extent permitted by law) at a rate per annum (computed on the basis, of the actual number of days elapsed over a year of 365 or 366 days as applicable) (the “ABL Term Default Rate”) equal to the ABL Term Loan Rate plus two percent (2%) per annum, and such interest shall by payable on each Interest Payment Date (or any earlier maturity of the ABL Term Loan).

SECTION 2.13Letters of Credit.

(a)Upon the terms and subject to the conditions herein set forth, at any time and from time to time after the Effective Date and prior to the Termination Date, the Borrower may request an Issuing Bank to issue, and subject to the terms and conditions contained herein, such Issuing Bank shall issue, for the account of the Borrower, one or more Letters of Credit; provided, however, that no Letter of Credit shall be issued if after giving effect to such issuance (i) the aggregate Letter of Credit Outstandings shall exceed $150,000,000, (ii) the Total Outstandings would exceed the limitation set forth in SECTION 2.01(a), or (iii) the conditions for issuance of Letters of Credit under SECTION 4.02 are not then satisfied; and provided, further, that if Letters of Credit are issued by any Issuing Bank (other than Bank of America), such Issuing Bank (other than Bank of America) shall notify the Administrative Agent in a manner acceptable to the Administrative Agent on each Business Day of all Letters of Credit issued on the prior Business Day by such Issuing Bank. No Letter of Credit shall be issued if an Issuing Bank shall have received notice from the Administrative Agent that the conditions to such issuance have not been met.

(b)Each Standby Letter of Credit shall expire no later than the date which is at or prior to the close of business on the earlier of the date which is (i) one (1) year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one (1) year after such renewal or extension) and (ii) five (5) Business Days prior to the Maturity Date; provided, however, that each Standby Letter of Credit may, upon the request of the Borrower include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of twelve (12) months or less (but not beyond the date that is five (5) Business Days prior to the Maturity Date) unless the applicable Issuing Bank notifies the beneficiary thereof at least thirty (30) days prior to the then-applicable expiration date that such Letter of Credit will not be renewed.

(c)Each Commercial Letter of Credit shall expire no later than the date which is at or prior to the close of business on the earlier of the date which is (i) 180 days after the date of the issuance, or extension, of such Commercial Letter of Credit (or such other period as may be acceptable to the Administrative Agent) and (ii) five (5) Business Days prior to the Maturity Date.

(d)The Issuing Banks shall not issue any Letter of Credit, without the prior consent of the Administrative Agent, if:

(A)any order, judgment or decree of any Governmental Authority or arbitrator (pursuant to a binding arbitration) shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Applicable Law or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular;

(B)the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally;

(C)such Letter of Credit is to be denominated in a currency other than dollars;

(D)such Letter of Credit contains any provisions for automatic reinstatement of the Stated Amount after any drawing thereunder; or

(E)any Revolving Lender is at that time a Defaulting Lender, unless the Issuing Banks have entered into arrangements, including the delivery of cash collateral, satisfactory to the Issuing Banks (in their sole discretion) with the Borrower or such Revolving Lender to eliminate the Issuing Banks’ actual or potential Fronting Exposure (after giving effect to SECTION 2.26(a)(iv)) with respect to the Defaulting Lender arising from either (x) the Letter of Credit then proposed to be issued or (y) that Letter of Credit and all other Letter of Credit Outstandings as to which the Issuing Banks have actual or potential Fronting Exposure.

(e)After the occurrence of a Cash Dominion Event drafts drawn under each Letter of Credit shall be reimbursed by the Borrower by paying to the Administrative Agent, an amount equal to such drawing not later than 1:00 p.m. on (i) the date that the Borrower shall have received notice of such drawing, if such notice is received prior to 10:00 a.m. on such date, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is received after 10:00 a.m. on the day of drawing, provided that in the absence of written notice to the contrary from the Borrower, and subject to the other provisions of this Agreement, such payment shall be financed when due with a Prime Rate Loan or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Prime Rate Loan or Swingline Loan. The Issuing Banks shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Bank shall promptly notify the Administrative Agent and the Borrower in a manner acceptable to the Administrative Agent of such demand for payment and whether the applicable Issuing Bank has made or will make payment thereunder; provided, however, that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the applicable Issuing Bank and the Revolving Lenders with respect to any such payment.

(f)If an Issuing Bank shall make any Letter of Credit Disbursement, then, prior to the occurrence of a Cash Dominion Event, the Borrower shall reimburse such Issuing Bank directly for such Letter of Credit Disbursement within the timeframes set forth in SECTION 2.13(e), provided that if the Borrower does not reimburse the Issuing Bank, the unpaid amount thereof shall bear interest at the rate per annum then applicable to Prime Rate Loans for each day from and including the date such payment is made to, but excluding, the date that the Borrower reimburses such Issuing Bank therefor, provided, however, that, if the Borrower fails to reimburse such Issuing Bank when due pursuant to this SECTION 2.13(f), then SECTION 2.12 shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to SECTION 2.13(h) to reimburse such Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment.

(g)Immediately upon the issuance of any Letter of Credit by an Issuing Bank (or the amendment of a Letter of Credit increasing the amount thereof), and without any further action on the part of such Issuing Bank, such Issuing Bank shall be deemed to have sold to each Revolving Lender and each such Revolving Lender shall be deemed unconditionally and irrevocably to have purchased from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Revolving Lender’s Revolving Commitment Percentage in such Letter of Credit, each drawing thereunder and the obligations of the Borrower under this Agreement and the other Loan Documents with respect thereto. Upon any change in the Commitments pursuant to SECTION 2.02 or SECTION 9.04, it is hereby agreed that with respect to all Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Revolving Commitment Percentages of the assigning and assignee Revolving Lenders. Any action taken or omitted by an Issuing Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence, bad faith or willful misconduct, shall not create for such Issuing Bank any resulting liability to any Revolving Lender.

(h)In the event that an Issuing Bank makes any Letter of Credit Disbursement and the Borrower shall not have reimbursed such amount in full to such Issuing Bank pursuant to this SECTION 2.13, such Issuing Bank shall promptly notify the Administrative Agent which shall promptly notify each Revolving Lender of such failure, and each Revolving Lender shall promptly and unconditionally pay in dollars and in same day funds to the Administrative Agent for the account of such Issuing Bank the amount of such Revolving Lender’s Revolving Commitment Percentage of such unreimbursed payment in dollars and in same day funds. If an Issuing Bank so notifies the Administrative Agent, and the Administrative Agent so notifies the Revolving Lenders prior to 2 p.m. on any Business Day, each such Revolving Lender shall make available to such Issuing Bank such Revolving Lender’s Revolving Commitment Percentage of the amount of such payment on such Business Day in same day funds (or if such notice is received by the Revolving Lenders after 2 p.m. on the day of receipt, payment shall be made on the immediately following

Business Day). If and to the extent such Revolving Lender shall not have so made its Revolving Commitment Percentage of the amount of such payment available to the applicable Issuing Bank, such Revolving Lender agrees to pay to such Issuing Bank forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Issuing Bank at the Federal Funds Effective Rate. Each Revolving Lender agrees to fund its Revolving Commitment Percentage of such unreimbursed payment notwithstanding a failure to satisfy any applicable lending conditions or the provisions of SECTION 2.01 or SECTION 2.06, or the occurrence of the Termination Date. The failure of any Revolving Lender to make available to the applicable Issuing Bank its Revolving Commitment Percentage of any payment under any Letter of Credit shall neither relieve any Revolving Lender of its obligation hereunder to make available to such Issuing Bank its Revolving Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, nor increase the obligation of such other Revolving Lender. Whenever any Revolving Lender has made payments to an Issuing Bank in respect of any reimbursement obligation for any Letter of Credit, such Revolving Lender shall be entitled to share ratably, based on its Revolving Commitment Percentage, in all payments and collections thereafter received on account of such reimbursement obligation. All reimbursements to be made by the Loan Parties with respect to Letters of Credit shall be made in dollars.

(i)Whenever the Borrower desires that an Issuing Bank issue a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall give to the applicable Issuing Bank and the Administrative Agent at least two (2) Business Days’ prior written (including telegraphic, telex, facsimile, e-mail or cable communication) notice (or such shorter period as may be agreed upon in writing by the applicable Issuing Bank and the Borrower) specifying the date on which the proposed Letter of Credit is to be issued, amended, renewed or extended (which shall be a Business Day), the Stated Amount of the Letter of Credit so requested, the expiration date of such Letter of Credit, the name and address of the beneficiary thereof, and the provisions thereof. If requested by an Issuing Bank, the Borrower shall also submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for the issuance, amendment, renewal or extension of a Letter of Credit, provided that in the event of a conflict or inconsistency between the terms of such application and this Agreement, the terms of this Agreement shall supersede any contrary terms in such application and shall control.

(j)The obligations of the Borrower to reimburse the Issuing Banks for any Letter of Credit Disbursement shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation: (i) Any lack of validity or enforceability of a Letter of Credit; (ii) The existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary of any Letter of Credit or against any Issuing Bank or any of the Revolving Lenders, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) Any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged or fraudulent in any respect or any statement therein being untrue or inaccurate in any respect; (iv) Payment by an Issuing Bank of any Letter of Credit against presentation of a demand, draft or certificate or other document which does not strictly comply with the terms of such Letter of Credit; (v) Any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this SECTION 2.13, constitute a legal or equitable discharge of, or provide a right of setoff against, any Loan Party’s obligations hereunder;

or (vi) The fact that any Event of Default shall have occurred and be continuing. No Credit Party shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Banks, provided that the foregoing shall not be construed to excuse the Issuing Banks from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by Applicable Law) suffered by the Borrower that are caused by the applicable Issuing Bank’s gross negligence, bad faith or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in compliance with the terms of a Letter of Credit, an Issuing Bank may, in its reasonable discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(k)If any Specified Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Revolving Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Loan Parties shall immediately deposit in the Cash Collateral Account an amount in cash equal to 103% of the Letter of Credit Outstandings as of such date, plus any accrued and unpaid interest thereon. Each such deposit shall be held by the Collateral Agent for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such Cash Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and in the sole discretion of the Collateral Agent (at the request of the Borrower and at the Borrower’s risk and expense), such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such Cash Collateral Account shall be applied by the Administrative Agent to reimburse the Issuing Banks for payments on account of drawings under Letters of Credit for which the applicable Issuing Bank has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the Letter of Credit Outstandings at such time or, if the maturity of the Loans has been accelerated, shall be applied to satisfy other Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of a Specified Default, such amount (to the extent not applied as aforesaid) shall be returned promptly to the Borrower but in no event later than two (2) Business Days after all Specified Defaults have been waived.

SECTION 2.14Increased Costs.

(a)If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any holding company of any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Banks; or

(ii)impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or LIBO Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost in any material amount in excess of those incurred by similarly situated lenders to such Lender of making or maintaining any LIBO Loan (or of maintaining its obligation to make any such Revolving Credit Loan) or to increase the cost in any material amount in excess of those incurred by similarly situated lenders to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount in any material respect of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b)If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or liquidity or on the capital or liquidity of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company would have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital and liquidity adequacy), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this SECTION 2.14 and setting forth in reasonable detail the manner in which such amount or amounts were determined shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

(d)Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this SECTION 2.14 shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this SECTION 2.14 for any increased costs or reductions incurred more than one hundred twenty (120) days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor, and provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one hundred twenty (120) day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.15Optional Termination or Reduction of Commitments.

Upon at least three (3) Business Days’ prior written notice to the Administrative Agent, the Borrower may, at any time, in whole permanently terminate, or from time to time in part permanently reduce, the [~~Total~~]Revolving Commitments. Each such reduction shall be in the principal amount of $20,000,000 or any integral multiple thereof. Each such reduction or termination shall (i) be applied ratably to the Revolving Commitments of each Revolving Lender and (ii) be irrevocable when given; provided, that a notice of termination of the [~~Total~~]Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. At the effective time of each such reduction or termination, the Borrower shall pay to the Administrative Agent for application as provided herein (i) all earned and unpaid fees under the Fee Letter and all other fees accrued on the amount of the Revolving Commitments so terminated or reduced through the date thereof, and (ii) any amount by which the Revolving Credit Extensions to the Borrower outstanding on such date exceed the amount to which the Revolving Commitments are to be reduced effective on such date, in each case pro rata based on the amount prepaid, including, as applicable, by terminating or cash collateralizing any Letters of Credit in accordance with the terms hereof.

(b)The commitment of each FILO Lender with respect to its FILO Loan shall be automatically and permanently reduced to $0 upon the funding of such FILO Loan to be made by it on the First Amendment Effective Date,

(c)The commitment of each ABL Term Lender with respect to its ABL Term Loan shall be automatically and permanently reduced to $0 upon the funding of such ABL Term Loan to be made by it on the First Amendment Effective Date,

SECTION 2.16Optional Prepayment of Loans; Reimbursement of Lenders.

(a)Subject to the provisions of SECTION 2.16([~~b~~]d), the Borrower shall have the right at any time and from time to time to prepay (without a commitment reduction) outstanding Revolving Credit Loans in whole or in part, (x) with respect to LIBO Loans, upon at least two (2) Business Days’ prior written, telex, e-mail or facsimile notice to the Administrative Agent prior to 1:00 p.m., and (y) with respect to Prime Rate Loans, on the same Business Day if written, telex, e-mail or facsimile notice is received by the Administrative Agent prior to 2:00 p.m., subject in each case to the following limitations:

(i)Subject to SECTION 2.17, all prepayments shall be paid to the Administrative Agent for application, first, to the prepayment of outstanding Swingline Loans, second, to the prepayment of other outstanding Revolving Credit Loans ratably in accordance with each Revolving Lender’s Revolving Commitment Percentage;

(ii)Subject to the foregoing, outstanding Prime Rate Loans shall be prepaid before outstanding LIBO Loans are prepaid. Each partial prepayment of LIBO Loans shall be in an integral multiple of $1,000,000. No prepayment of LIBO Loans shall be permitted pursuant to this SECTION 2.16 other than on the last day of an Interest Period applicable thereto, unless the Borrower reimburses the Lenders for all Breakage Costs associated therewith within five (5) Business Days of receiving a written demand for such reimbursement which sets forth the calculation of such Breakage Costs in reasonable detail. No partial prepayment of a Borrowing of LIBO Loans shall result in the aggregate principal amount of the LIBO Loans remaining outstanding pursuant to such Borrowing being less than $5,000,000 (unless all such outstanding LIBO Loans are being prepaid in full); and

(iii)Each notice of prepayment shall specify the prepayment date, the principal amount and Type of the Loans to be prepaid and, in the case of LIBO Loans, the Borrowing or Borrowings pursuant to which such Revolving Credit Loans were made. Each notice of prepayment shall be revocable, provided that, within five (5) Business Days of receiving a written demand for such reimbursement which sets forth the calculation of such Breakage Costs in reasonable detail, the Borrower shall reimburse the Lenders for all Breakage Costs associated with the revocation of any notice of prepayment. The Administrative Agent shall, promptly after receiving notice from the Borrower hereunder, notify each Lender of the principal amount and Type of the Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.

(b)If the Payment Conditions are satisfied after giving effect to such payment, the Borrower may prepay outstanding FILO Loans in minimum amounts of $1,000,000, upon at least five (5) Business Days’ prior written or facsimile notice to the Administrative Agent, prior to 1:00 p.m., provided that each such prepayment is accompanied by all accrued but unpaid interest thereon and any Breakage Costs applicable thereto.

(c)If (i) upon repayment in full of the FILO Loan, the Payment Conditions are, satisfied after giving effect to such payment, or (ii) in connection with a Permitted Prepayment, the Borrower may prepay outstanding ABL Term Loans in minimum amounts of $1,000,000, upon at least five (5) Business Days’ prior written or facsimile notice to the ABL Term Loan Agent and the Administrative Agent, prior to 1:00 p.m., provided that each such prepayment is accompanied by the applicable ABL Term Loan Prepayment Premium, if any, required by the ABL Term Loan Fee Letter and all accrued but unpaid interest thereon. All such prepayments of principal shall by applied in inverse order of maturity.

(d)The Borrower shall reimburse each Lender within five (5) Business Days of notice for any loss incurred or to be incurred by the Lenders in the reemployment of the funds (i) resulting from any prepayment (for any reason whatsoever, including, without limitation, conversion to Prime Rate Loans or acceleration by virtue of, and after, the occurrence of an Event of Default) of any LIBO Loan required or permitted under this Agreement, if such Revolving Credit Loan is prepaid other than on the last day of the Interest Period for such Revolving Credit Loan or (ii) in the event that after the Borrower delivers a notice of borrowing under SECTION 2.04 in respect of LIBO Loans, such Revolving Credit Loans are not made on the first day of the Interest Period specified in such notice of borrowing for any reason other than a breach by such Lender of its obligations hereunder or the delivery of any notice pursuant to SECTION 2.11. Such loss shall be the amount (herein, collectively, “Breakage Costs”) as reasonably determined by such Lender as the excess, if any, of (A) the amount of interest which would have accrued to such Lender on the amount so paid, not prepaid or not borrowed at a rate of interest equal to the Adjusted LIBO Rate for such Revolving Credit Loan (but specifically excluding any Applicable Margin), for the period from the date of such payment or failure to borrow or failure to prepay to the last day (x) in the case of a payment or refinancing of a LIBO Loan with Prime Rate Loans other than on the last day of the Interest Period for such Revolving Credit Loan or the failure to prepay a LIBO, of the then current Interest Period for such Revolving Credit Loan or (y) in the case of such failure to borrow, of the Interest Period for such LIBO Loan which would have commenced on the date of such failure to borrow, over (B) in the case of a LIBO Loan, the amount of interest which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market. Any Lender demanding reimbursement for such loss shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Lender and setting forth in reasonable detail the manner in which such amount was determined and such amounts shall be due within five (5) Business Days after the receipt of such notice.

(e)In the event the Borrower fails to prepay any Revolving Credit Loan on the date specified in any prepayment notice delivered pursuant to SECTION 2.16(a), the Borrower within five (5) Business Days after the receipt of the notice described below from any Lender, shall pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses (other than loss of profits) incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill deposit obligations incurred in anticipation of such prepayment. Any Lender demanding such payment shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Lender and setting forth in reasonable detail the manner in which such amount was determined and such amounts shall be due within five (5) Business Days after the receipt of such notice.

(f)Whenever any partial prepayment of Revolving Credit Loans are to be applied to LIBO Loans, such LIBO Loans shall be prepaid in the chronological order of their Interest Payment Dates or as the Borrower may otherwise designate in writing.

SECTION 2.17Mandatory Prepayment; Commitment Termination; Cash Collateral.

The outstanding Obligations shall be subject to prepayment as follows:

(a)If at any time the amount of the Revolving Credit Extensions exceeds the Revolving Line Cap, the Borrower will (x) immediately upon notice from the Administrative Agent if such notice is received on or before 12:00 noon on a Business Day, or (y) if such notice is received after 12:00 noon on a Business Day, by 10:00 a.m. on the next succeeding Business Day, (1) prepay the Revolving Credit Loans in an amount necessary to eliminate such excess, and (2) if, after giving effect to the prepayment in full of all outstanding Revolving Credit Loans such excess has not been eliminated, deposit cash into the applicable Cash Collateral Account in an amount equal to 103% of the Letters of Credit Outstanding.

(b)The[~~Revolving Credit~~] Loans shall be repaid daily in accordance with (and to the extent required under) the provisions of SECTION 2.18, to the extent then applicable.

(c)The Borrower shall prepay the Loans in an amount equal to the Net Proceeds received by a Loan Party on account of a Prepayment Event, irrespective of whether a Cash Dominion Event then exists and is continuing; provided, however, no ABL Term Loan Prepayment Premium shall be paid in connection with prepayment of any Loans as a result of any event described in clause (b) of the definition of Prepayment Event.

(d)Any payments made pursuant to SECTIONS 2.17(b) and (c) above at any time when an Event of Default is not then continuing (it being understood and agreed that if an Event of Default shall have occurred and be continuing, SECTION 7.03 shall apply), shall be applied to the Obligations in the following order of priority:

(A)FIRST, to pay interest and fees due and payable on the Credit Extensions to the Borrower;

(B)SECOND, to pay outstanding Swingline Loans of the Borrower;

(C)THIRD, to pay all outstanding reimbursement obligations for drawings made under Letters of Credit of the Borrower;

(D)FOURTH, to pay principal outstanding under outstanding Loans to the Borrower that are Prime Rate Loans; and

(E)FIFTH, to pay outstanding Loans of the Borrower that are LIBO Loans and all Breakage Costs due in respect of such repayment or, at the Borrower’s option, to fund a cash collateral deposit to the Cash Collateral Account pursuant to [ ~~SECTION2.17(e)~~]SECTION 2.17(f) sufficient to pay, and with direction to pay, all such outstanding LIBO Loans on the last day of the then pending Interest Period therefor;

(F)SIXTH, in each case at the option of the Administrative Agent (or at the direction of the Required Lenders), in the following priority:

(1)to pay outstanding Obligations with respect to Cash Management Services furnished to any Loan Party;

(2)to pay Credit Party Expenses, indemnities and other similar amounts then due to the Agents in connection with Credit Extensions to the Borrower;

(3)to pay Credit Party Expenses, indemnities and other similar amounts then due to the Lenders in connection with Credit Extensions to the Borrower; and

(4)to pay all other outstanding Obligations of the Borrower.

(e)Notwithstanding the provisions of SECTION 2.17(d) above to the contrary, so long as any portion of the FILO Loan or the ABL Term Loan is outstanding, the Administrative Agent and the ABL Term Loan Agent agree, that any amounts received by the Administrative Agent pursuant to SECTIONS 2.17(b) and (c) above at any time, when an Event of Default is not then continuing (it being understood and agreed that if an Event of Default shall have occurred and be continuing, SECTION 7.04 shall apply), shall by applied to the Obligations in the following order of priority:

(A)FIRST, to pay interest and fees, due and payable, on the Revolving Credit Extensions to the Borrower;

(B)SECOND, to pay outstanding Swingline Loans of the Borrower;

(C)THIRD, to pay all outstanding reimbursement obligations for drawings made under Letters of Credit of the Borrower;

(D)FOURTH, to pay principal outstanding under outstanding Revolving Credit Loans to the Borrower that are Primp Rate Loans; and

(E)FIFTH, to pay outstanding Revolving Credit Loans of the Borrower that are LIBO Loans and all Breakage Costs due in respect of such repayment or, at the Borrower’s option, to fund a cash collateral deposit to the Cash Collateral Account pursuant to SECTION 2.17(f) sufficient to pay, and with direction to pay, all such outstanding LIBO Loans on the last day of the then pending Interest Period therefor;

(F)SIXTH, in each case at the option of the Administrative Agent (or at the direction of the Required Revolving Lenders), in the following priority:

(1)to pay Credit Party Expenses, indemnities and other similar amounts then due to the Agents in connection with Revolving Credit Extensions to the Borrower; and

(2)to pay Credit Party Expenses, indemnities and other similar amounts then due to the Revolving Lenders in connection with Revolving Credit Extensions to the Borrower;

(G)SEVENTH, to pay interest and fees due and payable on the FILO Loan;

(H)EIGHTH, to pay principal outstanding under the FILO Loan;

(I)NINTH, in each case at the option of the Administrative Agent, in the following priority:

(1)to pay Credit Party Expenses, indemnities and other similar amounts then due to the Agents in connection with the FILO Loan; and

(2)to pay Credit Party Expenses, indemnities and other similar amounts then due to the FILO Lenders in connection with the FILO Loan;

(J)TENTH, to pay interest and fees due and payable on the ABL Term Loan;

(K)ELEVENTH, to pay principal outstanding under the ABL Term Loan;

(L)TWELFTH, in each case at the option of the ABL Term Loan Agent, in the following priority:

(1)to pay Credit Party Expenses, indemnities and other similar amounts then due to the ABL Term Loan Agent in connection with the ABL Term Loan; and

(2)to pay Credit Party Expenses, indemnities and other similar amounts then due to the ABL Term Lenders in connection with the ABL Term Loan; and

(M)THIRTEENTH, to pay other outstanding Obligations.

For the avoidance of doubt and notwithstanding anything to the contrary contained here, so long as any portion of the FILO Loan or the ABL Term Loan is outstanding, the Administrative Agent and the ABL Term Loan Agent hereby agree that any references in the Loan Documents to SECTION 2.17(d) shall be deemed to refer to this SECTION 2.17(e).

(f)Subject to the foregoing, outstanding Prime Rate Loans shall be prepaid before outstanding LIBO Loans are prepaid. Each partial prepayment of LIBO Loans shall be in an integral multiple of $1,000,000. No prepayment of LIBO Loans shall be permitted pursuant to this SECTION 2.17 other than on the last day of an Interest Period applicable thereto, unless the Borrower reimburses the Lenders for all Breakage Costs associated therewith within five (5) Business Days of receiving a written demand for such reimbursement which sets forth the calculation of such Breakage Costs in reasonable detail. In order to avoid such Breakage Costs, as long as no Specified Default has occurred and is continuing, at the request of the Borrower, the Administrative Agent shall hold all amounts required to be applied to LIBO Loans in the Cash Collateral Account and will apply such funds to the applicable LIBO Loans at the end of the then pending Interest Period therefor (provided that the foregoing shall in no way limit or restrict the Agents’ rights upon the subsequent occurrence of an Event of Default). Except to the extent occurring as a result of a mandatory prepayment pursuant to this SECTION 2.17, no partial prepayment of a Borrowing of LIBO Loans shall result in the aggregate principal amount of the LIBO Loans remaining outstanding pursuant to such Borrowing being less than $5,000,000. A prepayment of the Revolving Credit Loans pursuant to this SECTION 2.17 shall not permanently reduce the [~~Total~~]Revolving Commitments.

(g)All amounts required to be applied to all Revolving Credit Loans hereunder (other than Swingline Loans) shall be applied ratably in accordance with each Revolving Lender’s [~~Cemmitment~~]Revolving Commitment Percentage. All amounts required to be applied to all ABL Term Loans hereunder shall be applied ratably in accordance with each ABL Term Lender’s ABL Term Loan Percentage. All credits against the Obligations shall be conditioned upon final payment to the Administrative Agent of the items giving rise to such credits. If any item credited to the Loan Account is dishonored or returned unpaid for any reason, whether or not such return is rightful or timely, the Administrative Agent shall have the right to reverse such credit and charge the amount of such item to the Loan Account and the Borrower shall indemnify the Credit Parties against all claims and losses resulting from such dishonor or return.

(h)Upon the Termination Date, the Borrower shall cause Payment in Full to occur.

(i)The Borrower shall pay to the ABL Term Loan Agent, for the account of the ABL Term Lenders, the amount of $437,500 to be applied to the repayment of principal on the ABL Term Loans on the last Business Day of each March, June, September and December, commencing on June 30, 2020. If proceeds of collateral are required to be applied in accordance with SECTION 7.04 at such time, all amounts paid, or to be paid, pursuant to this SECTION 2.17(i) shall be subject to and applied in accordance, with SECTION 7.04.

SECTION 2.18Cash Management.

(a)Within ninety (90) days after the Effective Date (or such later date as the Administrative Agent may agree in its sole discretion), the Loan Parties shall, to the extent not delivered prior to the Effective Date and as reasonably required by the Administrative Agent:

(i)deliver to the Collateral Agent notifications (each, a “Credit Card Notification”) substantially in the form attached hereto as Exhibit F which have been executed on behalf of the Borrower and addressed to the Borrower’s credit card clearinghouses and processors listed in the Information Certificate; and

(ii)enter into a Blocked Account Agreement with each Blocked Account Bank with respect to each DDA (other than a DDA constituting an Excluded DDA) maintained with such Blocked Account Bank (such DDAs subject to Blocked Account Agreements, collectively, the “Blocked Accounts”). Such Blocked Account Agreement(s) may be entered into with Administrative Agent, Wells Fargo Bank, National Association, any Lender, and/or another financial institution reasonably acceptable to the Agents. If any Loan Party is unable to obtain a Blocked Account Agreement as required herein, at the Collateral Agent’s option, such Loan Party shall be required to transfer to and maintain such account with the Collateral Agent or at another Blocked Account Bank.

(b)So long as no Cash Dominion Event has occurred and is continuing, the Loan Parties may direct the manner of disposition of funds in the DDAs and Blocked Accounts. Each Credit Card Notification shall require the ACH or wire transfer on each Business Day (and whether or not there is then an outstanding balance in the Loan Account or a Cash Dominion Event then is continuing) of all available cash receipts (the “Cash Receipts”) therein to a Blocked Account, and the Loan Parties shall cause the ACH or wire transfer of funds on deposit in DDAs (other than Excluded DDAs) to a Blocked Account (provided, that so long as no Cash Dominion Event is then continuing, the Loan Parties may transfer such funds in accordance with its customary practices in the ordinary course of business, such customary practices to include, without limitation, the amount of funds to be retained in each DDA and not so transferred) (it being understood that, with respect to any transfers described in this sentence occurring during the period commencing on the Effective Date and ending on the date that is ninety (90) days following the Effective Date, the requirement shall be deemed to have been met if such transfers are made to any account that becomes a Blocked Account during such period in accordance with SECTION 2.18(a)(ii)). Any amounts held in the Bank of America Concentration Account (i) at any time when no Cash Dominion Event then exists and is continuing, or (ii) following Payment in Full, shall be remitted to a Blocked Account of the Borrower as specified by the Borrower.

(c)Each Blocked Account Agreement (other than such agreement entered into with respect to the Bank of America Concentration Account) shall require, after the occurrence and during the continuance of a Cash Dominion Event (and delivery of notice thereof from the Administrative Agent), and to the extent that any Obligations (other than any contingent indemnification Obligations for which no claim has then been asserted) are then outstanding, the ACH or wire transfer on each Business Day (or such other frequency as the Administrative Agent may agree) (and whether or not there is then an outstanding balance in the Loan Account) of all available Cash Receipts to the Bank of America Concentration Account from:

(A)the sale of Inventory;

(B)all proceeds of collections of Accounts (including without limitation, proceeds of credit card charges);

(C)all Net Proceeds on account of any Prepayment Event; and

(D)the then contents of each Blocked Account (other than the Bank of America Concentration Account), provided that up to $3,500 may be maintained in overnight balances in any Blocked Account (other than the Bank of America Concentration Account).

(d)After the occurrence and during the continuance of a Cash Dominion Event, the Loan Parties shall accurately report to the Administrative Agent all amounts deposited in the Blocked Accounts to ensure the proper transfer of funds as set forth above. If, at any time after the occurrence and during the continuance of a Cash Dominion Event, any cash or cash equivalents consisting of proceeds of ABL Priority Collateral (other than Trust Funds that have been deposited in a Trust Fund DDA in accordance with clause (h) below, except to the extent any excess proceeds are required to be deposited in the Bank of America Concentration Account pursuant to such clause (h)) owned by any Loan Party are deposited to any account, or held or invested in any manner, other than in a Blocked Account (or a DDA which is swept daily to a Blocked Account), the Collateral Agent may require the applicable Loan Party to close such account and have all funds therein transferred to a Blocked Account, and all future deposits made to a Blocked Account, provided that up to $500,000 in the aggregate as to all DDAs may be maintained in overnight balances in such DDAs.

(e)The Loan Parties may close DDAs or Blocked Accounts and/or open new DDAs or Blocked Accounts, subject, in the case of a Blocked Account, to the execution and delivery to the Collateral Agent of appropriate Blocked Account Agreements (unless expressly waived by the Collateral Agent) consistent with the provisions of this SECTION 2.18 and otherwise reasonably satisfactory to the Collateral Agent (it being understood and agreed that, with respect to any Blocked Account (x) acquired in connection with a Permitted Acquisition or an Investment permitted under clauses (p) and/or (q) of the definition of “Permitted Investment”, or (y) opened after the Effective Date, the Loan Parties shall deliver to the Collateral Agent of appropriate Blocked Account Agreements (unless expressly waived by the Collateral Agent), duly executed by the applicable Loan Parties and Blocked Account Banks, within sixty (60) days (or such later date as the Administrative Agent may agree in its sole discretion) following the date of such Permitted Acquisition, such Investment or opening of such Blocked Account, as applicable). No Loan Party shall enter into any agreements with credit card processors other than the ones expressly contemplated herein unless contemporaneously therewith, a Credit Card Notification is executed and delivered to the Collateral Agent.

(f)The Borrower may also maintain one or more disbursement accounts (the “Disbursement Accounts”) to be used by the Borrower for disbursements and payments (including payroll) in the ordinary course of business or as otherwise permitted hereunder.

(g)At all times after the occurrence and during the continuance of a Cash Dominion Event, the Bank of America Concentration Account shall be under the sole dominion and control of the Collateral Agent. Each Loan Party hereby acknowledges and agrees that, after the occurrence and during the continuance of a Cash Dominion Event, no Loan Party has any right of withdrawal from the Bank of America Concentration Account. The Blocked Account Agreement governing the Bank of America Concentration Account shall require, after the occurrence and during the continuance of a Cash Dominion Event and to the extent that any Obligations (other than any contingent indemnification Obligations for which no claim has then been asserted) are then outstanding, the transfer on each Business Day (and whether or not there is then an outstanding balance in the Loan Account) of all available amounts to the Administrative Agent for application to the Obligations in accordance with SECTION 2.17(d) or SECTION 2.17(e) or, if an Event of Default shall have occurred and be continuing, SECTION [~~7.03.~~]7.03 or SECTION 7.04, as applicable. All funds on deposit in the Bank of America Concentration Account shall at all times continue to be collateral security for all of the Obligations. In the event that, notwithstanding the provisions of this SECTION 2.18, any Loan Party receives or otherwise has dominion and control of any such proceeds or collections after the occurrence and during the continuance of a Cash Dominion Event, then except as otherwise provided under clause (d) above with respect to maintenance of up to $500,000 in the aggregate in overnight balances, such proceeds and collections shall be held in trust by such Loan Party for the Collateral Agent, shall not be commingled with any of such Loan Party’s other funds or deposited in any account of such Loan Party and shall, not later than the Business Day after receipt thereof, be deposited into the Bank of America Concentration Account or dealt with in such other fashion as such Loan Party may be instructed by the Collateral Agent.

(h)Notwithstanding anything to the contrary contained in this Section 2.18, the Borrower (i) may establish segregated DDAs into which Trust Funds may be deposited in the ordinary course of business and in accordance with the Borrower’s past practices (each such DDA, a “Trust Fund DDA”), and (ii) shall establish the Term Loan Priority Account (as defined in the Intercreditor Agreement) into which shall be deposited proceeds of the Term Priority Collateral in accordance with the Intercreditor Agreement. The Trust Funds so deposited shall not be swept to the Bank of America Concentration Account or applied to the Obligations but rather will be available for the specific purposes required for such Trust Funds. The proceeds of the Term Priority Collateral so deposited into the Term Loan Priority Account shall not be swept to the Bank of America Concentration Account or applied to the Obligations except to the extent provided in the Intercreditor Agreement. Any amounts in the Trust Fund DDAs and the Term Loan Priority Account shall continue to constitute Collateral. After the occurrence and during the continuance of a Cash Dominion Event, the excess proceeds deposited in the Trust Fund DDAs shall be deposited into the Bank of America Concentration Account or dealt with in such other fashion as such Loan Party may be instructed by the Collateral Agent. To the extent any proceeds of the Term Priority Collateral are received by the Administrative Agent, the same shall be applied in accordance with the Intercreditor Agreement.

(i)The following shall apply to deposits and payments under and pursuant to this Agreement:

(i)Funds shall be deemed to have been deposited to the Bank of America Concentration Account on the Business Day on which deposited, provided that notice of such deposit is available to the Collateral Agent by 2:00 p.m. on that Business Day;

(ii)Funds paid to the Administrative Agent other than by deposit to the Bank of America Concentration Account, shall be deemed to have been received on the Business Day when they are good and collected funds, provided that notice of such payment is available to the Administrative Agent by 2:00 p.m. on that Business Day;

(iii)If notice of a deposit to the Bank of America Concentration Account or payment is not available to the Administrative Agent until after 2:00 p.m. on a Business Day, such deposit or payment shall be deemed to have been made at 9:00 a.m. on the then next Business Day;

(iv)On each Business Day, the Administrative Agent shall apply the then collected balance of the Bank of America Concentration Account (net of monthly fees charged, and of such impressed balances as may be required by Bank of America) in accordance with this SECTION 2.18; and

(v)If any item deposited to the Bank of America Concentration Account and credited to the Loan Account is dishonored or returned unpaid for any reason, whether or not such return is rightful or timely, the Administrative Agent shall have the right to reverse such credit and charge the amount of such item to the applicable Loan Account and the Loan Parties shall indemnify the Credit Parties against all claims and losses resulting from such dishonor or return.

SECTION 2.19Fees.

(a)The Borrower shall pay to the Administrative Agent, for the account of the Administrative Agent, the fees set forth in the Fee Letter and the First Amendment Fee Letter as and when payment of such fees is due as therein set forth.

(b)The Borrower shall pay the Administrative Agent, for the account of the Revolving Lenders, a fee (the “Unused Fee”) equal to 0.25% per annum (on the basis of actual days elapsed in a year of 365 or 366 days, as applicable) of the average daily balance of the Unused Commitment, during the calendar month just ended (or relevant period with respect to the payment being made on the Termination Date); provided, that any Unused Fee accrued with respect to the Unused Commitments of a Defaulting Lender during the period prior to the time such Revolving Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Revolving Lender shall be a Defaulting Lender except to the extent that such Unused Fee shall otherwise have been due and payable by the Borrower prior to such time; provided, further, that no Unused Fee shall accrue on the Unused Commitments of a Defaulting Lender so long as such Revolving Lender shall be a Defaulting Lender. The Unused Fee shall be paid in arrears, on the first day of each month after the execution of this Agreement and on the Termination Date.

(c)The Borrower shall pay the Administrative Agent, for the account of the Revolving Lenders on the second day of each January, April, July and October and on the Termination Date, in arrears, a fee calculated on the basis of a 365 or 366 day year, as applicable, and actual days elapsed (each, a “Letter of Credit Fee”), equal to the following per annum percentages of the average face amount of the following categories of Letters of Credit outstanding during the three (3) month period then ended: Standby Letters of Credit: At a per annum rate equal to the then Applicable Margin for LIBO Loans that are Revolving Credit Loans;

(i)Commercial Letters of Credit: At a per annum rate equal to fifty percent (50%) of the then Applicable Margin for LIBO Loans that are Revolving Credit Loans; and

(ii)After the occurrence and during the continuance of an Event of Default, at any time that the Administrative Agent is not holding in the Cash Collateral Account an amount in cash equal to 103% of the Letter of Credit Outstandings as of such date, plus accrued and unpaid interest thereon, effective upon written notice from the Administrative Agent or the Required Revolving Lenders, the Letter of Credit Fee shall be increased, at the option of the Administrative Agent by an amount equal to two percent (2%) per annum;

provided, that, except as provided under SECTION 2.26(a)(iii), no Letter of Credit Fee shall accrue in favor of or be payable to any Defaulting Lender so long as such Revolving Lender shall be a Defaulting Lender.

(d)The Borrower shall pay to (i) the applicable Issuing Bank, at any time prior to the occurrence of a Cash Dominion Event, or (ii) the Administrative Agent, for the benefit of the applicable Issuing Bank, in addition to all Letter of Credit Fees otherwise provided for hereunder, a fronting fee in the amount of 0.125% of the face amount of each Letter of Credit or, if the Borrower and such Issuing Bank shall have separately agreed to a fronting fee for purposes hereof, then in the amount of such separately agreed fee (each, a “Fronting Fee”) and such other reasonable fees and charges in connection with the issuance, negotiation, settlement, amendment and processing of each Letter of Credit issued by the Issuing Bank as are customarily imposed by the Issuing Bank from time to time in connection with letter of credit transactions.

(e)All fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for the respective accounts of the Administrative Agent and other Credit Parties as provided herein. Once due, all fees shall be fully earned and shall not be refundable under any circumstances.

(f)The Borrower shall pay to the ABL Term Loan Agent, the fees set forth in the ABL Term Loan Fee Letter as and when payment of such fees is due as therein set forth and for the account of the parties specified therein.

SECTION 2.20Maintenance of Loan Account; Statements of Account.

(a)The Administrative Agent shall maintain an account on its books in the name of the Borrower (the “Loan Account”) which will reflect (i) all Loans and other advances made by the Lenders to the Borrower or for the Borrower’s account, (ii) all Letter of Credit Disbursements, fees and interest that have become payable as herein set forth, and (iii) any and all other monetary Obligations that have become payable.

(b)The Loan Account will be credited with all amounts received by the Administrative Agent from the Borrower or from others for the Borrower’s account, including, after the occurrence and during the continuance of a Cash Dominion Event, all amounts received in the Bank of America Concentration Account from the other Blocked Account Banks, and the amounts so credited shall be applied as set forth in SECTIONS 2.17(d), 2.17(e), 7.03 or [~~7.03~~]7.04, as applicable. After the end of each month, the Administrative Agent shall send to the Borrower a statement accounting for the charges, loans, advances and other transactions occurring among and between the Administrative Agent, the Lenders and the Borrower during that month. The monthly statements shall, absent manifest error, be deemed presumptively correct.

SECTION 2.21Payments.

(a)The Borrower shall make each payment required to be made hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of drawings under Letters of Credit, of amounts payable under SECTIONS 2.14, 2.16(c) or 2.23, or otherwise) prior to 2:00 p.m. on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 100 Federal Street, Boston, Massachusetts, except payments to be made directly to an Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to SECTIONS 2.14, 2.16(c), 2.23 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. For the avoidance of doubt, all payments of principal, interest and premiums in respect of the ABL Term Loans shall be made to the ABL Term Loan Agent for application to the ABL Term Loans in accordance with the terms, of this, Agreement. The Administrative Agent shall distribute any such payments to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, except with respect to LIBO Borrowings, the date for payment shall be extended to the next succeeding Business Day, and, if any payment due with respect to LIBO Borrowings shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, unless that succeeding Business Day is in the next calendar month, in which event, the date of such payment shall be on the last Business Day of subject calendar month, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

(b)All funds received by and available to the Administrative Agent to pay principal, unreimbursed drawings under Letters of Credit, interest and fees then due hereunder, shall be applied in accordance with the provisions of SECTIONS 2.17(d), 2.17(e), 7.03, or [~~7.03~~]7.04 ratably among the parties entitled thereto in accordance with the amounts of principal, unreimbursed drawings under Letters of Credit, interest, and fees then due to such respective parties. Any net principal reductions to the Revolving Credit Loans received by the Administrative Agent in accordance with the Loan Documents during such period shall not reduce such actual amount so contributed, for purposes of calculation of interest due to that Lender, until the Administrative Agent has distributed to that Revolving Lender its Revolving Commitment Percentage thereof.

(c)Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

(d)If any Lender shall fail to make any payment required to be made by it pursuant to this Agreement, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.22Settlement Amongst Lenders.

(a)Except as provided in SECTION 2.22(b), the Swingline Lender may (but shall not be obligated to), at any time, on behalf of the Borrower (which hereby authorizes the Swingline Lender to act on its behalf in that regard) request the Administrative Agent to cause the Lenders to make a Revolving Credit Loan (which shall be a Prime Rate Loan) in an amount equal to such Revolving Lender’s Revolving Commitment Percentage of the outstanding amount of Swingline Loans made in accordance with SECTION 2.06, which request may be made regardless of whether the conditions set forth in Article IV have been satisfied. Upon such request, each Lender shall make available to the Administrative Agent the proceeds of such Revolving Credit Loan for the account of the Swingline Lender. If the Swingline Lender requires a Revolving Credit Loan to be made by the Lenders and the request therefor is received prior to 12:00 Noon on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. that day; and, if the request therefor is received after 12:00 Noon, then no later than 3:00 p.m. on the next Business Day. The obligation of each such Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent or the Swingline Lender. If and to the extent any Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent forthwith on demand, such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent at the Federal Funds Effective Rate.

(b)The amount of each Revolving Lender’s Revolving Commitment Percentage of outstanding Revolving Credit Loans (including outstanding Swingline Loans), shall be computed weekly (or more frequently in the Administrative Agent’s discretion) and shall be adjusted upward or downward based on all Revolving Credit Loans (excluding Swingline Loans) and repayments of Revolving Credit Loans (excluding Swingline Loans) received by the Administrative Agent as of 3:00 p.m. on the first Business Day (such date, the “Settlement Date”) following the end of the period specified by the Administrative Agent.

(c)The Administrative Agent shall deliver to each of the Revolving Lenders promptly after a Settlement Date a summary statement of the amount of outstanding Revolving Credit Loans (excluding Swingline Loans) for the period and the amount of repayments received for the period. As reflected on the summary statement, (i) the Administrative Agent shall transfer to each Revolving Lender its applicable Revolving Commitment Percentage of repayments, and (ii) each Revolving Lender shall transfer to the Administrative Agent or the Administrative Agent shall transfer to each Revolving Lender such amounts as are necessary to ensure that, after giving effect to all such transfers, the amount of Revolving Credit Loans made by each Lender (excluding Swingline Loans) shall be equal to such Revolving Lender’s applicable Revolving Commitment Percentage of Revolving Credit Loans (excluding Swingline Loans) outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Administrative Agent by the Lenders and is received prior to 12:00 Noon on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. that day; and, if received after 12:00 Noon then no later than 3:00 p.m. on the next Business Day. The obligation of each Revolving Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent. If and to the extent any Revolving Lender shall not have so made its transfer to the Administrative Agent such Revolving Lender agrees to pay to the Administrative Agent forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent at the Federal Funds Effective Rate.

SECTION 2.23Taxes.

(a)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)If any Loan Party or the Administrative Agent shall be required by any Applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this SECTION 2.23) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, the Borrowers shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)Tax Indemnifications.

(i)The Loan Parties shall, and each Loan Party does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this SECTION 2.23) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that if the Borrower reasonably believes that such taxes were not correctly or legally asserted, each Lender will use reasonable efforts to cooperate with the Borrower to obtain a refund of such taxes so long as such efforts would not, in the sole determination of such Lender result in any additional costs, expenses or risks or be otherwise disadvantageous to it. A certificate as to the amount of such payment or liability delivered to the

Borrower by a Lender or an Issuing Bank (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, setting forth in reasonable detail the manner in which such amount was determined, shall be conclusive absent manifest error.

(ii)Each Lender and an Issuing Bank shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or such Issuing Bank but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of SECTION 9.04(e) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or such Issuing Bank, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and each Issuing Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such Issuing Bank, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d)Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this SECTION 2.23, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Applicable Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e)Status of Lenders; Tax Documentation.

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in SECTION 2.23(e)(ii)(A),

(ii)(B) and (ii)(D) below) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)any Foreign Lender shall be entitled to a complete exemption from U.S. federal withholding tax on payments and, to the extent it is legally entitled to do so, shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)executed originals of IRS Form W-8ECI;

(III)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(IV)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS

Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 1-2 or Exhibit 1-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 1-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)Each Lender agrees that if any form or certification it previously delivered pursuant to this SECTION 2.23 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)Mitigation. If any Loan Party shall be required pursuant to this SECTION 2.23 to pay any additional amount to, or to indemnify, any Recipient to the extent that such Recipient becomes subject to Taxes subsequent to the Original Closing Date (or, if applicable, subsequent to the date such Person becomes a party to this Agreement) as a result of any change in the circumstances of such Recipient (other than a change in Applicable Law), including without limitation a change in the residence, place of incorporation, principal place of business of such

Recipient or a change in the branch or lending office of such Recipient, as the case may be, such Recipient shall use reasonable efforts to avoid or minimize any amounts which might otherwise be payable pursuant to this SECTION 2.23(f); provided, however, that such efforts shall not include the taking of any actions by such Recipient that would result in any tax, costs or other expense to such Recipient (other than a tax, cost or other expense for which such Recipient shall have been reimbursed or indemnified by the Loan Parties pursuant to this Agreement or otherwise) or any action which would or might in the reasonable opinion of such Recipient have an adverse effect upon its business, operations or financial condition or otherwise be disadvantageous to such Recipient.

(g)Treatment of Certain Refunds. If any Recipient determines, in its reasonable discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this SECTION 2.23, it shall pay to the Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this SECTION 2.23 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(h)Notice and Assistance. A Lender affected thereby shall notify the Borrower within a reasonable time after receipt of a notice of assessment or proposed assessment under which such Lender may be liable for additional Indemnified Taxes (and any interest or penalties that may be assessed with respect to such Indemnified Taxes) as a direct result of the Loan. Thereafter, such Lender shall at the Loan Parties’ sole cost and expense, unless to do so might reasonably result in either any increased liabilities or expenses which have not been fully secured by the Loan Parties or any other material adverse effect on such Lender, (a) provide reasonable assistance to the Loan Parties in contesting such proposed assessment or assessment, and (b) not settle or compromise the contest of such proposed assessment or assessment without the Borrower’s consent (not to be unreasonably withheld). In addition to the foregoing, provided that the same will not result in material costs and expenses which have not been fully secured for by the Loan Parties, and at the Loan Parties sole cost and expense, the Lenders will upon reasonable request of the Borrower apply for any refund of Taxes which might reasonably be available.

(i)Survival. Each party’s obligations under this SECTION 2.23 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or an Issuing Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

SECTION 2.24Mitigation Obligations; Replacement of Lenders.

(a)If any Lender requests compensation under SECTION 2.14 or cannot make Loans under SECTION 2.11, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to SECTION 2.23, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to SECTION 2.14 or 2.23, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment; provided, however, that the Borrower shall not be liable for such costs and expenses of a Lender requesting compensation if (i) such Lender becomes a party to this Agreement on a date after the Effective Date and (ii) the relevant Change in Law occurs on a date prior to the date such Lender becomes a party hereto.

(b)If any Lender requests compensation under SECTION 2.14 or cannot make Loans under SECTION 2.11, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to SECTION 2.23, or if any Lender is a Defaulting Lender or a Minority Lender, then the Borrower may, at its expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate (and, subject to the terms and conditions hereof, such Lender shall be required to assign and delegate), without recourse (in accordance with and subject to the restrictions contained in SECTION 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, however, that (i) the Borrower shall have received the prior written consent of the Administrative Agent, the Issuing Banks and Swingline Lender (which consent shall not be unreasonably withheld), to the extent such consent is required pursuant to SECTION 9.04, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in unreimbursed drawings under Letters of Credit and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under SECTION 2.14 or payments required to be made pursuant to SECTION 2.23, such assignment will result in a reduction in such compensation or payments, and (iv) in the case of an assignment resulting from a Lender becoming a Minority Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.25Security Interests in Collateral.

To secure their Obligations under this Agreement and the other Loan Documents, the Borrower and the Facility Guarantors shall grant to the Collateral Agent, for its benefit and the ratable benefit of the other Credit Parties, a first-priority security interest in, and hypothec of (subject to Permitted Encumbrances having priority by operation of Applicable Law), all of the ABL Priority Collateral, and, until the Release Date, a second-priority security interest in (subject to Permitted Encumbrances having priority by operation of Applicable Law and subject to the Liens securing the Loan Parties’ obligations under the Term Loan Documents and Liens permitted under clauses (h), (m), (p), (r) and (z) of the definition of “Permitted Encumbrances”, subject to the terms of the Intercreditor Agreement or any other intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent with respect thereto), all of the Term Priority Collateral, in each case pursuant hereto and to the Security Documents.

SECTION 2.26Defaulting Lenders.

(a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Revolving Lender becomes a Defaulting Lender, then, until such time as that Revolving Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders”, “Required Revolving Lenders” and SECTION 9.02.

(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by any Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by any Agent from a Defaulting Lender pursuant to SECTION 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Banks or Swingline Lender hereunder; third, to cash collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan (which specific Loan shall be determined by the Administrative Agent) in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement; sixth, to the payment of any amounts owing to the Revolving Lenders, the Issuing Banks or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Non-Defaulting Lender, any Issuing Bank or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting

Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans (including any Loans made pursuant to SECTION 2.13(e)) in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in SECTION 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit Outstandings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit Outstandings owed to, such Defaulting Lender until such time as all Revolving Credit Loans and funded and unfunded participations in Letter of Credit Outstandings and Swingline Loans are held by the Revolving Lenders pro rata in accordance with their Revolving Commitment Percentages hereunder without giving effect to SECTION 2.26(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this SECTION 2.26(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Revolving Lender irrevocably consents hereto.

(iii)Certain Fees.

(A)No Defaulting Lender shall be entitled to receive any fee payable under SECTION 2.19(b) for any period during which that Revolving Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Revolving Lender is a Defaulting Lender only to the extent allocable to its Revolving Commitment Percentage of the stated amount of Letters of Credit for which it has provided cash collateral pursuant to SECTION 2.13(d).

(C)With respect to any fee payable under SECTION 2.19(b) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay (without duplication of amounts paid under clause (y) below) to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Outstandings or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay (without duplication of amounts paid under clause (x) above) to the Issuing Banks and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Banks’ or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)Reallocation of Applicable Percentages to Reduce Fronting Exposure. If any Fronting Exposure exists at the time any Revolving Lender becomes a Defaulting Lender, then all or any part of such Defaulting Lender’s participation in Letter of Credit Outstandings and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Commitment Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the portion of the %al Outstandings owing to any Non-Defaulting Lender (including, without limitation, any Letters of Credit or Swingline Loans as to which any Non-Defaulting Lender has any participation obligation) to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Revolving Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under Applicable Law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lenders’ Fronting Exposure and (y) second, cash collateralize the Issuing Banks’ Fronting Exposure in an amount equal to 103% of the Letter of Credit Outstandings as of such date, plus any accrued and unpaid interest thereon.

(b)Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swingline Lender and the Issuing Banks agree in writing that a Revolving Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which shall include the release of any cash collateral previously provided by the Borrower hereunder with respect to such Defaulting Lender to the extent such cash collateral has not been applied to the Obligations), that Revolving Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Revolving Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Revolving Lenders in accordance with their Revolving Commitment Percentages (without giving effect to SECTION 2.26(a)(iv)), whereupon such Revolving Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Revolving Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Revolving Lender will constitute a waiver or release of any claim of any party hereunder arising from that Revolving Lender’s having been a Defaulting Lender.

ARTICLE III
Representations and Warranties

To induce the Credit Parties to make the Loans and to issue Letters of Credit, the Loan Parties executing this Agreement, jointly and severally, make the following representations and warranties to each Credit Party with respect to each Loan Party:

SECTION 3.01Organization; Powers.

Each Loan Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to own its property and assets and to carry on its business as now conducted and, to execute and deliver and perform all its obligations under all Loan Documents to which such Loan Party is a party. Each Loan Party is qualified to do business in, and is in good standing (where such concept exists) in, every jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified or in good standing individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect. The Information Certificate sets forth, as of the First Amendment Effective Date, each Loan Party’s name as it appears in official filings in its state or province of incorporation or organization, its state or province of incorporation or organization, organization type, organization number, if any, issued by its state or province of incorporation or organization, and its federal employer identification number.

SECTION 3.02Authorization; Enforceability.

The transactions contemplated hereby and by the other Loan Documents to be entered into by each Loan Party are within such Loan Party’s corporate powers and have been duly authorized by all necessary corporate, membership, partnership or other necessary action. This Agreement has been duly executed and delivered by each Loan Party that is a party hereto or thereto and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03Governmental Approvals; No Conflicts.

The transactions to be entered into and contemplated by the Loan Documents (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for such as have been obtained or made and are in full force and effect and except filings and recordings necessary to perfect Liens created under the Loan Documents, (b) will not violate any Applicable Law or the Charter Documents of any Loan Party, (c) will not violate or result in a default under any Material Contract, any indenture or any other agreement, instrument or other evidence of Material Indebtedness or other material instrument binding upon any Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party, except to the extent that such violation or default would not reasonably be expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party, except Liens created under the Loan Documents.

SECTION 3.04Financial Condition.

(a)The Borrower has heretofore furnished to the Agents the Consolidated balance sheets, and Consolidated statements of operations, stockholders’ equity, and cash flows for the Parent as of and for the Fiscal Year ending February 25, 2017, certified by a Financial Officer of the Parent. Such Consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Parent as of such date and for such period in accordance with GAAP.

(b)Since the date of the latest such financial statements, there has been no Material Adverse Effect.

SECTION 3.05Properties.

(a)Except as disclosed in the Information Certificate, each Loan Party has title to, or valid leasehold interests in, all its real (immoveable) and personal (moveable) property material to its business, except for defects which would not reasonably be expected to have a Material Adverse Effect.

(b)Each Loan Party owns or is licensed to use, all patents, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, and other intellectual property used in its business, except to the extent that the failure to so own or have the right to use would not reasonably be expected to have a Material Adverse Effect, and to the knowledge of its Responsible Officers the use thereof by the Loan Parties does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(c)The Information Certificate sets forth the address (including county) of all Real Estate that is owned by the Loan Parties as of the First Amendment Effective Date, together with a list of the holders of any mortgage thereon. The Information Certificate sets forth the address (including county) of all Real Estate that is leased by the Loan Parties as of the First Amendment Effective Date, together with the name of the lessor with respect to each such Lease. Except as would not reasonably be expected to result in a Material Adverse Effect, to the knowledge of the Responsible Officers of the Loan Parties each of such Leases is in full force and effect and the Loan Parties are not in default of the terms thereof.

SECTION 3.06Litigation and Environmental Matters.

(a)Except for Disclosed Matters, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Responsible Officers of the Loan Parties, threatened in writing against or affecting any Loan Party (i) as to which there is a reasonable possibility of an adverse determination which, if adversely determined, would reasonably be expected individually or in the aggregate to result in a Material Adverse Effect (other than Disclosed Matters) or (ii) that involve any of the Loan Documents.

(b)Except for Disclosed Matters, to the knowledge of its Responsible Officers no Loan Party (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability, which, in each case, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(c)There has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or would reasonably be expected to result in, a Material Adverse Effect.

SECTION 3.07Compliance with Laws and Agreements.

Each Loan Party is in compliance with all Applicable Law, including, without limitation, the Income Tax Act (Canada), all Material Contracts and all agreements relating to Material Indebtedness, and no default has occurred and is continuing thereunder, except in each case where the failure to comply or the existence of a default, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08Investment Company Status.

No Loan Party is or is required to be registered as an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

SECTION 3.09Taxes.

As of the First Amendment Effective Date, each Loan Party has timely filed or caused to be filed all tax returns and reports required to have been filed (including Canadian federal and provincial income tax returns) and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings, for which such Loan Party has set aside on its books adequate reserves, and as to which no Lien has arisen or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect. Proper and accurate amounts have been withheld by each Loan Party from its respective employees for all periods in compliance with all applicable federal, state, provisional, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities, except to the extent, in each case, that the failure to so comply would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10ERISA.

(a)Except as would not reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other U.S. federal or state laws. Each Pension Plan (other than a Multiemployer Plan) that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Pension Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service or there is still time before such application is required to be submitted to the Internal

Revenue Service, and to the best knowledge of a Responsible Officer of the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b)There are no pending or, to the best knowledge of a Responsible Officer of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Pension Plan (other than a Multiemployer Plan) that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)Except as would not reasonably be expected to result in a Material Adverse Effect, (i) no ERISA Event has occurred, and no Responsible Officer of the Borrower or any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 80% or higher and neither the Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 80% as of the most recent valuation date; (iv) neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that would reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

SECTION 3.11Disclosure.

To the knowledge of their Responsible Officers, the Loan Parties have disclosed to the Credit Parties all agreements, instruments and corporate or other restrictions to which any Loan Party is subject, and all other matters known to any of them that, if breached or defaulted, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. None of the written reports, financial statements, certificates or other written information (other than any projections, pro formas, budgets, and other forward-looking information and information of a general economic or industry-specific nature) concerning the Loan Parties furnished by or at the direction of any Loan Party to any Credit Party in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), when taken as a whole, contains, as of the date furnished, any material misstatement of fact or omits to state any material fact necessary to make the statements therein not materially misleading in light of the circumstances under which such statements were made.

SECTION 3.12Subsidiaries.

(a)The Information Certificate sets forth the name of, and the ownership interest of each Loan Party in, each Subsidiary as of the First Amendment Effective Date. There is no other Capital Stock of any class as to any such Subsidiary issued and outstanding as of the First Amendment Effective Date, other than as set forth in the Information Certificate. All such shares of Capital Stock are validly issued, fully paid, and non-assessable (as applicable).

(b)Except as set forth in the Information Certificate, no Loan Party is party to any joint venture, general or limited partnership, or limited liability company agreements or any other business ventures or entities as of the First Amendment Effective Date.

SECTION 3.13Insurance.

The Information Certificate sets forth a description of all general liability, comprehensive, health, and casualty insurance maintained by or on behalf of the Loan Parties as of the First Amendment Effective Date. Each insurance policy listed in the Information Certificate is in full force and effect and all premiums in respect thereof that are due and payable as of the First Amendment Effective Date have been paid.

SECTION 3.14Labor Matters.

As of the First Amendment Effective Date there are no strikes, lockouts or slowdowns against any Loan Party pending or, to the knowledge of any Responsible Officer of any Loan Party, threatened except to the extent that strikes, lockouts, or slowdowns would not reasonably be expected to result in a Material Adverse Effect. The Loan Parties reasonably believe that the hours worked by and payments made to employees of the Loan Parties have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, provincial, local or foreign law dealing with such matters to the extent that any such violation would reasonably be expected to have a Material Adverse Effect. Except for Disclosed Matters and to the extent that such liability would not reasonably be expected to have a Material Adverse Effect, the Loan Parties reasonably believe that all payments due from any Loan Party, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued in accordance with GAAP as a liability on the books of such Loan Party. Except as set forth in the Information Certificate or as disclosed in any filing by any Loan Party with the SEC, as of the First Amendment Effective Date, no Loan Party is a party to or bound by any material collective bargaining agreement, management agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement. As of the First Amendment Effective Date, there are no representation proceedings pending or, to the knowledge of any Responsible Officer of any Loan Party, threatened to be filed with the National Labor Relations Board or other Governmental Authority, and no labor organization or group of employees of any Loan Party has made a pending demand for recognition. The consummation of the transactions contemplated by the Loan Documents (as amended on the First Amendment Effective Date) will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party is bound to the extent that such would be reasonably expected to result in a Material Adverse Effect.

SECTION 3.15Security Documents.

The Security Documents create in favor of the Collateral Agent, for its own benefit and for the ratable benefit of the other Credit Parties, a legal, valid and enforceable security interest in the Collateral (subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law), and the Security Documents constitute, or will upon the filing of financing statements or other requisite registrations and/or the obtaining of “control”, in each case with respect to the relevant Collateral as required under the applicable Uniform Commercial Code or similar legislation of any jurisdiction, including, without limitation, the PPSA and the Civil Code of Quebec, to the extent security interests in such Collateral can be perfected by such filings or control, the creation of a fully perfected and opposable first priority Lien on, and security interest in, and hypothecation of, all right, title and interest of the Loan Parties thereunder in such Collateral (to the extent required under the Security Documents), in each case prior and superior in right to any other Person, except for Permitted Encumbrances having priority over the Lien of the Collateral Agent under Applicable Law and, with respect to Term Priority Collateral, subject to the Liens securing the Loan Parties’ obligations under the Term Loan Documents and Liens permitted under clauses (h), (m), (p), (r) and (z) of the definition of “Permitted Encumbrances”, subject to the terms of the Intercreditor Agreement or any other intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent with respect thereto.

SECTION 3.16Federal Reserve Regulations.

(a)No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b)No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to buy or carry Margin Stock or to extend credit to others for the purpose of buying or carrying Margin Stock or to refund indebtedness originally incurred for such purpose in violation of Regulation U or X or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or Regulation X.

SECTION 3.17Solvency.

The Loan Parties, taken as a whole, are Solvent. No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.

SECTION 3.18DDAs; Credit Card Arrangements.

(a)The Information Certificate sets forth a list of all DDAs maintained by the Loan Parties as of the First Amendment Effective Date, which list includes, with respect to each DDA, (i) the name and address of the depository; (ii) the account number(s) maintained with such depository; and (iii) a contact person at such depository.

(b)The Information Certificate sets forth a list describing all agreements as of the First Amendment Effective Date to which any Loan Party is a party with respect to the processing and/or payment to such Loan Party of the proceeds of any credit card charges and debit card charges for sales made by such Loan Party.

SECTION 3.19Licenses; Permits.

(a)Each Loan Party has obtained all permits, licenses and other authorizations which are required with respect to the ownership and operations of its business except where the failure to obtain such permits, licenses or other authorizations, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Each Loan Party is in material compliance with all terms and conditions of all such permits, licenses, orders and authorizations, and is also in compliance with all Applicable Laws, except where the failure to comply with such terms, conditions or Applicable Laws, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.20Material Contracts.

The Loan Parties are not in breach or in default of or under any Material Contract and have not received any notice of the intention of any other party thereto to terminate any Material Contract, except to the extent that such breach, default or termination, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.21OFAC; Sanctions.

No Loan Party, nor, to the knowledge of any Loan Party, any Affiliate, partner, director, officer, employee, agent, trustee, administrator, manager, advisor or representative of such Loan Party, (i) is currently the subject of any Sanctions, (ii) is located, organized or residing in any Designated Jurisdiction, or (iii) is or has been (within the previous five years) engaged in any transaction with any Person who is now or was then the subject of Sanctions or who is located, organized or residing in any Designated Jurisdiction. No Loan, nor the proceeds from any Loan, has been used, directly or indirectly, to lend, contribute, provide or has otherwise made available to fund any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, or in any other manner that will result in any violation by any Person (including any Lender, any Arranger, the Administrative Agent, any Issuing Bank or the Swingline Lender) of Sanctions, or for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, Corruption of Foreign Public Officials Act (Canada) and other similar anti-corruption legislation in other jurisdictions. The Loan Parties and their Subsidiaries have conducted their business in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, Corruption of Foreign Public Officials Act (Canada) and other similar anti-corruption legislation in other jurisdictions, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect, and have instituted and maintained policies and procedures designed to promote and achieve compliance in all material respects with such laws and applicable Sanctions, and to the knowledge of the Borrower, the Loan Parties and their Subsidiaries are in compliance with such applicable Sanctions in all material respects.

ARTICLE IV
Conditions

SECTION 4.01Effective Date.

The effectiveness of this Agreement is subject to the satisfaction or waiver of the following conditions precedent:

(a)The Agents (or their counsel) shall have received from each party either (i) a counterpart of this Agreement and all other Loan Documents described in the Information Certificate signed on behalf of such party or (ii) written evidence satisfactory to the Agents (which may include telecopy or pdf transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and such other Loan Documents.

(b)The Agents shall have received a customary written opinion (addressed to each Agent and the Lenders and dated the Effective Date) of Sidley Austin LLP, Miles & Stockbridge P.C., and Davies Ward Phillips & Vineberg LLP, counsel for the Loan Parties, covering such matters relating to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent. The Loan Parties hereby request such counsel to deliver such opinions.

(c)The Agents shall have received Charter Documents and such other documents and certificates as the Agents or their counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the transactions contemplated by the Loan Documents and any other legal matters relating to the Loan Parties, the Loan Documents or the transactions contemplated thereby, all in form and substance reasonably satisfactory to the Agents and their counsel.

(d)After giving effect to (i) any Loans to be made on the Effective Date, (ii) any charges to the Loan Account made in connection with the credit facility contemplated hereby and (iii) all Letters of Credit (including Existing Letters of Credit) to be issued at, or immediately subsequent to the Effective Date, Availability shall be not less than $150,000,000. The Administrative Agent shall have received a Borrowing Base Certificate dated the Effective Date, relating to the month ended on April 29, 2017, and executed by a Financial Officer of the Borrower.

(e)The Agents shall have received a certificate, reasonably satisfactory in form and substance to the Agents, (i) with respect to the Solvency of the Loan Parties as of the Effective Date and (ii) certifying that (x) all representations and warranties contained in this Agreement and the other Loan Documents or otherwise made in writing in connection herewith or therewith are true and correct in all material respects as of the Effective Date with the same effect as if made on and as of such date, except to the extent that (A) such representations and warranties are qualified as to “materiality”, “Material Adverse Effect” or similar language, in which case they are true and correct in all respects (as so qualified by “materiality”, “Material Adverse Effect” or similar language) on and as of such date, and (B) such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects on and as of such earlier date, and (y) as of the Effective Date, no Default or Event of Default exists.

(f)To the extent not previously delivered, the Agents shall have received the Security Documents (including, without limitation, any amendments thereto).

(g)All necessary consents and approvals to the transactions contemplated hereby shall have been obtained and shall be reasonably satisfactory to the Agents other than those which, individually or in the aggregate, would not and would not reasonably be expected to result in, a Material Adverse Effect.

(h)Consolidated financial statements delivered to the Agents shall fairly present in all material respects the business and financial condition of the Parent and that, as of the Effective Date, there shall have been no Material Adverse Effect since February 25, 2017.

(i)After giving effect to the consummation of the transactions contemplated under this Agreement and the other Loan Documents on the Effective Date (including any Loans made or Letters of Credit issued hereunder), no Default or Event of Default shall exist.

(j)The Agents shall have received results of searches or other evidence reasonably satisfactory to the Agents (in each case dated as of a date reasonably satisfactory to the Agents) indicating the absence of Liens on the assets of the Loan Parties, except for Permitted Encumbrances.

(k)To the extent not previously delivered, the Agents shall have received all documents and instruments, including Uniform Commercial Code and PPSA financing statements and certified statements issued by the Quebec Register of Personal and Moveable Property Rights and any amendments in respect of any of the foregoing, required by law or reasonably requested by the Agents to be filed, registered, published or recorded to create or perfect the Liens intended to be created under the Loan Documents and all such documents and instruments shall have been so filed, registered, published or recorded to the satisfaction of the Agents.

(l)The Agents shall have received, and be reasonably satisfied with, evidence of the Loan Parties’ insurance, together with such endorsements as are required by the Loan Documents.

(m)All fees due as of the Effective Date and all Credit Party Expenses incurred in connection with the establishment of the credit facility contemplated hereby (including the reasonable fees and expenses of counsel to the Agents), shall have been paid in full.

(n)To the extent not previously delivered, there shall have been delivered to the Agents the additional instruments and documents described in the Information Certificate.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding on the Loan Parties.

SECTION 4.02Conditions Precedent to Each Revolving Credit Loan and Each Letter of Credit.

The obligations of the Revolving Lenders to make each Revolving Credit Loan, and of the Issuing Banks to issue each Letter of Credit, are subject to the following conditions precedent:

(a)The Administrative Agent shall have received a notice with respect to such Borrowing or issuance, as the case may be, as required by Article II.

(b)(i) No Default or Event of Default is then occurring, (ii) the representations and warranties contained in SECTION 3.04(b) shall be true and correct in all respects, and (iii) all other representations and warranties contained in this Agreement and the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance of each Letter of Credit hereunder with the same effect as if made on and as of such date, except to the extent that (A) such representations and warranties are qualified as to “materiality”, “Material Adverse Effect” or similar language, in which case they shall be true and correct in all respects (as so qualified by “materiality”, “Material Adverse Effect” or similar language) on and as of such date, and (B) such representations and warranties relate to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date.

(c)On the date of each Borrowing hereunder and the issuance of each Letter of Credit and after giving effect thereto, the Loan Parties shall be in compliance with all of the terms and provisions set forth herein and in the other Loan Documents to be observed or performed and no Default or Event of Default shall have occurred and be continuing.

(d)The Administrative Agent shall have received timely delivery of the most recently required Borrowing Base Certificate, with each such Borrowing Base Certificate including schedules as reasonably required by the Administrative Agent.

The request by the Borrower for, and the acceptance by the Borrower of, each extension of credit hereunder shall be deemed to be a representation and warranty by the Loan Parties that the conditions specified in this SECTION 4.02 have been satisfied at that time and that after giving effect to such extension of credit the Borrower shall continue to be in compliance with the Borrowing Base, the FILO Borrowing Base and the ABL Term Borrowing Base. The conditions set forth in this SECTION 4.02 are for the sole benefit of the Administrative Agent and each other Credit Party and may be waived by the Administrative Agent, in whole or in part, without prejudice to the Administrative Agent or any other Credit Party. Notwithstanding the Immediately preceding sentence, other than in connection with (i) Permitted Overadvances and (ii) a Conforming DIP, the Administrative Agent will not waive, any condition in this SECTION 4.02 if it knows that the Loan Parties would breach SECTION 6.10 after giving effect to the applicable extension of credit.

ARTICLE V
Affirmative Covenants

Until Payment in Full, each Loan Party covenants and agrees with the Credit Parties that:

SECTION 5.01Financial Statements and Other Information.

The Borrower will furnish to the Administrative Agent for distribution to the Lenders in accordance with the provisions of SECTION 8.13(c):

(a)Within ninety (90) days after the end of each Fiscal Year of the Parent, the Consolidated balance sheets, Consolidated statements of operations, and Consolidated statements of stockholders’ equity and cash flows as of the end of and for such year for the Parent, setting forth in each case in comparative form the Consolidated figures for the previous Fiscal Year, all audited and reported on by independent registered public accounting firm of recognized national standing (without a “going concern” or like qualification or exception and without a qualification or exception as to the scope of such audit) to the effect that such Consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent on a Consolidated basis in accordance with GAAP consistently applied and on an annual basis a consolidating balance sheet to be delivered in a timely fashion, when prepared;

(b)(i) Within forty-five (45) days after the end of each of the first three (3) Fiscal Quarters of the Parent, the Consolidated balance sheets, Consolidated statements of operations, stockholders’ equity and cash flows of the Parent, as of the end of and for such Fiscal Quarter and the elapsed portion of the Fiscal Year, setting forth in each case in comparative form the Consolidated figures for the previous Fiscal Year, all certified by one of the Parent’s Financial Officers as presenting in all material respects the financial condition and results of operations of the Parent on a Consolidated basis in accordance with GAAP consistently applied, subject to normal year end audit adjustments and the absence of footnotes; and (ii) at any time following the occurrence of a Cash Dominion Event, within thirty (30) days after the end of each Fiscal Month of the Parent, the Consolidated balance sheets, Consolidated statements of operations and stockholders’ equity of the Parent, as of the end of and for such Fiscal Month and the elapsed portion of the Fiscal Year, setting forth in each case in comparative form the Consolidated figures for the previous Fiscal Year, all certified by one of the Parent’s Financial Officers as presenting in all material respects the financial condition and results of operations of the Parent on a Consolidated basis in a manner consistent with past practices and reflecting the same information as reported to the Parent’s board of directors, subject to normal year end audit adjustments and the absence of footnotes;

(c)Concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower in the form of Exhibit G hereto (a “Compliance Certificate”) (i) certifying as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and (ii) setting forth reasonably detailed calculations with respect to Availability and the Average Daily Availability;

(d)On the tenth (10th) Business Day of each Fiscal Month, a certificate in the form of Exhibit H (a “Borrowing Base Certificate”) showing the Borrowing Base, the FILO Borrowing Base and the ABL Term Borrowing Base as of the close of business on last day of the immediately preceding Fiscal Month, provided that if (i) an Event of Default has occurred and is continuing, or (ii) if Availability[ ~~(as calculated under clause (b) of the definition thereof)~~] is at any time less than the greater of (A) twelve and one-half percent (12.5%) of the Line Cap (without giving effect to the Specifies Reserves), or (B) $[~~25,000,000,~~]30,000,000, then in either case such Borrowing Base Certificate shall be furnished on Wednesday of each week (or, if Wednesday is not a Business Day, on the next succeeding Business Day), and provided further that if any request for a Revolving Credit Loan will result in Credit Extensions exceeding $150,000,000, a Borrowing Base Certificate shall accompany such request; each Borrowing Base Certificate to be certified as complete and correct on behalf of the Borrower by a Financial Officer of the Borrower;

(e)Promptly after the same become publicly available (except to the extent otherwise required to be delivered hereunder), copies of all material periodic and other reports, proxy statements and other materials filed by any Loan Party with the SEC, or other foreign securities regulatory body, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be;

(f)With respect to each month during which, at any time during such month, (i) Letter of Credit Outstandings exceed $100,000,000, or (ii) there are any Revolving Credit Loans outstanding, in either case, the financial and collateral reports described on Schedule 5.01(f) hereto shall be delivered at the times set forth in such Schedule;

(g)A detailed summary of the Net Proceeds received from any Prepayment Event within three (3) Business Days after receipt of such proceeds, including, without limitation, to the extent applicable, the manner of allocation of the Net Proceeds amongst the assets and properties of the Loan Parties which are the subject of the Prepayment Event;

(h)(i) Notice of any intended sale or other disposition (other than as permitted under Section 6.05) of material assets of any Loan Party permitted hereunder, at least five (5) Business Days prior to the date of consummation of such sale or disposition, and (ii) notice of any incurrence of any Indebtedness for borrowed money in excess of $50,000,000 in favor of any non-Affiliated Person permitted hereunder, promptly (but in any event within five (5) Business Days) following the incurrence of such Indebtedness;

(i)Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Loan Party, or compliance with the terms of any Loan Document, as the Agents or any Lender may reasonably request;

(j)as soon as available, but in any event at least thirty (30) days after the end of each Fiscal Year of the Parent, forecasts prepared by management of the Parent, in form satisfactory to the Administrative Agent, of (i) the forecasted consolidated balance sheets of the Parent and its Subsidiaries, (ii) the forecasted consolidated statements of income or operations and consolidated cash forecasts prepared on a monthly basis, in form reasonably acceptable to the Administrative Agent, and (iii) Availability on a monthly basis, in the case of each of clauses (i)

through (iii), for the immediately following Fiscal Year (including the Fiscal Year in which the Maturity Date occurs but only through the Maturity Date);

(k)If reasonably requested by the Administrative Agent, and concurrently with the delivery of the financial statements under clause (a) above, copies of the Borrower’s Canadian federal and provincial tax returns for the Fiscal Year to which such financial statements in clause (a) apply, if available.

(l)Promptly after the Administrative Agent’s request therefor, copies of all Material Contracts and documents evidencing Material Indebtedness.

(m)Any of the delivery requirements relating to written financial information set forth in this SECTION 5.01 may be satisfied by either (x) the Borrower’s posting such information in electronic format readable by the Administrative Agent and the Lenders to a secure address on the world wide web (the “Informational Website”) which is accessible by the Administrative Agent and the Lenders, (y) the Borrower’s delivering such financial information in electronic format to the Administrative Agent and the Administrative Agent’s posting such information to an Informational Website, or (z) the filing of such information on the website of the SEC at http://www.sec.gov. The accommodation provided by the foregoing sentence shall not impair the right of the Administrative Agent, or any Lender through the Administrative Agent, to request and receive from the Borrower physical delivery of specific financial information provided for in this SECTION 5.01. The Borrower shall give the Administrative Agent (and the Administrative Agent shall give each Lender) written or electronic notice each time any information is delivered by posting to the Informational Website or by filing electronically with the SEC. The Loan Parties shall be responsible for and shall bear all risk associated with establishing and maintaining the security and confidentiality of the Informational Website and the information posted thereto.

SECTION 5.02Notices of Material Events.

The Borrower will furnish to the Administrative Agent prompt written notice of the occurrence of any of the following after any Responsible Officer of the Borrower obtains knowledge thereof:

(a)A Default or Event of Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto;

(b)The filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Loan Party or any Affiliate thereof that, as determined at the time of filing, would reasonably be expected to result in a Material Adverse Effect;

(c)An ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

(d)Any development that results in a Material Adverse Effect;

(e)Any change in the Parent’s chief executive officer or chief financial officer;

(f)The discharge by any Loan Party of its present independent accountants or any withdrawal or resignation by such independent accountants;

(g)Any material collective bargaining agreement or other union labor contract to which a Loan Party becomes a party, or the application for the certification of a collective bargaining agent;

(h)The filing of any Lien (other than inchoate Liens) for unpaid Taxes in excess of $1,000,000 against any Loan Party;

(i)[reserved]; and

(j)Any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any interest in a material portion of the Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.

Each notice delivered under this SECTION 5.02 shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and, if applicable, any action taken or proposed to be taken with respect thereto.

SECTION 5.03Information Regarding Collateral.

Except in connection with a transaction permitted by SECTION 6.03 in which a Loan Party is the surviving Person, the Borrower will furnish to the Agents prompt written notice of any change in: (a) any Loan Party’s legal name; (b) the location of any Loan Party’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral located in Canada owned by it or any office or facility at which Collateral located in Canada owned by it is located (including the establishment of any such new office or facility); provided that any such notice with respect to the opening or closing of any retail store (other than the opening of any retail store in Canada in any province or territory where the Collateral Agent’s Liens are not then perfected) shall be provided to the Agents solely upon request of the Administrative Agent; (c) any Loan Party’s organizational structure or jurisdiction of incorporation or formation; or (d) any Loan Party’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its state of organization. The Loan Parties agree not to effect or permit any change referred to in the preceding sentence unless after giving effect thereto, the Agents continue at all times following such change to have a valid, legal and perfected first priority (subject only to Permitted Encumbrances having priority by operation of Applicable Law and, with respect to Term Priority Collateral but subject to the Intercreditor Agreement or any other intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent with respect thereto, Liens securing the Loan Parties’ obligations under the Term Loan Documents and Liens permitted under clauses (h), (m), (p), (r) and (z) of the definition of “Permitted Encumbrances”) security interest in all the Collateral for its own benefit and the benefit of the other Credit Parties.

SECTION 5.04Existence; Conduct of Business.

Each Loan Party will, and will cause each of its Subsidiaries to, do all things necessary to comply with its Charter Documents, and to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided, however, that the foregoing shall not prohibit any merger, amalgamation, consolidation, liquidation or dissolution permitted under SECTION 6.03.

SECTION 5.05Payment of Obligations.

Each Loan Party will, and will cause its Subsidiaries to, pay its Tax liabilities and claims for labor, materials, or supplies, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and no Lien is securing such obligation, or (d) the failure to make payment would not reasonably be expected to result in a Material Adverse Effect. Without limitation of the foregoing, each Loan Party will pay all obligations within thirty (30) days of when due and owing to any third party landlords and warehousemen storing any of the Inventory of any Loan Party, except to the extent that the failure to do so, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.06Maintenance of Properties.

Each Loan Party will, and will cause its Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear, casualty loss, and condemnation excepted, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect and except for store closings and asset dispositions permitted hereunder.

SECTION 5.07Insurance.

(a)Each Loan Party shall (i) maintain insurance with financially sound and reputable insurers (or, to the extent consistent with business practices of such Loan Party in effect on the Effective Date, a program of self-insurance) in at least such amounts and against at least such risks as is consistent with business practices in effect on the Effective Date or as otherwise determined by the Responsible Officers of the Loan Parties acting reasonably in their business judgment, including public liability insurance against claims for personal injury or death occurring upon, in or about or in connection with the use of any properties owned, occupied or controlled by it (including the insurance required pursuant to the Security Documents); (ii) maintain such other insurance as may be required by law; and (iii) furnish to the Administrative Agent, upon reasonable written request, full information as to the insurance carried.

(b)Fire and extended coverage policies maintained with respect to any Collateral shall be endorsed or otherwise amended to include (i) a non-contributing lenders’ loss payable clause (regarding personal property), in form and substance reasonably satisfactory to the Agents, which endorsements or amendments shall provide that the insurer shall pay all proceeds in excess of $10,000,000 prior to the occurrence and continuance of a Cash Dominion Event (but subject in any event to the provisions of SECTION 2.17(c) and of the Intercreditor Agreement), and all proceeds during the continuance of a Cash Dominion Event (but subject in any event to the provisions of the Intercreditor Agreement), otherwise payable to the Loan Parties under the policies directly to the Collateral Agent, (ii) a provision to the effect that none of the Loan Parties, Credit Parties or any other Person shall be a co-insurer and (iii) such other provisions as the Administrative Agent may reasonably require from time to time to protect the interests of the Credit Parties. Commercial general liability policies shall be endorsed to name the Administrative Agent, as an additional insured. Each such policy referred to in this SECTION 5.07(b) shall also provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than ten (10) days’ prior written notice thereof by the insurer to the Collateral Agent (giving such Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Collateral Agent. The Borrower shall deliver to the Collateral Agent, prior to the cancellation, modification or non-renewal of any such policy of insurance, evidence of renewal of a policy (including an insurance binder) together with evidence satisfactory to the Collateral Agent of payment of the premium therefor.

SECTION 5.08Books and Records; Inspection and Audit Rights; Appraisals; Accountants.

(a)Each Loan Party will, and will cause each of its Material Domestic Subsidiaries to, keep proper books of record and account in accordance with GAAP and in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of its Material Domestic Subsidiaries to, permit any representatives designated by any Agent, upon reasonable prior notice and during normal business hours prior to the occurrence of an Event of Default, to visit and inspect its properties, to discuss its affairs, finances and condition with its officers and internal accountants and to examine and make extracts from its books and records, all at such reasonable times and as often as reasonably requested; provided that, unless an Event of Default has occurred and is continuing, other than as set forth in SECTION 5.08(b), the Loan Parties shall only be required to reimburse an Agent (or any of its representatives so designated) for its costs and expenses for one (1) such visit and inspection in any calendar year.

(b)Each Loan Party will, and will cause its Material Domestic Subsidiaries to, from time to time upon the request of any Agent, permit any Agent or professionals (including consultants, accountants, lawyers and appraisers) retained by the Agents, subject to reasonable prior notice and during normal business hours prior to the occurrence of an Event of Default, to conduct appraisals, commercial finance examinations and other evaluations, including, without limitation, of (i) the Borrower’s practices in the computation of the Borrowing Base, the FILO Borrowing Base and the ABL Term Borrowing Base, and (ii) the assets included in the Borrowing Base, the FILO Borrowing Base and the ABL Term Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves. The

Administrative Agent shall promptly deliver copies of the final appraisals and commercial finance examinations, to the ABL Term Loan Agent. Any Lender, at its own expense, may accompany any Agent or professionals retained by any Agent on such examination. The Loan Parties shall pay the reasonable out-of-pocket fees and expenses of the Agents or such professionals with respect to such evaluations and appraisals, provided that (x) the Agents may, collectively in their reasonable discretion, and upon the written request of the ABL Term Loan Agent shall conduct no more than one (1) commercial finance examination and one (1) appraisal of the Borrower’s Inventory in any calendar year (provided that (i) if at any time during such calendar year, Availability is less than the greater of (x) $[~~40,000,000,~~]45,000,000, or (y) twenty percent (20%) of the Line Cap, the Agents may, collectively in their reasonable discretion, and upon the written request of the ABL Term Loan Agent, shall conduct two (2) commercial finance examinations and two (2) Inventory appraisals during such calendar year, and (ii) if any Event of Default exists, the Agents, in their reasonable discretion, may cause such additional commercial finance examinations and Inventory appraisals to be taken as the Agents reasonably determine, in each case at the expense of the Loan Parties). The Agents may, collectively in their reasonable discretion, conduct such additional commercial finance examinations and such additional Inventory appraisals during any calendar year as it, in its discretion deems necessary or appropriate, at the Lenders’ expense. The Agents shall promptly deliver copies of such commercial finance examinations and Inventory appraisals to the Lenders pursuant to the provisions of SECTION 8.13(c).

(c)The Loan Parties shall at all times retain Ernst & Young or another independent registered public accounting firm of recognized national standing.

SECTION 5.09Physical Inventories.

(a)The Loan Parties, at their own expense, shall cause not less than one (1) physical inventory to be undertaken at each location and in each twelve (12) month period conducted by RGIS or another inventory taker reasonably satisfactory to the Agents, and periodic cycle counts, in each case consistent with past practice, and following such methodology as is consistent with the methodology used in the immediately preceding inventory or as otherwise may be reasonably satisfactory to the Agents. The Agents, at the expense of the Loan Parties, may observe each scheduled physical count of Inventory which is undertaken on behalf of any Loan Party. The Borrower, within forty-five (45) calendar days following the completion of such inventory, shall provide the Agents with a reconciliation of the results of such inventory (as well as of any other physical inventory undertaken by a Loan Party) and shall post such results to the Loan Parties’ stock ledgers and general ledgers, as applicable.

(b)The Agents, in their reasonable discretion, if any Default or Event of Default exists, may cause such inventories to be taken as the Agents reasonably determine (each, at the expense of the Loan Parties).

SECTION 5.10Compliance with Laws.

Each Loan Party will comply with all Applicable Laws and the orders of any Governmental Authority, as applicable, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.11Use of Proceeds and Letters of Credit.

The proceeds of Loans made hereunder and of Letters of Credit issued hereunder will be used only (a) to finance the acquisition of working capital assets of the Borrower and its Subsidiaries, including the purchase of inventory and equipment, in each case in the ordinary course of business, (b) to finance Capital Expenditures of the Borrower and its Subsidiaries, (c) to finance Permitted Acquisitions, and (d) for general corporate purposes (including but not limited to the repayment or refinancing of Indebtedness and the making of Investments and Restricted Payments), in each case to the extent permitted in this Agreement. No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, (i) for any purpose that entails a violation of any of the regulations of the Board, including Regulations U and X, (ii) to be lent, contributed or otherwise made available to fund any activity or business in any Designated Jurisdiction; (ii) to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions; or (iii) in any other manner that will result in any violation by any Person (including any Lender, any Arranger, Administrative Agent, Issuing Bank or Swingline Lender) of any Sanctions.

SECTION 5.12Additional Subsidiaries.

If any Loan Party shall form or acquire a Material Domestic Subsidiary after the Effective Date, or if any existing Subsidiary of any Loan Party becomes a Material Domestic Subsidiary, the Borrower will notify the Agents thereof and the Borrower will, on or prior to the later to occur of (i) thirty (30) calendar days (or such later date as the Administrative Agent may agree in its sole discretion) following the date on which such Subsidiary is formed or acquired or becomes a Material Domestic Subsidiary, or (ii) the earlier of (x) the date on which the next Compliance Certificate is required to be delivered pursuant to SECTION 5.01(a) or (b) following such creation or acquisition, and (y) the date which is forty-five (45) calendar days after the end of the most recently ended Fiscal Quarter (or such later date as may be acceptable to the Administrative Agent in its discretion), (A) cause such Subsidiary to become a Loan Party hereunder by executing a Joinder Agreement and such other documents, instruments and agreements reasonably requested by the Administrative Agent, and under each applicable Security Document in the manner provided therein, and (B) take such actions to create and perfect Liens on such Material Domestic Subsidiary’s assets of the type included within the definition of Collateral, to secure the Obligations as the Administrative Agent or the Required Lenders shall request.

SECTION 5.13Compliance with Terms of Leaseholds.

Except as otherwise expressly permitted hereunder, each Loan Party will (a) make all payments and otherwise perform all obligations in respect of all Leases to which any Loan Party or any of its Subsidiaries is a party, keep such Leases in full force and effect, (b) not allow such Leases to lapse or be terminated or any rights to renew such Leases to be forfeited or cancelled except in the ordinary course of business, consistent with past practices, (c) notify the Administrative Agent of any default by any Loan Party or any of its Subsidiaries with respect to such Leases and cooperate with the Administrative Agent in all respects to cure any such default, and (d) cause each of its Subsidiaries to do the foregoing, except, in each case, where the failure to do so, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.14Material Contracts.

Each Loan Party will (a) perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, (b) maintain each such Material Contract in full force and effect except to the extent such Material Contract is no longer used or useful in the conduct of the business of the Loan Parties in the ordinary course of business, consistent with past practices, and (c) cause each of its Subsidiaries to do the foregoing, except, in each case, where the failure to do so, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.15Further Assurances.

Each Loan Party will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any Applicable Law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Loan Parties also agree to provide to the Administrative Agent, from time to time upon the reasonable request of Administrative Agent, evidence reasonably satisfactory to such Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

ARTICLE VI
Negative Covenants

Until Payment in Full, each Loan Party covenants and agrees with the Credit Parties that:

SECTION 6.01Indebtedness and Other Obligations.

No Loan Party will create, incur, assume or permit to exist any Indebtedness, except Permitted Indebtedness.

SECTION 6.02Liens.

No Loan Party will create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including Accounts) or rights in respect of any thereof, except Permitted Encumbrances.

SECTION 6.03Fundamental Changes.

(a)The Borrower will not, and will not permit any other Loan Party to, merge, amalgamate into or consolidate with any other Person, or permit any other Person to merge, amalgamate into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing or would arise therefrom, (i) any Subsidiary may merge, consolidate or amalgamate into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary that is not the Borrower may merge, consolidate or amalgamate into any Subsidiary that is not the Borrower, (iii) Permitted Acquisitions and asset dispositions permitted pursuant to SECTION 6.05 hereof and Permitted Investments of the type described in clauses (p) and/or (q) of the definition of “Permitted Investment” may be consummated in the form of a merger, consolidation or amalgamation, as long as, in the event of a Permitted Acquisition, the surviving Person is, or as and to the extent required by SECTION 5.12 becomes, a Loan Party, provided that any such merger, consolidation or amalgamation involving a Person that is not a wholly owned Subsidiary immediately prior to such merger, consolidation or amalgamation shall not be permitted unless also permitted by SECTION 6.04, (iv) any Facility Guarantor may consummate a dissolution or liquidation, the purpose of which is to effect an asset disposition permitted pursuant to SECTION 6.05, and (v) any Facility Guarantor may liquidate or dissolve if such liquidation or dissolution is in the best interests of the Borrower and is not materially adverse to the Lenders. To the extent that any Facility Guarantor is merged, consolidated or amalgamated with or into any other Loan Party (or any Person in a transaction permitted under clause (iii) above) or liquidated or dissolved, in each case, as permitted under this clause (a), such Facility Guarantor shall be released from its obligations under any Facility Guarantee to which it is a party.

(b)The Borrower will not, and will not permit any other Loan Party to, engage, to any material extent, in any business other than business of the type conducted by such Loan Party on the date of execution of this Agreement and businesses reasonably related or reasonably ancillary thereto.

SECTION 6.04Investments, Loans, Advances, Guarantees and Acquisitions.

No Loan Party will make or permit to exist any Investment, except Permitted Investments.

SECTION 6.05Asset Sales.

No Loan Party will sell, transfer, lease (as lessor) or otherwise voluntarily dispose of any asset, including any Capital Stock of another Person, except (i) sales of Inventory and the use of cash in the ordinary course of business, (ii) transactions permitted by SECTION 6.03, SECTION 6.04 or SECTION 6.06, and (iii) Permitted Dispositions. The Collateral Agent’s Liens on any assets sold, transferred, leased (as lessor) or otherwise voluntarily disposed of, to the extent in connection with a transaction permitted by this SECTION 6.05, shall be released in accordance with Section 8.12 of the Security Agreement.

SECTION 6.06Restricted Payments; Certain Payments of Indebtedness.

(a)No Loan Party will declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment other than Permitted Dividends.

(b)No Loan Party will make directly or indirectly, any voluntary payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness (other than the Obligations), or any voluntary payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

(i)mandatory payments and mandatory prepayments of interest and principal as and when due in respect of any Permitted Indebtedness; provided that if an Event of Default then exists or would arise from the making of any such payment or prepayment, no part of the proceeds of any Loan or any Letter of Credit will be used (whether directly or indirectly) therefor;

(ii)prepayments, exchanges, purchases, redemptions, retirements, acquisitions, cancellations or terminations (collectively, “Prepayments”) of Indebtedness so long as (1) (x) (i) the Payment Conditions shall have been satisfied, or (ii)(A) no Default or Event of Default has occurred and is continuing or shall occur after giving effect to such Prepayment, and (B) after giving pro forma effect to such Prepayment, Availability on the date of such Prepayment and for the sixty (60) days preceding such Prepayment shall be equal to or greater than twenty percent (20%) of the Line Cap, and (y) the Borrower shall have provided a certification to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, certifying as to the satisfaction of the conditions described in clauses (x) (i) or (ii), as applicable, or (2) the Covenant Conditions shall have been satisfied; and

(iii)refinancings of Indebtedness to the extent the Indebtedness incurred in connection with such refinancing would otherwise be permitted under this Agreement.

SECTION 6.07Transactions with Affiliates.

No Loan Party will sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business that are at prices and on terms and conditions, taken as a whole, not less favorable to such Loan Party than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Loan Parties not otherwise prohibited hereunder, (c) transactions as set forth in the Information Certificate, (d) payment of indemnities and compensation to officers and employees for services actually rendered to any such Loan Party or any of its Subsidiaries, (e) payment of director’s fees, expenses, and indemnities, (f) stock option, stock award and compensation plans of the Loan Parties and their Subsidiaries, (g) employment contracts with officers and management of the Loan Parties and their Subsidiaries, (h) the repurchase of equity interests from officers, directors, and employees to the extent permitted under this Agreement and, as long as no Default or Event of Default then exists or would arise therefrom, pursuant to stock options, stock awards and stock incentive plans, (i) advances and loans to officers and employees of the Loan Parties and their Subsidiaries to the extent permitted under this Agreement and to the extent permitted by Applicable Law, (j) other transactions specifically permitted under this Agreement (including, without limitation, sale/leaseback transactions, Permitted Dispositions, Restricted Payments, Permitted Investments, and Indebtedness), or (k) any transactions approved by Administrative Agent.

SECTION 6.08Restrictive Agreements.

No Loan Party will directly or indirectly enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party to create, incur or permit to exist any Lien upon any of its property or assets in favor of the Collateral Agent or (b) the ability of any Subsidiary thereof to pay dividends or other distributions with respect to any shares of its Capital Stock to such Loan Party or to make or repay loans or advances to a Loan Party or any other Subsidiary of a Loan Party or to guarantee Indebtedness of the Loan Parties or any other Subsidiary of the Loan Parties, provided that (i) the foregoing shall not apply to (1) restrictions and conditions imposed by Applicable Law or by any Loan Document, (2) any restriction or condition with respect to any asset of any Loan Party or any of its Subsidiaries imposed pursuant to an agreement which has been entered into for the sale or disposition of such assets or all or substantially all of the Capital Stock or assets of such Loan Party or such Subsidiary, so long as such sale or disposition is permitted under this Agreement, (3) contractual obligations binding on a Subsidiary of the Borrower at the time such Person first becomes a Subsidiary, so long as such contractual obligations were not entered into in contemplation of such Person becoming a Subsidiary, (4) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted hereunder and applicable solely to such joint venture entered into in the ordinary course of business, or (5) any restriction or condition imposed by any Term Loan Document or any Indebtedness permitted under clauses (e), (h), (o), or (r) of the definition of “Permitted Indebtedness”; and (ii) clause (a) of the foregoing shall not apply to (1) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (2) customary provisions in leases or licenses restricting the assignment or subleasing thereof, (3) any negative pledges and restrictions on Liens in favor of any holder of Permitted Indebtedness of the type described in clauses (e), (h), (1) or (r) of the definition of “Permitted Indebtedness” but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness, and (4) restrictions on cash, other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

SECTION 6.09Amendment of Material Documents.

No Loan Party will amend, modify or waive any of its rights under (a) (i) its Charter Documents, or (ii) any Material Contract or Material Indebtedness (other than the Term Loan Documents, as to which clause (b) below shall apply), in each case of this clause (a) to the extent that such amendment, modification or waiver would be reasonably likely to result in a Material Adverse Effect, or (b) any Term Loan Document, to the extent that such amendment, modification or waiver would not be permitted under the Intercreditor Agreement.

SECTION 6.10Minimum Availability.

The Borrower shall at all times maintain Availability in an amount no less than the greater of (i) ten percent (10%) of the Line Cap (without giving effect to the Specified Reserves), or (ii) $[~~20,000,000.~~]30,000,000.

SECTION 6.11Fiscal Year.

No Loan Party will change its Fiscal Year without the approval of the Administrative Agent.

SECTION 6.12ERISA.

The Parent shall not, nor shall cause or permit any of its ERISA Affiliates to:

(a)cause or permit to occur an event that would reasonably be expected to result in the imposition of a Lien under Section 4068 of ERISA to the extent such Lien secures obligations in excess of $15,000,000; or

(b)cause or permit to occur an ERISA Event to the extent such ERISA Event would reasonably be expected to result in a Material Adverse Effect; or

(c)engage in any transaction in connection with which the Parent or any ERISA Affiliate could be reasonably expected to be subject to either a civil penalty assessed pursuant to the provisions of Section 502(i) of ERISA or a tax imposed under the provisions of Section 4975 of the Code which, in each case, would reasonably be expected to result in a Material Adverse Effect; or

(d)adopt an amendment to any Plan requiring the provision of security under Section 401(a)(29) of the Code which would reasonably be expected to result in a Material Adverse Effect; or

(e)terminate any Plan under Section 4041(c) of ERISA without the prior consent of Administrative Agent which would reasonably be expected to result in a Material Adverse Effect; or

(f)fail in any material respect to make payment (including any “minimum required contribution” (as defined in Section 430 of the Code or Section 303 of ERISA) when due (including permissible extensions) of all amounts which, under the provisions of any Pension Plan, it is required to pay as contributions thereto or as premiums to the PBGC, or, with respect to any Multiemployer Plan, permit to exist any material “accumulated funding deficiency” (within the meaning of Section 304 of ERISA and Section 431 of the Code) which would reasonably be expected to result in a Material Adverse Effect; or

(g)enter into a new agreement or agreements that would obligate the Parent or any ERISA Affiliate to (i) make contributions to a Multiemployer Plan subject to Subtitle (E) of Title IV of ERISA in excess of $10,000,000 per year, or (ii) to create, extend or increase an obligation to provide health or medical benefits for retirees of the Parent or an ERISA Affiliate that would reasonably be expected to result in a Material Adverse Effect; or

(h)enter into a plan in respect of Canadian employees of the Borrower or any of its Affiliates which is (or acquires an interest in any Person if such Person sponsors, maintains, administers or contributes to, or has any liability in respect of) a “registered pension plan” as such term is defined in the Income Tax Act (Canada), and which is subject to the Income Tax Act (Canada) and the Pension Benefits Act (Ontario) or other similar applicable provincial or federal pension benefits legislation.

SECTION 6.13Environmental Laws.

The Loan Parties shall not, and shall not permit any Subsidiary to, (a) fail to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, or (b) become subject to any Environmental Liability, in each case which would be reasonably likely to result in a Material Adverse Effect.

SECTION 6.14Additional Subsidiaries.

The Loan Parties will not create any additional Subsidiary, unless such Subsidiary is a Loan Party or if the Investment with respect thereto is permitted pursuant to SECTION 5.12 or SECTION 6.04.

ARTICLE VII
Events of Default

SECTION 7.01Events of Default.

If any of the following events (“Events of Default”) shall occur:

(a)Any Loan Party shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any Letter of Credit Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)Any Loan Party shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in SECTION 7.01(a), or an amount payable for Other Liabilities) payable under this Agreement or any other Loan Document and such failure continues for three (3) Business Days after notice from Agents;

(c)Any representation or warranty made or deemed made by or on behalf of any Loan Party in, or in connection with, any Loan Document or any amendment or modification thereof or waiver thereunder (including, without limitation, in any Borrowing Base Certificate or any certificate of a Financial Officer accompanying any, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder), shall prove to have been incorrect in any material respect when made or deemed made;

(d)Any Loan Party shall fail to observe or perform when due any covenant, condition or agreement contained in (i) Article VI or (ii) in SECTION 5.01(d) (after a one (1) Business Day grace period), or (iii) in any of SECTION 2.18, SECTION 5.01(f), SECTION 5.07, SECTION 5.08, or SECTION 5.11 (provided that, if (A) any such Default described in this clause (iii) is of a type that can be cured within five (5) Business Days and (B) such Default could not materially adversely impact the Lenders’ Liens on the ABL Priority Collateral, such default shall not constitute an Event of Default for five (5) Business Days after the occurrence of such Default so long as the Loan Parties are diligently pursuing the cure of such Default);

(e)Any Loan Party shall fail to observe or perform when due any covenant, condition or agreement contained in any Loan Document (other than those specified in SECTION 7.01(a), SECTION 7.01(b), SECTION 7.01(c), or SECTION 7.01(d)), and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent to the Borrower;

(f)(i)Any Loan Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness when and as the same shall become due and payable (after giving effect to the expiration of any grace or cure period set forth therein) or any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity and with respect to which all notice, grace, and cure periods have expired; provided that no such event under the Term Loan Documents shall constitute an Event of Default under this clause (f)(i) (other than an event of default thereunder which constitutes an independent Event of Default under this Agreement without regard to the provisions of the Term Loan Documents) until the earliest to occur of (x) the date that is forty-five (45) days after such event or circumstance (but only if such event or circumstance has not been waived or cured), (y) the acceleration of the Indebtedness under the Term Loan Facility and (z) the exercise of any remedies by the Term Agent or collateral agent or any lenders under the Term Loan Facility in respect of any Collateral; or

(ii)if at any time the Term Loan Facility does not constitute Material Indebtedness, any Loan Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect thereof when and as the same shall become due and payable (after giving effect to the expiration of any grace or cure period set forth therein) or any event or condition occurs that results in any the Indebtedness under the Term Loan Facility becoming due prior to its scheduled maturity or requires the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity and with respect to which all notice, grace, and cure periods have expired, provided that no such event under the Term Loan Documents shall constitute an Event of Default under this clause (f)(ii) (other than an event of default thereunder which constitutes an independent Event of Default under this Agreement without regard to the provisions of the Term Loan Documents) until the earlier to occur of (y) the acceleration of the Indebtedness under the Term Loan Facility and (z) the exercise of any remedies by the Term Agent or collateral agent or any lenders under the Term Loan Facility in respect of any Collateral; or

(g)a Change in Control shall occur;

(h)An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or its debts, or of a substantial part of its assets, under the Bankruptcy Code, the BIA, the WURA, the CCAA, or any federal, state, provincial or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, interim receiver, trustee, custodian, sequestrator, conservator, monitor, administrator, or similar official for any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)(i) Any Loan Party shall (A) voluntarily commence any proceeding or file any petition or proposal (or intent to file a proposal) seeking liquidation, reorganization or other relief under the Bankruptcy Code, the BIA, the WURA, the CCAA, or any federal, state, provincial or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in SECTION 7.01(j), (C) apply for or consent to the appointment of a receiver, interim receiver, trustee, custodian, sequestrator, conservator, monitor, administrator, or similar official for any Loan Party or for a substantial part of its assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, or (E) make a general assignment for the benefit of creditors, or (ii) the board of directors (or similar governing body) of the Parent, the Borrower or any other Loan Party (or any committee thereof) shall adopt any resolution or otherwise authorize any action referred to in clause (i) above;

(j)Any Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)Except as permitted under SECTION 6.05, the determination of the Loan Parties, whether by vote of the Loan Parties’ board of directors or otherwise to: suspend the operation of the Loan Parties’ business in the ordinary course, liquidate all or substantially all of the Borrower’s assets or store locations, or employ an agent or other third party to conduct any so-called store closing, store liquidation or “Going-Out-Of-Business” sales for all or substantially all of the store locations;

(l)One or more final non-appealable judgments for the payment of money in an aggregate amount in excess of $30,000,000 in excess of insurance coverage (or indemnities from indemnitors reasonably satisfactory to the Agents) shall be rendered against any Loan Party or any combination of Loan Parties and the same shall remain undischarged for a period of forty-five (45) days during which execution shall not be effectively stayed, satisfied, or bonded or any action shall be legally taken by a judgment creditor to attach or levy (by writ or otherwise) upon any material assets of any Loan Party to enforce any such judgment;

(m)An ERISA Event shall have occurred that when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in liability to any Plan, Multiemployer Plan, or the PBGC (or any combination thereof) in excess of $15,000,000 (net of actual, or likely, recoveries, payments, or insurance proceeds), and would reasonably be expected to result in a Material Adverse Effect, and the same shall remain undischarged for a period of thirty (30) consecutive days during which period any action shall not be legally taken to attach or levy upon any material assets of any Loan Party to enforce any such liability;

(n)(i) Any challenge by or on behalf of any Loan Party to the validity or continuing effectiveness of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document’s terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto, or (ii) except as expressly permitted hereunder or under any other Loan Document, (A) the receipt by the Administrative Agent of notice by any Facility Guarantor of the termination of any Facility Guarantee to which it is a party, or (B) any other termination of any Facility Guarantee;

(o)Any challenge by or on behalf of any other Person to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document’s terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto, in each case, as to which an order or judgment has been entered materially adverse to the Agents and the Lenders;

(p)Any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral,

with the priority required by the applicable Security Document (subject to the Intercreditor Agreement) except as a result of the sale, release, or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or the failure of the Agents through their acts or omissions and through no fault of the Loan Parties, to maintain the perfection of their Liens in accordance with Applicable Law;

(q)The indictment of any Loan Party under any Applicable Law where the crime alleged would constitute a felony under Applicable Law and such indictment remains unquashed or such legal process remains undismissed for a period of ninety (90) days or more, unless the Administrative Agent, in its reasonable discretion, determines that the indictment is not material;

(r)Any Responsible Officer of any Loan Party is criminally indicted or convicted of a felony for fraud or dishonesty in connection with the Loan Parties’ business, unless such director or senior officer promptly (i) resigns, (ii) is promptly removed by the applicable Loan Party’s board of directors (or other governing body), or (iii) is replaced by the applicable Loan Party’s board of directors (or other governing body) and no longer constitutes a Responsible Officer for the purposes of this Agreement;

(s)(i) The subordination provisions of the documents evidencing or governing any Subordinated Indebtedness that constitutes Material Indebtedness (the “Subordination Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Subordinated Indebtedness; or (ii) any Loan Party shall make or receive any payment, or take or fail to take any action, in each such case in contravention of the applicable Subordination Provisions of any Subordinated Indebtedness that constitutes Material Indebtedness; or

(t)The imposition of any stay or other order, the effect of which restrains the conduct by the Loan Parties, taken as a whole, of their business in the ordinary course in a manner that has resulted in, or would reasonably be expected to result in, a Material Adverse Effect;

then, and in every such event (other than an event with respect to any Loan Party described in SECTION 7.01(h) or (i)), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders (or, solely with respect to any Obligations that are Other Liabilities, at the request of the Credit Party that is the provider of the applicable Bank Product or Cash Management Service) shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Revolving Commitments, and thereupon the Revolving Commitments shall irrevocably terminate immediately; (ii) declare the Obligations then outstanding to be due and payable in whole, and thereupon the principal of the Loans and all other Obligations so declared to be due and payable, together with accrued interest thereon and all fees (including the ABL Term Loan Prepayment Premium (if applicable)) and other obligations of the Loan Parties accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties; or (iii) require the Loan Parties to furnish cash collateral with respect to the Letter of Credit Outstandings (or, alternatively, a backstop letter of credit in an amount equal to 103% of such Letter of Credit Outstandings, which backstop letter of credit shall be in form and substance and from an issuing bank reasonably satisfactory to the Administrative Agent and the applicable Issuing Bank(s)) to be held and applied in accordance with SECTION 2.17, SECTION 7.03, and [~~SECTION 7.03~~][ ~~.~~]SECTION 7.04. In case of any event with respect to any Loan Party described in SECTION 7.01(h) or (i)), the Revolving Commitments shall automatically and irrevocably terminate and the principal of the Loans and other Obligations then outstanding, together with accrued interest thereon and all fees and other obligations of the Loan Parties accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties.

SECTION 7.02Remedies on Default.

(a)In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the maturity of the Obligations shall have been accelerated pursuant hereto, the Agents may (and at the direction of the Required Lenders, shall) proceed to protect and enforce their rights and remedies (including the right to require the issuance of a Letter of Credit as set forth in SECTION 9.05) under this Agreement or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Credit Parties. No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

(b)If at any time while the ABL Term Loan is outstanding any ABL Term Loan Event of Default occurs and is continuing (unless the ABL Term Loan Agent has waived such ABL Term Loan Event of Default) and the ABL Term Loan Standstill Period has expired, the Administrative Agent, at the written request of the ABL Term Loan Agent shall within a reasonable time after receipt of such request (but in any event within two (2) Business Days with respect to clause, (i) below, only) take any or all of the following actions:

(i)declare the unpaid principal amount of the outstanding ABL Term Loan, all interest accrued and unpaid thereon, the ABL Term Loan Prepayment Premium (if applicable) with respect thereto, and all other amounts owing or payable hereunder or under any other Loan Document with respect to the ABL Term Loan to be immediately due, and payable, without presentment, demand, protest or other notice of any kind all of which are expressly waived by the Loan Parties; or

(ii)whether or not the maturity of the ABL Term Loan shall have been accelerated pursuant hereto, proceed to protect, enforce and exercise the rights and remedies under this Agreement, any of the other Loan Documents or Applicable Law on behalf of the ABL Term Loan Agent and the ABL Term Lenders all in such manner as the Administrative Agent may determine in its reasonable discretion; provided, however, that the ABL Term Loan Agent will not request or direct the Administrative Agent to commence or continue the exercise of any secured creditor remedies or direct or request the Administrative Agent to seek or continue any rights and remedies under this Agreement, any of the other Loan Documents or Applicable Law on behalf of the ABL Term Loan Agent and the ABL Term Lenders so long as the Administrative Agent is diligently pursuing in good faith the exercise of its rights and remedies against all or a material portion of the Collateral, including through actions taken by the Loan Parties with the consent of the Administrative Agent. For the avoidance of doubt, the Administrative Agent shall have no liability for a failure to follow any such request or direction.

SECTION 7.03Application of Proceeds.

(a)After the occurrence and during the continuance of an Event of Default, all proceeds realized from any Loan Party or on account of any Collateral or, without limiting the foregoing, on account of any Prepayment Event shall be applied in the following order:

(i)FIRST, ratably to pay the Obligations in respect of any Credit Party Expenses, indemnities, fees and other amounts then due to the Agents until paid in full;

(ii)SECOND, ratably to pay any Credit Party Expenses, indemnities and fees then due to the Lenders until paid in full;

(iii)THIRD, ratably to pay interest accrued in respect of the Obligations until paid in full;

(iv)FOURTH, to pay principal due in respect of the Swingline Loans until paid in full;

(v)FIFTH, ratably to pay principal due in respect of the Revolving Credit Loans until paid in full;

(vi)SIXTH, to the Administrative Agent, to be held by the Administrative Agent, for the ratable benefit of the Issuing Banks and the Lenders as cash collateral in an amount up to 103% of the then extant Stated Amount of Letters of Credit until paid in full;

(vii)SEVENTH, to pay outstanding Obligations with respect to Cash Management Services furnished to any Loan Party;

(viii)EIGHTH, ratably to pay any other Obligations;

(ix)NINTH, as provided for under the Intercreditor Agreement; and

(x)TENTH, to the Borrower or such other Person entitled thereto under Applicable Law.

(b)Excluded Swap Obligations with respect to any Facility Guarantor shall not be paid with amounts received from such Facility Guarantor, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to the Obligations otherwise set forth above in this Section.

SECTION 7.04Application of Proceeds While FILO Loan or ABL Term Loan is outstanding.

(a)Notwithstanding the provisions of SECTION 7.03 above to the contrary, the Administrative Agent and the ABL Term Loan Agent hereby acknowledge and agree that, so long as any portion of the FILO Loan or the ABL Term Loan is outstanding, after the occurrence and during the continuance of an Event of Default, all proceeds realized from any Loan Party or on account of any Collateral or, without limiting the foregoing, on account of any Prepayment Event shall be applied in the following order:

(i)FIRST, ratably to pay the Obligations in respect of any Credit Party Expenses, indemnities, fees, and other amounts then due to the Agents and the ABL Term Loan Agent until paid in full;

(ii)SECOND, ratably to pay any Credit Party Expenses, indemnities and fees then due to the Revolving Lenders until paid in full;

(iii)THIRD, ratably to pay interest accrued in respect of the Revolving Credit Loans until paid in full;

(iv)FOURTH, to pay principal due in respect of the Swingline Loans until paid in full;

(v)FIFTH, ratably to pay principal due in respect of the Revolving Credit Loans until paid in full;

(vi)SIXTH, to the Administrative Agent, to be held by the Administrative Agent for the ratable benefit of the Issuing Banks and the Lenders as cash collateral in an amount up to 103% of the then extent Stated Amount of Letters of Credit until paid in full;

(vii)SEVENTH, ratably to pay outstanding Obligations with respect to Cash Management Services furnished to any Loan Party;

(viii)EIGHTH, ratably to pay any Credit Party Expenses, indemnities and fees then due to the FILO Lenders until paid in full;

(ix)NINTH, ratably to pay interest accrued in respect of the FILO Loan until paid in full;

(x)TENTH, ratably to pay principal due in respect of the FILO Loan until paid in full;

(xi)ELEVENTH, ratably to pay outstanding Obligations with respect to Bank Products furnished to any Loan Party (other than Bank Products for which the ABL Term Loan Agent has instructed the Administrative Agent to implement an Availability Reserve pursuant to SECTION 8.18(a) hereof, solely to the extent the Administrative Agent has not so implemented such Availability Reserve);

(xii)TWELFTH, ratably to pay any Credit Party Expenses, indemnities and fees (including the ABL Term Loan Prepayment Premium (if applicable)) then due to the ABL Term Lenders until paid in full;

(xiii)THIRTEENTH, ratably to pay interest accrued in respect of the ABL Term Loan until paid in full;

(xiv)FOURTEENTH, ratably to pay principal due in respect of the ABL Term Loan until paid in full;

(xv)FIFTEENTH, ratably to pay any other outstanding Obligations (other than ABL Term Obligations) until paid in full, including outstanding Bank Products not otherwise paid pursuant to clause ELEVENTH above;

(xvi)SIXTEENTH, ratably to pay any other outstanding ABL Term Obligations until paid in full;

(xvii) SEVENTEENTH, as provided for under the Intercreditor Agreement; and

(xviii)EIGHTEENTH, to the Borrower or such other Person entitled thereto under Applicable Law.

(b)Excluded Swap Obligations, with respect to any Facility Guarantor shall not be paid with amounts received from such Facility Guarantor, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to the Obligations otherwise set forth above in this Section.

(c)For the avoidance of doubt, any Bank Products that have been Cash Collateralized prior to application of proceeds pursuant to this Section shall remain secured by such Cash Collateral and shall not be affected by the application of proceeds pursuant to this Section.

For the avoidance of doubt and notwithstanding anything to the contrary contained here, so long as any portion of the FILO Loan or the ABL Term Loan is outstanding, the Administrative Agent and the ABL Term Loan Agent hereby agree that any references to SECTION 7.03 in the Loan Documents shall be deemed to refer to this SECTION 7.04.

SECTION 7.05DIP Financing; Insolvency Proceedings.

(a)Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, if any Loan Party shall be subject to any proceeding with respect to the Bankruptcy Code, BIA, WURA, CCAA, or any state, federal or provincial bankruptcy, insolvency, receivership or similar law:

(i)If the Administrative Agent or any other Credit Party (other than the ABL Term Loan Agent or the ABL Term Lenders) shall seek to provide any Loan Party with, or consent to a third party providing any DIP Financing with such DIP Financing to be secured by all or any portion of the Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code or other Applicable Law would by Collateral), then each of the ABL Term Loan Agent and the ABL Term Lenders agrees that it will raise no objection and will not support any objection to such DIP Financing or to the Liens securing the same (or securing any claim for diminution in value, in connection therewith) on any grounds, so long as (i) the Administrative Agent retains its Lien on the Collateral to secure, the Obligations with respect to the ABL Term Loan, subordinate to the DIP Financing which satisfies the terms and conditions of this SECTION 7.05 (or any Lien securing any claim for diminution in value in connection therewith) but otherwise with the same priority as existed immediately prior to the commencement of such proceeding, and (ii) the aggregate, principal amount of loans and letter of credit accommodations outstanding under an such DIP Financing, together with the a aggregate outstanding principal amount of loans (other than the ABL Term Loans under this Agreement) and outstanding amount of letters of credit made, issued or incurred pursuant to this Agreement and the other Loan Documents (giving effect to any repayments), does not exceed the Maximum Revolving Insolvency Amount, (iii) such agreement contains a minimum Availability covenant, in each case, no less restrictive than contained in this Agreement, (iv) the agent, under such DIP Financing shall implement and maintain, at all times, a reserve against all borrowing bases in the amount of any carve out amount granted with respect to professional fees and expenses, court costs, filing fees, and fees and costs of the Office of the United States Trustee as granted by the court or as agreed to by the Administrative Agent in its reasonable discretion and (v) to the extent an term or condition contained in such DIP Financing (x) corresponds to a term or condition contained in this Agreement the modification or waiver of which would, pursuant to SECTION 9.02, require the consent of the ABL Term Loan Agent and (y) would by less restrictive to the Loan Parties than the corresponding term or condition contained in this Agreement, such term or condition shall be approved by the ABL Term Loan Agent in its reasonable discretion (a DIP Financing complying with the provisions of this paragraph referred to herein as a “Conforming DIP”). For purposes of determining whether a DIP Financing is a Conforming DIP (in addition, for certainty, to any approval of the lenders or borrowers party to such DIP Financing): (i) the “Maximum Revolving Insolvency Amount” shall be calculated as it and all component terms are defined herein, mutatis, mutandis with respect to the DIP Financing, and any changes thereto which would result in an amount greater that the Maximum Revolving Insolvency Amount being available to be borrowed by the Borrower shall by subject to the prior written consent of the ABL Term Loan Agent and (ii) such DIP Financing shall be subject to a minimum availability covenant not less restrictive than that contained in SECTION 6.10, and any changes to such minimum availability covenant which would result in a greater amount available to be borrowed by the Borrower shall by subject to the prior written consent of the ABL Term Loan Agent. If the ABL Term Loan Agent consents to any change in any term or condition contained in this Agreement as hereinabove provided (including, without limitation, modifying the definition of “Maximum Revolving Insolvency Amount” in a manner that would result in a greater amount available to be borrowed by the Borrower as hereinabove provided), then the ABL Term Loan Agent and each ABL Term Lender agrees that it will raise no objection, and will not support any objection, to such DIP Financing or to the Liens securing the same (or securing any claim for diminution in value in connection therewith).

(ii)The ABL Term Loan Agent and the ABL Term Lenders hereby agree that they shall not provide or offer to provide any DIP Financing to the Loan Parties or endorse (except as, provided in clause (i) above) the provision of any DIP Financing to the Loan Parties in any proceeding with respect to the Bankruptcy Code, BIA, WURA, CCAA, or any state, federal or provincial bankruptcy, insolvency, receivership or similar law pursuant to which Liens that are senior or pari passu in priority to the Liens securing the Obligations are granted on the Collateral.

(iii)All adequate protection granted to the Administrative Agent any proceeding with respect to the Bankruptcy Code, BIA, WURA, CCAA, or any state, federal or provincial bankruptcy, insolvency, receivership or similar law including all Liens, granted to the Administrative Agent in any proceeding with respect to the Bankruptcy Code, BIA, WURA, CCAA, or any state, federal or provincial bankruptcy, insolvency, receivership or similar law as adequate protection, are intended to be for the benefit of all Credit Parties and shall be subject to the priorities set forth in SECTION 7.04, subject to any court order affecting the rights and interests of the parties hereto not in conflict with the terms hereof. Without limiting the foregoing, the ABL Term Loan Agent on behalf of the ABL Term Lenders shall have the right to seek adequate protection for the ABL Term Loans solely in the form of payment of interest at then applicable rate on the ABL Term Loans and reimbursement of reasonable, expenses of the ABL Term Loan Agent; provided however, that the Administrative Agent on behalf of itself and the Credit Parties (other than the ABL Term Credit Parties), may contest (or support any other Person contesting) any request by the ABL Term Loan Agent or any ABL Term Secured Party for such adequate protection from proceeds of Collateral unless each of the following conditions is satisfied: (w) such payments are approved by a final order of the United States Bankruptcy Court approving a DIP Financing consented to by the Administrative Agent, (x) the Credit Parties (other than the ABL Term Credit Parties) are also receiving adequate, protection payments covering their interest, fees and expenses, (y) the amount of all such payments is added to the Maximum Revolving Insolvency Amount, and, (z) the ABL Term Loan Agent and ABL Term Secured Parties agree to pay over an amount not to exceed the payments so received if the Revolving and FILO Obligations entitled to priority over the ABL Term Obligations under SECTION 7.04 are not paid in full in such proceeding.

(b)Each ABL Term Secured Party agrees not to (i) seek (or support any other Person seeking) relief from the automatic stay or any other stay in any proceeding with respect to the Bankruptcy Code, BIA, WURA, CCAA, or any state, federal or provincial bankruptcy, insolvency, receivership or similar law in respect of any Loan Party, without the prior written consent of the Administrative Agent, or (ii) oppose any request by the Administrative Agent or any Credit Party (other than the ABL Term Credit Parties) for relief from the automatic stay or any other stay in any proceeding with respect to the Bankruptcy Code, BIA, WURA, CCAA, or any state, federal or provincial bankruptcy, insolvency, receivership or similar law in respect of any Loan Party.

ARTICLE VIII
The Agents

SECTION 8.01Appointment and Administration by Administrative Agent.

Each Lender and each Issuing Bank hereby irrevocably designate Bank of America as Administrative Agent under this Agreement and the other Loan Documents. The general administration of the Loan Documents shall be by the Administrative Agent. The Lenders and each Issuing Bank each hereby (i) irrevocably authorizes the Administrative Agent and the Collateral Agent to enter into the Loan Documents to which it is a party, and at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto, and (ii) agrees and consents to all of the provisions of the Security Documents. Subject to the Intercreditor Agreement, all Collateral shall be held or administered by the Administrative Agent (or its duly-appointed agent) for its own benefit and for the ratable benefit of the other Credit Parties. Any proceeds received by the Administrative Agent from the foreclosure, sale, lease or other disposition of any of the Collateral and any other proceeds received pursuant to the terms of the Security Documents or the other Loan Documents shall be paid over to the Administrative Agent for application as provided in this Agreement, the Intercreditor Agreement and the other Loan Documents. The Administrative Agent shall have no duties or responsibilities except as set forth in this Agreement and the other Loan Documents, nor shall it have any fiduciary relationship with any other Credit Party, and no implied covenants, responsibilities, duties, obligations, or liabilities shall be read into the Loan Documents or otherwise exist against the Administrative Agent.

SECTION 8.02Appointment of Collateral Agent.

(a)Each Lender and each Issuing Bank hereby irrevocably designate Bank of America as Collateral Agent under this Agreement and the other Loan Documents. The Lenders and each Issuing Bank each hereby (i) irrevocably authorizes the Collateral Agent (x) to enter into the Loan Documents to which it is a party, and (y) at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto, and (ii) agrees and consents to all of the provisions of the Security Documents. Subject to the Intercreditor Agreement, all Collateral shall be held or administered, subject to the direction of the Administrative Agent, by the Collateral Agent (or its duly-appointed agent) for its own benefit and for the ratable benefit of the other Credit Parties. Any proceeds received by the Collateral Agent from the foreclosure, sale, lease or other disposition of any of the Collateral and any other proceeds received pursuant to the terms of the Security Documents or the other Loan Documents shall be paid over to the Administrative Agent for application as provided in this Agreement, the Intercreditor Agreement and the other Loan Documents. The Collateral Agent shall have no duties or responsibilities except as set forth in this Agreement and the other Loan Documents, nor shall it have any fiduciary relationship with any other Credit Party, and no implied covenants, responsibilities, duties, obligations, or liabilities shall be read into the Loan Documents or otherwise exist against the Collateral Agent.

(b)(i)Without limiting the generality of paragraph (a) above, for the purposes of creating a solidarite active in accordance with Article 1541 of the Civil Code of Quebec, between each Credit Party, taken individually, on the one hand, and the Collateral Agent, on the other hand, each Loan Party, each such Credit Party and the Collateral Agent acknowledge and agree that such Credit Party and the Collateral Agent are hereby conferred the legal status of solidary creditors of each Loan Party in respect of all Obligations, present and future, owed by each Loan Party to each such Lender and the Collateral Agent (collectively, the “Solidary Claim”). Each Loan Party which is not a signatory of this Agreement but is or may become a signatory to any other Loan Documents shall be deemed to have accepted the provisions contained in this paragraph by its execution of such other Loan Documents. Accordingly, but subject (for the avoidance of doubt) to Article 1542 of the Civil Code of Quebec, the Loan Parties are irrevocably bound towards the Collateral Agent and each other Credit Party in respect of the entire Solidary Claim of the Collateral Agent and such other Credit Party. As a result of the foregoing, the parties hereto acknowledge that the Collateral Agent and each other Credit Party shall at all times have a valid and effective right of action for the entire Solidary Claim of the Collateral Agent and such other Credit Party and the right to give full acquittance for it. Accordingly, without limiting the generality of the foregoing, the Collateral Agent, as solidary creditor with each other Credit Party, shall at all times have a valid and effective right of action in respect of all Obligations, present and future, owned by each Loan Party to the Collateral Agent and the other Credit Parties or any of them and the right to give a full acquittance for same. The parties further agree and acknowledge that the Collateral Agent’s Liens on the Collateral shall be granted to the Collateral Agent, for its own benefit and for the benefit of the other Credit Parties.

(ii)In addition, and without limiting any of the foregoing, for the purposes of holding any security granted by any Loan Party pursuant to the laws of the Province of Quebec to secure payment of any bond issued by any Loan Party, each of the Credit Parties hereby irrevocably appoints and authorizes the Collateral Agent and, to the extent necessary, ratifies the appointment and authorization of the Collateral Agent, to act as the person holding the power of attorney (i.e. “fonde de pouvoir”) (in such capacity, the “Attorney”) of the Credit Parties as contemplated under Article 2692 of the Civil Code of Quebec, and to enter into, to take and to hold on its behalf, and for its benefit, any hypothec, and to exercise such powers and duties that are conferred upon the Attorney under any hypothec. Moreover, without prejudice to such appointment and authorization to act as the person holding the power of attorney as aforesaid, each of the Credit Parties hereby irrevocably appoints and authorizes the Collateral Agent (in such capacity, the “Custodian”) to act as agent and custodian for and on behalf of the Credit Parties to hold and be the sole registered holder of any bond which may be issued under any hypothec, the whole notwithstanding Section 32 of An Act respecting the special powers of legal persons (Quebec) or any other applicable law, and to execute all related documents. Each of the Attorney and the Custodian shall: (a) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Attorney and the Custodian (as applicable) pursuant to any hypothec, bond, pledge, applicable laws or otherwise, (b) benefit from and be subject to all provisions hereof with respect to the Collateral Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Credit Parties, and (c) be entitled to delegate from time to time any of its powers or duties under any hypothec, bond, or pledge on such terms and conditions as it may determine from time to time. Any person who becomes a Credit Party shall, by its execution of an Assignment and Acceptance, be deemed to have consented to and confirmed: (i) the Attorney as the person holding the power of attorney as aforesaid and to have ratified, as of the date it becomes a Credit Party, all actions taken by the Attorney in such capacity, and (ii) the Custodian as the agent and custodian as aforesaid and to have ratified, as of the date it becomes a Credit Party, all actions taken by the Custodian in such capacity. The substitution of the Collateral Agent pursuant to the provisions of this Article VIII shall also constitute the substitution of the Attorney and the Custodian.

SECTION 8.03Sharing of Excess Payments.

If, other than as expressly provided in SECTION 9.04, at any time or times any Credit Party shall receive (i) by payment, foreclosure, setoff, banker’s lien, counterclaim, or otherwise, or any payments with respect to the Obligations owing to such Credit Party arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Credit Party from the Borrower[ ~~or~~], the Administrative Agent or the ABL Term Loan Agent pursuant to the terms of this Agreement, or (ii) payments from the Administrative Agent in excess of such Credit Party’s ratable portion of all such distributions by the Administrative Agent, such Credit Party shall promptly (1) turn the same over to the Administrative Agent in kind, and with such endorsements as may be required to negotiate the same to the Administrative Agent, or in same day funds, as applicable, for the account of all of the Credit Parties and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Credit Parties so that such excess payment received shall be applied ratably as among the Credit Parties in accordance with their Revolving Commitment Percentages, FILO Percentages or ABL Term Loan Percentages, as applicable; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

SECTION 8.04Agreement of Applicable Lenders.

Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Applicable Lenders, action shall be taken by the Administrative Agent for and on behalf or for the benefit of all Credit Parties upon the direction of the Applicable Lenders, and any such action shall be binding on all Credit Parties. No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of SECTION 9.02.

No Credit Party (other than the Agents) shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Agents on behalf of the Credit Parties in accordance with the terms thereof. In the event of a foreclosure by the Agents on any of the Collateral pursuant to a public or private sale or other disposition, any Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and any Agent, as agent for and representative of the Credit Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by any Agent on behalf of the Credit Parties at such sale or other disposition. Each Credit Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the foregoing provisions.

SECTION 8.05Liability of Agents.

(a)The Agents, when acting on behalf of the Credit Parties, may execute any of their respective duties under this Agreement by or through any of its officers, agents and employees, and no Agent nor its respective directors, officers, agents or employees shall be liable to any other Credit Party for any action taken or omitted to be taken in good faith, or be responsible to any other Credit Party for the consequences of any oversight or error of judgment, or for any loss, except to the extent of any liability imposed by law by reason of such Agent’s own gross negligence, bad faith or willful misconduct. No Agent or its respective directors, officers, agents and employees shall in any event be liable to any other Credit Party for any action taken or omitted to be taken by it pursuant to instructions received by it from the Applicable Lenders, or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, no Agent or any of its respective directors, officers, employees, or agents shall be: (i) responsible to any other Credit Party for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any recital, statement, warranty or representation in, this Agreement, any other Loan Document or any related agreement, document or order; (ii) required to ascertain or to make any inquiry concerning the performance or observance by any Loan Party of any of the terms, conditions, covenants, or agreements of this Agreement or any of the Loan Documents; (iii) responsible to any other Credit Party for the state or condition of any properties of the Loan Parties or any other obligor hereunder constituting Collateral for the Obligations or any information contained in the books or records of the Loan Parties; (iv) responsible to any other Credit Party for the validity, enforceability, collectibility, effectiveness or genuineness of this Agreement or any other Loan Document or any other certificate, document or instrument furnished in connection therewith; or (v) responsible to any other Credit Party for the validity, priority or perfection of any Lien securing or purporting to secure the Obligations, or for the value or sufficiency of any of the Collateral.

(b)The Agents may execute any of their duties under this Agreement or any other Loan Document by or through its agents or attorneys-in-fact, and shall be entitled to the advice of counsel concerning all matters pertaining to its rights and duties hereunder or under the other Loan Documents. The Agents shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

(c)None of the Agents nor any of their respective directors, officers, employees, or agents shall have any responsibility to any Loan Party on account of the failure or delay in performance or breach by any other Credit Party (other than by each such Agent in its capacity as a Lender) of any of its respective obligations under this Agreement or any of the other Loan Documents or in connection herewith or therewith.

(d)The Agents shall be entitled to rely, and shall be fully protected in relying, upon any notice, consent, certificate, affidavit, or other document or writing believed by them to be genuine and correct and to have been signed, sent or made by the proper person or persons, and upon the advice and statements of legal counsel (including, without, limitation, counsel to the Loan Parties), independent accountants and other experts selected by any Loan Party or any Credit Party. The Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless they shall first receive such advice or concurrence of the Applicable Lenders as it deems appropriate or they shall first be indemnified to its satisfaction by the other Credit Parties against any and all liability and expense which may be incurred by them by reason of the taking or failing to take any such action.

SECTION 8.06Notice of Default.

The Agents shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless such Agent has actual knowledge of the same or has received notice from a Credit Party or Loan Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that an Agent obtains such actual knowledge or receives such a notice, such Agent shall give prompt notice thereof to each of the other Credit Parties. Upon the occurrence of an Event of Default, the Administrative Agent shall (subject to the provisions of SECTION 9.02) take such action with respect to such Default or Event of Default as shall be reasonably directed by the Applicable Lenders. Unless and until the Administrative Agent shall have received such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Default or Event of Default as it shall deem advisable in the best interest of the Credit Parties. In no event shall the Administrative Agent be required to comply with any such directions to the extent that the Administrative Agent reasonably believes that its compliance with such directions would be unlawful.

SECTION 8.07Credit Decisions.

Each Credit Party (other than the Agents) acknowledges that it has, independently and without reliance upon the Agents or any other Credit Party, and based on the financial statements prepared by the Loan Parties and such other documents and information as it has deemed appropriate, made its own credit analysis and investigation into the business, assets, operations, property, and financial and other condition of the Loan Parties and has made its own decision to enter into this Agreement and the other Loan Documents. Each Credit Party (other than the Agents) also acknowledges that it will, independently and without reliance upon the Agents or any other Credit Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in determining whether or not conditions precedent to closing any Loan hereunder have been satisfied and in taking or not taking any action under this Agreement and the other Loan Documents.

SECTION 8.08Reimbursement and Indemnification.

Each Credit Party (other than the Agents) agrees to (i) reimburse the Agents for such Credit Party’s Revolving Commitment Percentage, FILO Percentage or ABL Term Loan Percentage, as applicable, of (x) any expenses and fees incurred by any Agent for the benefit of Credit Parties under this Agreement and any of the other Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Credit Parties, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by the Loan Parties and (y) any expenses of any Agent incurred for the benefit of the Credit Parties that the Loan Parties have agreed to reimburse pursuant to this Agreement or any other Loan Document and have failed to so reimburse and (ii) indemnify and hold harmless each Agent and any of its directors, officers, employees, or agents, on demand, in the amount of such Credit Party’s Revolving Commitment Percentage, FILO Percentage or ABL Term Loan Percentage, as applicable, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any Credit Party in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the other Loan Documents to the extent not reimbursed by the Loan Parties, including, without limitation, costs of any suit initiated by each Agent against any Credit Party (except such as shall have been determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent); provided, however, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Credit Party in its capacity as such. The provisions of this SECTION 8.08 shall survive the Payment in Full.

SECTION 8.09Rights of Agents.

It is understood and agreed that the Agents shall have the same rights and powers hereunder (including the right to give such instructions) as the other Lenders and may exercise such rights and powers, as well as their rights and powers under other agreements and instruments to which they are or may be party, and engage in other transactions with the Loan Parties, as though they were not the Agents. Each Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of commercial or investment banking, trust, advisory or other business with the Loan Parties and their Affiliates as if it were not an Agent hereunder.

SECTION 8.10Notice of Transfer.

The Administrative Agent may deem and treat a Lender party to this Agreement as the owner of such Lender’s portion of the Obligations for all purposes, unless and until, and except to the extent, an Assignment and Acceptance shall have become effective as set forth in SECTION 9.04.

SECTION 8.11Successor Agents.

Any Agent may resign at any time by giving thirty (30) Business Days’ written notice thereof to the other Credit Parties and the Borrower. Upon any such resignation of an Agent, the Required Lenders shall have the right to appoint a successor Agent, which, so long as there is no Event of Default under SECTION 7.01(h) or (i), shall be reasonably satisfactory to the Borrower (whose consent in any event shall not be unreasonably withheld or delayed). If no successor Agent shall have been so appointed by the Required Lenders and/or none shall have accepted such appointment within thirty (30) Business Days after the retiring Agent’s giving of notice of resignation, the retiring Agent may, on behalf of the other Credit Parties, appoint a successor Agent which, (i) shall be a Person a commercial bank (or affiliate thereof) organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of a least $100,000,000, or (ii) capable of complying with all of the duties of such Agent hereunder (in the opinion of the retiring Agent and as certified to the other Credit Parties in writing by such successor Agent) which, so long as there is no Event of Default under SECTION 7.01(h) or (i), shall be reasonably satisfactory to the Borrower (whose consent shall not in any event be unreasonably withheld or delayed). Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent’s resignation hereunder as such Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was such Agent under this Agreement.

SECTION 8.12Relation Among the Lenders.

The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of any Agent) authorized to act for, any other Lender.

SECTION 8.13Reports and Financial Statements.

By signing this Agreement, each Lender:

(a)agrees to furnish the Administrative Agent on the first day of each month (or more frequently [~~at such Lender’s discretion~~]as the Administrative Agent may reasonably request) with a summary of all Other Liabilities due or to become due to such Lender (and the Agreement Value, if appropriate). In connection with any assume that no amounts are due to any Lender on account of Other Liabilities unless the Administrative Agent has received written notice thereof from such Lender and if such notice is received, the Administrative Agent shall be entitled to assume that the only amounts due to such Lender on account of Other Liabilities is the amount set forth in such notice;

(b)with respect to each Issuing Bank, agrees to furnish the Administrative Agent with a report of each Letter of Credit then outstanding issued by such Issuing Bank, as described in SECTION 2.13(a), which report shall be in such form as may be requested by the Administrative Agent;

(c)The Credit Parties irrevocably authorize the Agents, at their option and in their discretion, is deemed to have requested that the Administrative Agent furnish such Lender, promptly after they become available, copies of all financial statements required to be delivered by the Borrower hereunder and all commercial finance examinations and appraisals of the Collateral received by the Administrative Agent (collectively, the “Reports”);

(d)expressly agrees and acknowledges that the Administrative Agent makes no representation or warranty as to the accuracy of the Reports, and (ii) shall not be liable for any information contained in any Report;

(e)expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Administrative Agent or any other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel;

(f)agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

(g)without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Administrative Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any Credit Extensions that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Loan or Loans of the Borrower; and (ii) to pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including attorney costs) incurred by the Administrative Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

SECTION 8.14Agency for Perfection.

Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Liens for the benefit of the Agents and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other Applicable Law of the United States of America or Canada can be perfected only by possession. Should any Lender (other than an Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.

SECTION 8.15Collateral and Guaranty Matters.

The Credit Parties irrevocably authorize the Agents, at their option and in their discretion,

(a)to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (i) upon Payment in Full, (ii) that is sold or otherwise disposed or to be sold or otherwise disposed of as part of or in connection with any sale permitted hereunder or under any other Loan Document or, with respect to Term Priority Collateral, as to which the Collateral Agent is required to release such Lien pursuant to the Intercreditor Agreement, or (iii) if approved, authorized or ratified in writing by the Applicable Lenders in accordance with SECTION 9.02;

(b)to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by clause (h) of the definition of Permitted Encumbrances in the case of ABL Priority Collateral, and clauses (h), (m), (p), (r) and (z) of the definition of “Permitted Encumbrances” in the case of Term Priority Collateral;

(c)to release any Facility Guarantor from its obligations under any Facility Guarantee if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder;

(d)to release each Loan Party from its obligations under the Loan Documents (other than those that expressly survive termination) upon Payment in Full;

(e)to release its Lien on Term Priority Collateral (i) at the times and as required under the Security Agreement or the Intercreditor Agreement, and (ii) on the Release Date; and

(f)to enter into, on behalf of the Applicable Lenders, the Intercreditor Agreement and any other intercreditor agreements and/or subordination agreements described herein, to the extent the same are in form and substance reasonably satisfactory to the Agents.

Upon request by the Administrative Agent at any time, the Applicable Lenders will confirm in writing the Agents’ authority to release or subordinate its interest in particular types or items of property, to release any Facility Guarantor from its obligations under any Facility Guarantee, to release any Loan Party from its obligations under the Loan Documents, or to enter into the Intercreditor Agreement and any other intercreditor agreement and/or subordination agreement, in each case pursuant to this SECTION 8.15. In each case as specified in this SECTION 8.15, the Agents will, at the Loan Parties’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Facility Guarantor from its obligations under the applicable Facility Guarantee, or to release each Loan Party from its obligations under the Loan Documents, or to enter into any intercreditor agreement and/or subordination agreement, in each case in accordance with the terms of the Loan Documents and this SECTION 8.15.

SECTION 8.16Intercreditor Agreement.

The Agents are hereby authorized to enter into the Intercreditor Agreement or any intercreditor agreement to the extent contemplated by the terms hereof, and the parties hereto acknowledge that the Intercreditor Agreement or such other intercreditor agreement is binding upon them. Each Lender (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement or any other intercreditor agreement entered into pursuant to the immediately preceding sentence and (b) hereby authorizes and instructs the Agents to enter into the Intercreditor Agreement and any other intercreditor agreement entered into pursuant to the immediately preceding sentence and, in each case, to subject the Liens on the Collateral securing the Obligations to the provisions thereof. In addition, each Lender hereby authorizes the Agents to enter into any amendment to the Intercreditor Agreement and any other intercreditor agreement, in each case, to the extent required to give effect to the establishment of intercreditor rights and privileges as contemplated and required by this Agreement or the other Loan Documents. Promptly after execution thereof, the Agents shall provide each Lender with a copy of any other intercreditor agreement, and any amendment to or other modification of the Interecreditor Agreement or any other intercreditor agreement.

SECTION 8.17Co-Syndication Agents, Documentation Agent, and Arrangers.

Notwithstanding the provisions of this Agreement or any of the other Loan Documents, the Co-Syndication Agents, the Documentation Agent and the Arrangers shall have no powers, rights, duties, responsibilities or liabilities with respect to this Agreement and the other Loan Documents.

SECTION 8.18Reserves.

(a)Upon the written request of the ABL Term Loan Agent, the Administrative Agent shall establish an Availability Reserve with respect to Bank Products which are provided by any Revolving Lender or its Affiliates, at any time that (i) a Specified Default has occurred and is continuing or (ii) Availability is less than (A) fifteen percent (15%) for more than five (5) Business Days or (B) twelve and one-half percent (12.5%) at any time in each case of the Line Cap. The amount of the applicable Reserve shall be determined by the Administrative Agent in good faith consistent with past practices for similarly situated borrowers and shall be reviewed and adjusted by the Administrative Agent periodically (but no less frequently than with the delivery of a Borrowing Base Certificate) to reflect any material changes in the credit exposure with respect to such Bank Products for which the Reserve has been established. Any Reserve established pursuant to this SECTION 8.18(a) shall automatically be released and no longer required from and including the date of which such Specified Default is no longer continuing or, if such Reserve has been imposed pursuant to clause (ii) above, the date of which the Borrower has delivered a Borrowing Base Certificate evidencing Availability equal to or in excess of the level indicated in this SECTION 8.18(a)(i)(A). The foregoing provisions are intended solely to establish circumstances in which the Administrative Agent must establish such Availability Reserve with respect to Bank Products. The provisions of this SECTION 8.18(a) shall not limit the right of the Administrative Agent to establish additional Reserves at such time and in such amounts as the Administrative Agent determines in its reasonable discretion to the extent otherwise permitted by the terms of this Agreement. The Administrative Agent hereby agrees promptly upon the reasonable written request of the ABL Term Loan Agent to provide to the ABL Term Loan Agent the aggregate amount of Obligations in respect of Bank Products outstanding at such time; provided, that no right or benefit of the Administrative Agent hereunder shall at any time, in any way be prejudiced or impaired by any failure of the Administrative Agent to provide such information.

(b)Notwithstanding anything to the contrary contained in this Agreement, as long as the ABL Term Loan remains outstanding, the Administrative Agent shall maintain Reserves of the type existing on the First Amendment Effective Date, which Reserves shall be calculated using the same methodology used prior to the First Amendment Effective Dated provided that (x) the Administrative Agent may eliminate any Reserve, (other than any reserves described in SECTION 8.18(a) (which shall by implemented and/or removed in accordance with the terms of clause (a) above) concurrent with, or after elimination of the event or circumstance that gave rise to the establishment of such Reserve, and (y) the Administrative Agent may in its reasonable discretion change the methodology used to calculate any Reserve if the effect of such change is to increase the amount of such Reserve. For clarity, the foregoing shall not limit the right of the Administrative Agent (i) to modify the amount of any of the Reserves based upon mathematical calculations (e.g., based on an increase or reduction in Customer Credit Liabilities at the time of calculation), including reducing the amount of any such Reserves to an amount less than those Reserves in effect on the First Amendment Effective Date, or (ii) without regard to clause, (i) hereof to increase any Reserve from the level in effect at the time of the First Amendment Effective Date and thereafter to reduce the amount of such Reserve, to an amount not less than the amount thereof in effect on the First Amendment Effective Date, in the case of each of clauses (i) and (ii), in a manner otherwise permitted by this Agreement.

SECTION 8.19ABL Term Loan Agent.

(a)Each ABL Term Lender hereby irrevocably designates Pathlight Capital Funds LLP as ABL Term Loan Agent under this Agreement and the other Loan Documents. The ABL Term lenders each hereby irrevocably authorizes the ABL Term Loan Agent (x) to enter into the Loan Documents to which it is a party, and (y) at its discretion, to take, or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto. The ABL Term Loan Agent shall act on behalf of the ABL Term Secured Parties with respect to the ABL Term Loans and the ABL Term Obligations associated therewith, and the ABL Term Loan Agent shall have all of the benefits and immunities provided to the Administrative Agent in this Article VIII with respect to any acts taken or omissions suffered by ABL Term Loan Agent in connection with the ABL Term Obligations as fully as if the term “Administrative Agent” as used in this Article VIII included the ABL Term Loan Agent with respect to such acts or omissions.

(b)The ABL Term Loan Agent may resign at any time by giving thirty (30) Business Days’ written notice thereof to the other ABL Term Lenders, the Administrative Agent and the Borrower. Upon any such resignation of the ABL Term Loan Agent, the Required Term Lenders shall have the right to appoint a successor ABL Term Loan Agent, which shall be reasonably satisfactory to the Administrative Agent and, so long as there is no Specified Default, shall be reasonably satisfactory to the Borrower. If no successor ABL Term Loan Agent shall have been so appointed by the Required Term Lenders, and/or none shall have accepted such appointment within thirty (30) days after the retiring ABL Term Loan Agent’s giving of notice of resignation, the retiring ABL Loan Term Agent may, on behalf of the other ABL Term Secured Parties, appoint a successor ABL Term Loan Agent which shall either be a commercial bank (or an affiliate thereof) or a commercial finance company specializing in providing financings comparable to the ABL Term Loan, in either such case, organized under the laws of the United States of America or of any State thereof which shall be reasonably satisfactory to the Administrative Agent and, so long as there is no Specified Default, shall be reasonably satisfactory to the Borrower. Upon the acceptance of any appointment ABL Term Loan Agent by a successor ABL Term Loan Agent, such successor ABL Term Loan Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring ABL Term Loan Agent and the retiring ABL Term Loan Agent shall be discharged from its duties and obligations under this Agreement. After any retiring ABL Term Loan Agent’s resignation hereunder as ABL Term Loan Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it (i) while it was ABL Term Loan Agent under this Agreement and (ii) after such resignation for so long as it continues to act in any capacity hereunder or under the other Loan Documents.

ARTICLE IX
Miscellaneous

SECTION 9.01Notices.

Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or e-mail, as follows:

(a)if to any Loan Party, to it at 100 Pier 1 Place, Fort Worth, Texas 76102, Attention: [~~Jeffrey N. Boyer~~]Nancy Walsh, Chief Financial Officer (Telecopy No. (___) _________, E-Mail [~~jnboyer@pier1.com~~]; __________________), with a copy to Sidley Austin LLP, 2021 McKinney Avenue, Suite 2000, Dallas, Texas 75201, Attention: Kelly M. Dybala, Esquire (Telecopy No.(___) _________, E-Mail; [~~kdybala@sidley.com~~]_____________);

(b)if to the Administrative Agent, the Collateral Agent or the Swingline Lender to Bank of America, N.A., 100 Federal Street, Boston, Massachusetts 02110, Attention: [~~Stephen-Garvin~~]Andrew Cerussi (Telecopy No. (___) [~~434-4312,~~]________, E-Mail [~~stephen.garvin@baml.com~~_____________), with a copy to [~~Riemer & Braunstein LLP, Three Center Plaza~~]Morgan, Lewis & Bockius LLP, One Federal Street, Boston, Massachusetts [~~02108,~~]02110, Attention: Marjorie S. Crider, Esquire (Telecopy No. (___) [~~880-3456,~~]________, E-Mail __________);

(c)if to the ABL Term Loan Agent to Pathlight Capital Fund I LP, 18 Shipyard Drive, Suite 2C, Hingham, Massachusetts 02043, Attention: Katie Hendrick (__________), with a copy to Choate, Hall & Stewart LLP, Two International Place, Boston, Massachusetts 02110, Attention: Mark Silva, Esquire (Telecopy No. (___) ________, E-Mail [~~merider@riemerlaw.com~~]__________); and

(d)if to any other Credit Party, to it at its address (or telecopy number or electronic mail address) set forth on the signature pages hereto or on any Assignment and Acceptance.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given three (3) days after mailing or otherwise upon delivery.

SECTION 9.02Waivers; Amendments.

(a)No failure or delay by any Credit Party in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Credit Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any other rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by SECTION 9.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Credit Party may have had notice or knowledge of such Default or Event of Default at the time.

(b)Except as otherwise specifically provided in this Section 9.02(b), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Loan Parties and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided, however, that no such waiver, amendment, modification or other agreement shall:

(i)Increase the Commitment of any Lender without the prior written consent of such Lender.

(ii)Reduce the principal amount of any Obligation or reduce the rate of interest thereon, or reduce any fees payable under the Loan Documents without the consent of the Lenders affected thereby, provided that the foregoing shall not limit the rights of the Administrative Agent and/or the Required Revolving Lenders to impose or waive the imposition of any Default Rate, increased fees pursuant to SECTION 2.19(c)(iii) or similar increase arising as a result of the occurrence of an Event of Default[~~;~~],or limit the rights of the Required ABL Term Lenders to impose or waive the imposition of the ABL Term Default Rate; provided, further that (A) only the consent of the Required Revolving Lenders and the Borrower shall be, necessary to amend the definition of “Default Rate” to increase, the Default Rate up, to an additional two percent (2.0%) and any amount over two percent (2.0%) shall require the consent of the Required Revolving Lenders, the ABL Term Loan Agent and the Borrower and (B) only the consent of the ABL Term Loan Agent and the Borrower shall be necessary to amend the definition of “ABL Term Default Rate” to increase the ABL Term Default Rate up to an additional two percent (2.0%) and any amount over two percent (2.0%) shall require the prior written consent of the Required Revolving Lenders„ the ABL Term Loan Agent and the Borrower;

(iii)(x)Without prior written Unanimous Consent of all Lenders:

[~~(A)~~ ]~~postpone the scheduled date of payment of the principal amount of any Obligation, or any interest thereon, or any fees payable under the Loan Documents, or reduce the amount of, waive or excuse any such payment, or postpone the expiration of the Commitments or postpone the Maturity Date~~[~~;~~]

(A)except for dispositions permitted by SECTION 6.05, and subject to the Specified Release Paragraph, release any material portion of the Collateral from the Liens of the Security Documents;

(B)except as provided in [~~SECTION2.02~~]SECTION 2.02 (which SECTION may be amended with the consent of the Required Lenders and the ABL Term Loan Agent), increase the [~~Total~~]Revolving Commitments;

(C)change the definition of the terms “Appraisal Percentage”, “Availability”, “Borrowing Base”, “FILO Borrowing Base”, “ABL Term Borrowing Base”, “Permitted Overadvance”, “Inadvertent Overadvance”, “Line Cap”, or any component definition thereof if, as a result thereof, the amounts available to be borrowed by the Borrower would be increased, provided that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves (or, in the case of the definition of “Permitted Overadvance” or “Inadvertent Overadvance”, the amount of the Maximum Revolving Insolvency Amount would be increased);

(D)except in accordance with SECTION 6.05 and SECTION 8.15, and subject to the Specified Release Paragraph, release any Loan Party from its obligations under any Loan Document, or limit its liability in respect of such Loan Document;

(E)change SECTION 2.17(d), SECTION 2.17(e), SECTION 7.03, SECTION 7.04, or [~~SECTION 7.03~~]SECTION 8.03;

(F)except in connection with, and solely with respect to a Conforming DIP, subordinate the Obligations hereunder or the Liens granted hereunder or under the other Loan Documents, to any other Indebtedness or Lien, as the case may be; or

(G)change any of the provisions of this SECTION 9.02 or the definition of the terms “Required Lenders”, “Required ABL Term Lenders”, “Required Revolving Lenders”, “Unanimous Consent”, or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder.

(y) without prior written, consent of all affected Lenders, postpone the scheduled date of payment of the principal amount of any Obligation, or any interest thereon, or any fees, payable under the Loan Documents, or reduce the amount of, waive or excuse any such payment, or postpone the expiration of the Commitments, or postpone the Maturity Date (except as expressly contemplated in the definition of “Maturity Date”); or

[~~(I)~~](z) without the prior written consent of the Revolving Lenders, increase the Swingline Loan Ceiling[~~; or~~],

(iv) Without prior written consent of the Agents, the ABL Term Loan Agent or the Issuing Banks, as the case may be, affect the rights or duties of the Agents, the ABL Term Loan Agent, or the Issuing Banks, as applicable;

(v)(1) without the prior written consent of the Required Revolving Lenders and the ABL Term Loan Agent, amend, modify or waive, the definition of “ABL Term Loan Event of Default”, “ABL Term Obligations”, “ABL Term Loan Standstill Period”, “Borrowing Base Certificate”, “Cash Management Services”, “Specified Default” (solely as it relates to the definition of “Cash Dominion Event”, the definition of “ABL Term Default Rate,” SECTION 2.12, and SECTION 8.18), or “DIP Financing”, or (2) without the prior written consent of the Required Revolving Lenders and the ABL Term Loan Agent, amend, modify or waive, the definition of “Cash Dominion Event” in a manner that would reduce the numerical percentage (or the calculation of what such percentage is being applied to) set forth in clause (ii)(A) thereof, or reduce the amounts set forth in clause (ii)(B) thereof, or modify clause (i) thereof, or otherwise be more favorable to the Borrower;

(vi)without the prior written consent of the Required Revolving Lenders and the ABL Term Loan Agent, amend, modify or waive (A) SECTION 2.18, the last sentence of SECTION 4.02, SECTION 5.01(d), SECTION 5.08(b), SECTION 7.02(b) or SECTION 7.05, or the definition of “Maximum Revolving Insolvency Amount”, (B) the definitions of “Other Liabilities” or “Revolving Credit Ceiling”, or (C) SECTION 6.10 in a manner that would reduce the amount set forth therein, or reduce the numerical percentage (or the calculation of what such percentage is being applied to) set forth therein, or otherwise be more favorable to the Borrower;

(vii)without the prior written consent of the Required Revolving Lenders, amend modify or waive (A) the definition of “Consolidated Fixed Charge Coverage Ratio” or “Specified Transaction”, (B) (x) the definition of “Payment Conditions” in a manner that would reduce the required Consolidated Fixed Charge Coverage Ratio, set forth therein, or reduce the numerical percentage (or the calculation of what such percentage is being applied to) set forth therein, or modify clauses (i) or (ii) thereof, or otherwise be more favorable to the Borrower, (y) “Covenant Conditions” in a manner that would be more favorable to the Borrower or (z) eliminate any requirement to comply with the Payment Conditions or the Covenant Conditions, as applicable, with respect any specified transaction subject to the requirement to comply therewith, (C) Article II (solely to the extent such amendment, modification or waiver being proposed would directly affect the Revolving Credit Loans Swingline Loans or Overadvances as applicable, made thereunder, or the Letters of Credit issued, extended or renewed thereunder), or (D) the definitions of “Overadvance”, “Swingline Loan Ceiling”, and the sublimit for Letters of Credit set forth in SECTION 2.13(a)(i);

(viii)without the prior written consent of the ABL Term Lenders, change the definition of “Required ABL Term Lenders”;

(ix)without the prior written consent of the ABL Term Loan Agent and each Lender directly affected thereby, change SECTION 2.17(i), or amend or modify the ratable requirement of SECTION 2.21(b); or

(x)without the prior written consent of the ABL Term Loan Agent (and for certainty, the Required Lenders), (A) amend, modify or waive SECTION 2.19(f) or SECTION 8.18, or (B) amend or modify the terms of SECTION 7.01 (which restriction shall not extend to any waiver of compliance with SECTION 7.01, unless such waiver would also constitute a waiver of any ABL Term Loan Event of Default or “Specified Default” (solely as it relates to the definition of “Cash Dominion Event”, the definition of “ABL Term Default Rate,” SECTION 2.12 and SECTION 8.18)).

(c)Notwithstanding anything to the contrary contained in this SECTION 9.02, in the event that the Borrower shall request that this Agreement or any other Loan Document be modified, amended or waived in a manner which would require the consent of the Lenders pursuant to SECTION 9.02(b) and such amendment is approved by the Required Lenders, but not by the requisite percentage of all the Lenders or any class of Lenders, the Borrower and the Administrative Agent shall be permitted to amend this Agreement without the consent of the Lender or Lenders which did not agree to the modification, amendment or waiver requested by the Borrower (such Lender or Lenders, collectively the “Minority Lenders”) subject to their providing for (i) the termination of the Commitment (if applicable) of each of the Minority Lenders, (ii) the addition to this Agreement of one or more other financial institutions which would qualify as an Eligible Assignee, subject to the reasonable approval of the Administrative Agent and, so long as no Event of Default shall have occurred and be continuing, the Borrower, or an increase in the Commitment of one or more of the Required Lenders, so that the [~~Total~~]Revolving Commitments (if applicable) after giving effect to such amendment shall be in the same amount as the aggregate Commitments immediately before giving effect to such amendment, (iii) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new or increasing Lender or Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans (including principal, interest, and fees and other amounts due and owing under the Loan Documents) of the Minority Lenders immediately before giving effect to such amendment and (iv) such other modifications to this Agreement or the Loan Documents as may be appropriate and incidental to the foregoing[~~,~~]; provided that, in the event that, in connection with any such amendment contemplated under this clause, (c) the ABL Term Obligations are not repaid in full or assigned to such Lender(s) supporting such amendment, then the provisions of such amendment shall be subject to any applicable consent rights of the ABL Term Loan Agent and the ABL Term Loan Lenders set forth in this SECTION 9.02.

(d)No notice to or demand on any Loan Party shall entitle any Loan Party to any other or further notice or demand in the same, similar or other circumstances. Each holder of a Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not a Note shall have been marked to indicate such amendment, modification, waiver or consent and any consent by a Lender, or any holder of a Note, shall bind any Person subsequently acquiring a Note, whether or not a Note is so marked. No amendment or modification to this Agreement or any other Loan Document shall be effective against the Borrower unless signed by the Borrower or other applicable Loan Party.

(e)Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

(f)Notwithstanding the foregoing, (i) the Administrative Agent and the Borrower may amend, modify or supplement this Agreement or any other Loan Document to cure any ambiguity, error, omission, defect or inconsistency without any further action or consent of any other party to any Loan Document, so long as such amendment, modification or supplement does not materially and adversely affect the rights of any Lender, (ii) the Administrative Agent and the Borrower may make such amendments, modifications or supplements to this Agreement or any other Loan Document as may be reasonably necessary to conform to the Term Loan

Documents so long as such amendment, modification or supplement does not materially and adversely affect the rights of any Lender or materially and adversely affect the rights of the ABL Term Loan Agent, and (iii) except as expressly provided in the Intercreditor Agreement, the Intercreditor Agreement may be amended without the consent of any Loan Party.

(g)Notwithstanding SECTION 9.02 or anything else to the contrary in this Agreement or any other Loan Document, the ABL Term Loan Agent and each ABL Term Secured Party, agrees that neither it nor they will raise any objection to or oppose, and shall be deemed to have consented to the release of any Loan Party from its obligations under any Loan Document or to any private or public, sale or other disposition of all or any portion of the Collateral (and any post-petition or post-filing assets subject to adequate protection Liens or comparable Liens under the Bankruptcy Code, BIA, WURA, CCAA or any state, federal or provincial bankruptcy, insolvency, receivership or similar law in favor of the Administrative Agent) free and clear of any Liens and other claims at any time after the occurrence and during the continuance of an Event of Default under this Agreement and with the consent of the Administrative Agent or under Section 363, of the Bankruptcy Code (or other similar provision of any BIA, WURA, CCAA or any state, federal or provincial bankruptcy, insolvency, receivership or similar law) if (x) the ABL Term Loan Agent has received at least five (5) Business Days prior written notice of such sale or disposition and the terms and conditions thereof, and (y) the Administrative Agent has consented to such release or such sale or other disposition of such Collateral, and in connection with any of the foregoing, each ABL Term Secured Party hereby irrevocably authorizes the Administrative Agent to release any Lien on any of the Collateral; provided that any Lien of the Administrative Agent on such Collateral attaches to the net proceeds of such sale or other disposition and all proceeds received by the Administrative Agent from such sale or disposition are, after application to any DIP Financing, applied in accordance with SECTION 7.04 hereof. This paragraph shall be referred to herein as the “Specified Release Paragraph”.

(h)Purchase Option.

(i)If Administrative Agent shall notify the ABL Term Loan Agent of its intention to (by itself or at the direction of the Required Lenders) sell, lease or otherwise dispose of all or substantially all of the Collateral whether by private or public sale in accordance with the immediately preceding paragraph; provided that any notice from Administrative Agent to the ABL Term Loan Agent of the Administrative Agent’s intention to conduct such a sale shall be delivered by the Administrative Agent to the ABL Term Loan Agent not less than five (5) Business Days prior to the commencement of any such sale (the foregoing event is referred to herein as a, “Purchase Option Event”), the ABL Term Lenders shall have the opportunity to purchase all (but not less than all) of the Obligations (other than the ABL Term Obligations); provided that such option shall expire if the applicable ABL Term Lenders fail to deliver a written notice (a “Revolving Purchase Notice”) to the Administrative Agent within five (5) Business Days following the first date the ABL Term Loan Agent obtains knowledge of the occurrence of a Purchase Option Event, which Revolving Purchase Notice shall (A) be signed by the applicable ABL Term Lenders committing to such purchase (the “Revolving Purchasing Creditors”) and indicate the percentage of the Obligations (other than the ABL Term Obligations) to be purchased by each Revolving Purchasing Creditor (which aggregate, commitments must add up to one, hundred percent (100%) of the Obligations (other than the ABL Term Obligations)) and (B) confirm that the offer contained therein is, irrevocable. Upon receipt of such Revolving Purchase

Notice by the Administrative Agent, the Revolving Purchasing Creditors shall have, from, the date of delivery thereof to and including the date that is five (5) Business Days after the Revolving Purchase Notice was received by the Administrative Agent to purchase all (but not less than all) of the Obligations (other than the ABL Term Obligations) (the date of such purchase, the “Revolving Purchase Date”).

(ii)On the Revolving Purchase Date the Administrative Agent and the other Revolving Secured Parties shall, subject to any required approval of any Governmental Authority, if any, sell to the Revolving Purchasing Creditors, all (but not less, than all) of the Obligations, (other than the ABL Term Obligations). On such Revolving Purchase Date, the Revolving Purchasing Creditors shall (i) pay to the Administrative Agent, for the benefit of the Credit Parties (other than the ABL Term Credit Parties),as directed by the Administrative Agent, in immediately available funds the full amount (at par) of all Obligations (other than the ABL Term Obligations) together with all accrued and unpaid interest and fees thereon, all in the amounts specified by the Administrative Agent and determined in good faith in accordance with the Loan Documents or other applicable documents, (ii) furnish such amount of cash collateral in immediately available funds as the Administrative Agent determines is reasonably necessary to secure the Credit Parties (other than the ABL Term Credit Parties) on terms reasonably satisfactory to the Administrative Agent in connection with any (x) asserted indemnification claims, and (v) all Obligations (other than the ABL Term Obligations) in respect of or relating to Letters of Credit but not in any event in an amount greater than 103% thereof, and (iii) agree to reimburse the Credit Parties (other than the ABL Term Credit Parties) for any loss, cost, damage or expense resulting from the granting of provisional credit for any checks, wire or ACID transfers that are reversed or not final or other payments provisionally credited to the Obligations (other than the ABL Term Obligations) and as to which the Administrative Agent and the other Credit Parties (other than the ABL Term Credit Parties) have not yet received final payment as of the Revolving Purchase Date. Such purchase price shall be remitted by wire transfer in immediately available funds to such bank account of the Administrative Agent (for the benefit of the applicable Credit Parties) as the Administrative Agent shall have specified in writing to the ABL Term Loan Agent, Interest and fees shall be calculated to but excluding the Revolving Purchase Date if the amounts so paid by the applicable Revolving Purchasing Creditors to the bank account designated by the Administrative Agent are received in such bank account prior to 11:00 a.m. and interest shall be calculated to and including such Revolving Purchase Date if the amounts so paid by the Revolving Purchasing Creditors to the bank account designated by the Administrative Agent are received in such bank account after 11:00 a.m. Notwithstanding anything to the contrary contained in the Loan Documents, the Loan Parties hereby consent to and approve the assignment of the Obligations (other than the ABL Term Obligations) contemplated by this Section.

(iii)Any purchase pursuant to the purchase option described in this Section shall, except as provided below, be expressly made without representation or warranty of any kind by the Administrative Agent or the other Credit Parties (other than the ABL Term Credit Parties) as to the Obligations, the Collateral or otherwise, and without recourse to the Administrative Agent and the other Credit Parties (other than the ABL Term Credit Parties) as to the Obligations, the Collateral or otherwise, except that the Administrative Agent and each of the other Credit Parties (other than the ABL Term Credit Parties), as to itself only, shall represent and warrant only as to (i) the principal amount of the Obligations being sold by it, (ii) that such Person has not created any Lien on, or sold any participation in any Obligations being sold by it and, (iii) that such Person has the right to assign the Obligations being assigned by it.

(iv)In connection with any purchase of Obligations (other than the ABL Term Obligations) pursuant to this Section, each Credit Party (other than the ABL Term Credit Parties) agrees to enter into and deliver to the Revolving Purchasing Creditors on the Revolving Purchase, Date, as a condition to closing, an assignment agreement substantially in the form of Exhibit A to this Agreement or any other form approved by the Administrative Agent and, at the expense of the Loan Parties, each of the Credit Parties (other than the ABL Term Credit Parties) shall deliver all possessory Collateral (if any), together with necessary endorsements and other documents (including any applicable stock powers or note powers), then in such Credit Party’s possession or in the possession of its agent or bailee, or turn over control as to any pledged Collateral, deposit accounts or securities accounts of which such Credit Party or its agent or bailee then has control, as the case may be, to the ABL Term Loan Agent to act as the successor Administrative Agent and Collateral Agent and otherwise take such actions as may by reasonably appropriate to effect an orderly transition to the ABL Term Loan Agent to act as the successor Administrative Agent and Collateral Agent. Upon the consummation of the purchase of the Obligations other than the ABL Term Obligations pursuant to this Section the Administrative Agent and Collateral Agent shall be deemed to have resigned as an “agent” or “administrative agent” or “collateral agent” or any similar role) for the Credit Parties, under the Loan Documents; provided the Administrative Agent and Collateral Agent (and all other agents under this Agreement) shall be entitled to all of the rights and benefits of a former “agent” or “administrative agent” or “collateral agent” under this Agreement.

(v)Notwithstanding the foregoing purchase, of the Obligations (other than the ABL Term Obligations) by the Revolving Purchasing Creditors, the Credit Parties (other than the ABL Term Credit Parties) shall retain those contingent indemnification obligations and other obligations under the Loan Documents which by their terms would survive any repayment of the Obligations.

SECTION 9.03Expenses; Indemnity; Damage Waiver.

(a)The Loan Parties shall jointly and severally pay all Credit Party Expenses incurred as of the Effective Date on the Effective Date. Thereafter, the Loan Parties shall jointly and severally pay all Credit Party Expenses within fifteen (15) Business Days after receipt of an invoice therefor setting forth such expenses in reasonable detail; provided that in the event the Borrower has a bona fide dispute with any such expenses, payment of such disputed amounts shall not be required until the earlier of the date such dispute is resolved to the reasonable satisfaction of the Borrower or thirty (30) days after receipt of any such invoice (and any such disputed amount which is so paid shall be subject to a reservation of the Borrower’s rights with respect thereto).

(b)The Loan Parties shall, jointly and severally, indemnify the Credit Parties and each of their Subsidiaries and Affiliates, and each of their respective stockholders, directors, officers, employees, agents, attorneys, and advisors of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all damages, actual out-of-pocket losses, claims, actions, causes of action, settlement payments, obligations, liabilities and related expenses, including the reasonable and documented fees, disbursements and other charges of one domestic counsel and one Canadian counsel to the Indemnitees (and, if necessary, of one local counsel in each relevant jurisdiction to the Indemnitees), taken as a whole, and, solely in the case of a conflict of interest, one additional counsel to all affected Indemnitees similarly situated and, if necessary, of one local counsel in each relevant jurisdiction to all such Indemnitees (in each case, as selected by the Indemnitees), incurred, suffered, sustained or required to be paid by, or asserted against, any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the transactions contemplated by the Loan Documents or any other transactions contemplated hereby, (ii) any Credit Extension or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by any Loan Party or any Subsidiary, or any Environmental Liability related in any way to any Loan Party or any Subsidiary, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to or arising from any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto or (v) any Indemnified Taxes, Other Taxes, documentary taxes, assessments or similar charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or any other Loan Document and making of and repayment of principal, interest and fees on the Credit Extensions hereunder; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith, or willful misconduct or material breach of this Agreement of such Indemnitee or any Affiliate of such Indemnitee (or any officer, director, employee, advisor or agent of such Indemnitee or any such Indemnitee’s Affiliates), or (y) arise from a dispute solely among the Indemnitees.

(c)Notwithstanding the foregoing, each Indemnitee shall be obligated to refund or return any and all amounts paid by any Loan Party under SECTION 9.03(b) to such Indemnitee for any such fees, expenses or damages to the extent that a court of competent jurisdiction has entered a final, non-appealable judgment that any claim, damage, loss, liability or expense asserted by such Indemnitee resulted from such Indemnitee’s gross negligence, willful misconduct or bad faith or material breach of this Agreement by such Indemnitee.

(d)No Loan Party shall assert and, to the extent permitted by Applicable Law, each Loan Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated by the Loan Documents, any Credit Extension or the use of the proceeds thereof.

(e)The provisions of this SECTION 9.03 shall remain operative and in full force and effect regardless of the termination of this Agreement, the consummation of the transactions contemplated hereby, Payment in Full, the invalidity or unenforceability of any term or provision of any Loan Document, or any investigation made by or on behalf of any Credit Party. All amounts due under this SECTION 9.03 (including, without limitation, any attorneys’ fees and expenses pursuant to SECTION 9.03(b)) shall be payable within fifteen (15) Business Days of written demand therefor, which written demand shall set forth such amounts in reasonable detail.

SECTION 9.04Successors and Assigns.

(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and the Lenders (and any such attempted assignment or transfer without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, Indemnitees, any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Any Lender may, with the consent of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower (which consent shall not be unreasonably withheld or delayed), assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that no such consent shall be required in connection with any assignment to another Lender or to an Affiliate of a Lender; provided further, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; provided further that, each assignment shall be subject to the following conditions: (i) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to an assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $[~~10,000,000~~]10,000,000 (or, in the case of FILO Loans or ABL Term Loans, $1,000,000), or, if less, the entire remaining amount of the assigning Lender’s Commitment or Loans or such lesser amount as the Administrative Agent may agree in its reasonable discretion; (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations; and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof pursuant to SECTION 9.04(d), from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a

Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of SECTION 9.03 and subject to the obligations of SECTION 9.15; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this SECTION 9.04(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with SECTION 9.04(e). The Loan Parties hereby acknowledge and agree that any assignment made in compliance with this SECTION 9.04(b) shall give rise to a direct obligation of the Loan Parties to the assignee and that the assignee shall be considered to be a “Credit Party” for all purposes under this Agreement and the other Loan Documents.

In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Bank or any Revolving Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Revolving Credit Loans and participations in Letters of Credit and Swingline Loans in accordance with its Revolving Commitment Percentage; provided that in connection with such payments, any cash collateral previously provided by the Borrower hereunder with respect to such Defaulting Lender that has not been applied to the Obligations shall be released and refunded to the Borrower. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(c)The Administrative Agent, acting for this purpose as an agent of the Loan Parties, shall maintain at one of its offices in Boston, Massachusetts, a copy of each Assignment and Acceptance delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and Letter of Credit Disbursements owing to, each Lender pursuant to the terms hereof from time to time. The entries in the Register made in compliance with SECTION 9.04(d) shall be conclusive and the Loan Parties and Credit Parties may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Banks and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the processing and recordation fee referred to in SECTION 9.04(b) and any written consent to such assignment required by SECTION 9.04(a), the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this SECTION 9.04(d).

(e)Any Lender may, without the consent of or notice to the Loan Parties or any other Person, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment, and the Loans owing to it), subject to the following:

(i)such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged;

(ii)such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

(iii)the Loan Parties and other Credit Parties shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement;

(iv)any agreement or instrument pursuant to which a Lender sells a participation in the Commitments, the Loans and the Letter of Credit Outstandings shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided, however, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to SECTION 9.02(b)(i) or (ii) that affects such Participant;

(v)subject to clauses (viii) and (ix) of this SECTION 9.04(e), the Loan Parties agree that each Participant shall be entitled to the benefits of (and subject to the obligations set forth in) SECTION 2.14 and SECTION 2.23 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to SECTION 9.04(b);

(vi)to the extent permitted by law, each Participant also shall be entitled to the benefits of SECTION 9.08 as though it were a Lender so long as such Participant agrees to be subject to SECTION 8.03 as though it were a Lender;

(vii)each Lender, acting for this purpose as a non-fiduciary agent of the Loan Parties, shall maintain at its offices a record of each agreement or instrument effecting any participation and a register (each a “Participant Register”) meeting the requirements of 26 CFR §5f.103 1(c) for the recordation of the names and addresses of its Participants and their rights with respect to principal amounts and other Obligations from time to time. The entries in each Participant Register shall be conclusive and the Loan Parties and the Credit Parties may treat each Person whose name is recorded in a Participant Register as a Participant for all purposes of this Agreement (including, for the avoidance of doubt, for purposes of entitlement to benefits under SECTION 2.14, SECTION 2.23, and SECTION 9.08). The Participant Register shall be available for inspection by the Borrower and any Credit Party at any reasonable time and from time to time upon reasonable prior notice;

(viii)a Participant shall not be entitled to receive any greater payment under SECTION 2.14 or SECTION 2.23 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent; and

(ix)a Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of SECTION 2.23 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Loan Parties, to comply with SECTION 2.23(e) as though it were a Lender and such Participant is eligible for exemption from the withholding Tax referred to therein, following compliance with SECTION 2.23(e).

(f)Any Credit Party may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Credit Party, including any pledge or assignment to secure obligations to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341, and this SECTION 9.04 shall not apply to any such pledge or assignment of a security interest; provided, however, that no such pledge or assignment of a security interest shall release a Credit Party from any of its obligations hereunder or substitute any such pledgee or assignee for such Credit Party as a party hereto.

(g)The Loan Parties authorize each Credit Party to disclose to any Participant or assignee and any prospective Participant or assignee, subject to the provisions of SECTION 9.15, any and all financial information in such Credit Party’s possession concerning the Loan Parties which has been delivered to such Credit Party by or on behalf of the Loan Parties pursuant to this Agreement or which has been delivered to such Credit Party by or on behalf of the Loan Parties in connection with such Credit Party’s credit evaluation of the Loan Parties prior to becoming a party to this Agreement.

SECTION 9.05Survival.

All covenants, agreements, indemnities, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Credit Party may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other Obligation is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or been irrevocably terminated. The provisions of SECTION 2.14, SECTION 2.23, SECTION 9.03, Article VIII and, with respect to any Lender, for a period of only eighteen (18) months after such Lender is no longer a Lender hereunder (including, without limitation, as a result of the Obligations having been Paid in Full), SECTION 9.15, shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. In connection with the termination of this Agreement and the release and termination of the security interests in the Collateral, the Agents may require such indemnities and collateral security as shall be reasonably necessary or appropriate under the then circumstances to protect the Credit Parties against (x) loss on account of checks or other amounts received prior to the date of Payment in Full that were previously applied to the Obligations that may subsequently be reversed, returned or revoked, (y) any obligations that may thereafter arise with respect to the Other Liabilities, and (z) any indemnification Obligation under Section 9.03 for which a claim has then been asserted.

SECTION 9.06Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all contemporaneous or previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in SECTION 4.01, this Agreement shall become effective when it shall have been executed by the applicable Credit Parties and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07Severability.

Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08Right of Setoff.

If an Event of Default shall have occurred and be continuing, each Credit Party, each Participant, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Credit Party, Participant, or Affiliate to or for the credit or the account of the Loan Parties against any of and all the obligations of the Loan Parties now or hereafter existing under this Agreement or other Loan Document held by a Credit Party, irrespective of whether or not such Credit Party shall have made any demand under this Agreement or other Loan Document and although such obligations may be matured or unmatured or otherwise fully secured; provided that such Credit Party shall provide the Borrower with written notice promptly after its exercise of such right of setoff. The rights of each Credit Party under this SECTION 9.08 are in addition to other rights and remedies (including other rights of setoff) that such Credit Party may have. No Credit Party will, or will permit its Participant to, exercise its rights under this SECTION 9.08 without the consent of the Administrative Agent or the Required Lenders. ANY AND ALL RIGHTS TO

REQUIRE THE ADMINISTRATIVE AGENT OR THE COLLATERAL AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES ANY OF THE OBLIGATIONS PRIOR TO THE EXERCISE BY ANY CREDIT PARTY OF ITS RIGHT OF SETOFF UNDER THIS SECTION ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

SECTION 9.09Governing Law; Jurisdiction; Service of Process.

(a)THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT IF ANY LAWS OF ANY JURISDICTION OTHER THAN NEW YORK SHALL GOVERN IN REGARD TO THE VALID PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS IN COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL CONTINUE TO APPLY TO THAT EXTENT.

(b)Each party hereto agrees that any suit, action or proceeding for the enforcement of this Agreement or any other Loan Document may be brought in the courts of the State of New York sitting in the County of New York or in any federal court sitting in such County and consents to the exclusive jurisdiction of such courts. Each party to this Agreement hereby waives any objection which it may now or hereafter have to the venue of any such suit, action or proceeding or any such court or that such suit, action or proceeding is brought in an inconvenient forum and agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit, action or proceeding on the judgment or in any other manner provided by law.

(c)Each party hereto irrevocably consents to service of process in the manner provided for notices in SECTION 9.01. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

SECTION 9.10WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY); AND WAIVES DUE DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

SECTION 9.11Press Releases and Related Matters.

Each Credit Party executing this Agreement agrees that, except for usual tombstones and league table reporting, neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of Administrative Agent or its Affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days’ prior notice to Administrative Agent and without the prior written consent of Administrative Agent unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with Administrative Agent before issuing such press release or other public disclosure. Subject to notice and approval by the Parent, each Borrower consents to the publication by Administrative Agent or any Lender of advertising material relating to the financing transactions contemplated by this Agreement using any Loan Party’s name, product photographs, logo or trademark. The Administrative Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

SECTION 9.12Headings.

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.13Interest Rate Limitation.

Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Revolving Credit Loan, together with all fees, charges and other amounts that are treated as interest on such Revolving Credit Loan under Applicable Law (collectively, the “Charges”), shall be found by a court of competent jurisdiction in a final order to exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Revolving Credit Loan in accordance with Applicable Law, the rate of interest payable in respect of such Revolving Credit Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Revolving Credit Loan but were not payable as a result of the operation of this SECTION 9.13 shall be cumulated and the interest and Charges payable to such Lender in respect of other Revolving Credit Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14Additional Waivers.

(a)The Obligations are the joint and several obligation of each Loan Party. To the fullest extent permitted by Applicable Law, the obligations of each Loan Party hereunder shall not be affected by (i) the failure of any Credit Party to assert any claim or demand or to enforce or exercise any right or remedy against any other Loan Party under the provisions of this Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release of any other Loan Party from, any of the terms or provisions of, this Agreement, any other Loan Document, or (iii) the failure to perfect any security interest in, or the release of, any of the Collateral or other security held by or on behalf of the Administrative Agent, the Collateral Agent, or any other Credit Party.

(b)The obligations of each Loan Party to pay the Obligations, in full hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than Payment in Full), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations, or otherwise. Without limiting the generality of the foregoing, the obligations of each Loan Party hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any other Credit Party to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than Payment in Full).

(c)To the fullest extent permitted by Applicable Law, each Loan Party waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than Payment in Full. The Administrative Agent and the other Credit Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Loan Party hereunder except to the extent that Payment in Full has occurred. Pursuant to Applicable Law, each Loan Party waives any defense arising out of any such election even though such election operates, pursuant to Applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Loan Party against any other Loan Party, as the case may be, or any security.

(d)Except as otherwise specifically provided herein, each Loan Party is obligated to repay the Obligations as joint and several obligors under this Agreement and the other Loan Documents. Upon payment by any Loan Party of any Obligations, all rights of such Loan Party against any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior Payment in Full. In addition, after the occurrence of a Cash Dominion Event, any indebtedness of any Loan Party now or hereafter held by any other Loan Party is hereby subordinated in right of payment to the prior Payment in Full and no Loan Party will demand, sue for or otherwise attempt to collect any such indebtedness. If any amount shall erroneously be paid to any Loan Party on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement and the other Loan Documents. Subject to the foregoing, to the extent that any Loan Party (other than the Borrower) shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Revolving Credit Loans made to the Borrower hereunder or other Obligations (an “Accommodation

Payment”), then the Loan Party making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Loan Parties in an amount, for each of such other Loan Party, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Loan Party’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Loan Parties. As of any date of determination, the “Allocable Amount” of each Loan Party shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against the Borrower hereunder without (a) rendering such Loan Party “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”) or an “insolvent person” within the meaning of the BIA, (b) leaving such Loan Party with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Loan Party unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA.

(e)Each Loan Party hereby agrees to keep each other Loan Party fully apprised at all times as to the status of its business, affairs, finances, and financial condition, and its ability to perform its Obligations, and in particular as to any adverse developments with respect thereto. Each Loan Party hereby agrees to undertake to keep itself apprised at all times as to the status of the business, affairs, finances, and financial condition of each other Loan Party, and of the ability of each other Loan Party to perform its Obligations, and in particular as to any adverse developments with respect to any thereof. Each Loan Party hereby agrees, in light of the foregoing mutual covenants to inform each other, and to keep themselves and each other informed as to such matters, that the Credit Parties shall have no duty to inform any Loan Party of any information pertaining to the business, affairs, finances, or financial condition of any other Loan Party, or pertaining to the ability of any other Loan Party to perform its Obligations, even if such information is adverse, and even if such information might influence the decision of one or more of the Loan Parties to continue to be jointly and severally liable for, or to provide Collateral for, Obligations of one or more of the other Loan Parties. To the fullest extent permitted by Applicable Law, each Loan Party hereby expressly waives any duty of the Credit Parties to inform any Loan Party of any such information.

SECTION 9.15Confidentiality.

Each of the Credit Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to their and their Affiliates’ directors, officers, employees, investors, partners, and credit providers, and agents, including accountants, legal counsel and other advisors in connection with the transactions contemplated hereby or by any of the other Loan Documents (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by Applicable Laws or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this SECTION 9.15, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement and any actual or prospective counterparty or advisors to any swap or derivative transactions relating to the Loan

Parties and the Obligations, (g) with the consent of the Loan Parties or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this SECTION 9.15 or (ii) becomes available to any Credit Party on a nonconfidential basis from a source other than the Loan Parties. For the purposes of this SECTION 9.15, the term “Information” means all information received from or on behalf of the Loan Parties and relating to their business, other than any such information that is available to the Credit Parties on a nonconfidential basis prior to disclosure by the Loan Parties. Any Person required to maintain the confidentiality of Information as provided in this SECTION 9.15 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. The Administrative Agent hereby acknowledges that it is aware, and that it will advise each Person who receives the Information, that the United States securities laws generally prohibit any person who has material, non-public information concerning the matters which are the subject of this Agreement from purchasing or selling securities of the Parent (and options, warrants and rights relating thereto) from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person (including, without limitation, any of your representatives) is likely to purchase or sell such securities.

SECTION 9.16Patriot Act.

Each Lender hereby notifies the Borrower that pursuant to the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and other domestic or foreign “know your customer” rules, regulations, laws (including, without limitation, the Proceeds of Crime Act) and policies, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the Patriot Act and the Proceeds of Crime Act. Each Loan Party is in compliance, in all material respects, with the Patriot Act. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

SECTION 9.17Foreign Asset Control Regulations.

Neither of the advance of the Revolving Credit Loans nor the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Patriot Act. Furthermore, none of the Borrower or their Affiliates (a) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person” or in any manner violative of any such order.

SECTION 9.18Judgment Currency.

If for the purpose of obtaining judgment in any court it is necessary to convert an amount due hereunder in the currency in which it is due (the “Original Currency”) into any other currency (the “Second Currency”), the rate of exchange applied shall be that at which, in accordance with normal banking procedures, the Administrative Agent could purchase in the New York foreign exchange market, the Original Currency with the Second Currency on the date two (2) Business Days preceding that on which judgment is given. Each Loan Party agrees that its obligation in respect of any Original Currency due from it hereunder shall, notwithstanding any judgment or payment in such other currency, be discharged only to the extent that, on the Business Day following the date the Administrative Agent receives payment of any sum so adjudged to be due hereunder in the Second Currency, the Administrative Agent may, in accordance with normal banking procedures, purchase, in the New York foreign exchange market, the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased or could have been so purchased is less than the amount originally due in the Original Currency, each Loan Party agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify the Administrative Agent against such loss. The terms “rate of exchange” in this SECTION 9.18 means the spot rate at which the Administrative Agent, in accordance with normal practices, is able on the relevant date to purchase the Original Currency with the Second Currency, and includes any premium and costs of exchange payable in connection with such purchase.

SECTION 9.19No Strict Construction.

The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

SECTION 9.20Payments Set Aside.

To the extent that any payment by or on behalf of the Loan Parties is made to any Credit Party, or any Credit Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Credit Party in its discretion) to be repaid to a trustee, receiver, interim receiver or any other party, in connection with any proceeding under the Bankruptcy Code, the BIA[ ~~or the~~], WURA, CCAA or any state, federal or provincial bankruptcy, insolvency, receivership or similar law[~~or otherwise~~], then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each Issuing Bank severally agrees to pay to the Administrative Agent upon demand its Revolving Commitment Percentage[ ~~(~~,]FILO Percentage, or ABL Term, Loan Percentage, as applicable, (in each, case, without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the Issuing Banks under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

SECTION 9.21No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby, the Loan Parties each acknowledge and agree that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Loan Parties, on the one hand, and the Credit Parties, on the other hand, and each of the Loan Parties is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each Credit Party is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Loan Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Credit Parties has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Loan Parties with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any of the Credit Parties has advised or is currently advising any Loan Party or any of its Affiliates on other matters) and none of the Credit Parties has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Credit Parties and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and none of the Credit Parties has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Credit Parties have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of the Loan Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against each of the Credit Parties with respect to any breach or alleged breach of agency or fiduciary duty in respect of any of the foregoing.

SECTION 9.22Existing Credit Agreement Amended and Restated.

Upon satisfaction of the conditions precedent to the effectiveness of this Agreement, (a) this Agreement shall amend and restate the Existing Credit Agreement in its entirety (except to the extent that definitions from the Existing Credit Agreement are incorporated herein by reference) and (b) the rights and obligations of the parties under the Existing Credit Agreement shall be subsumed within, and be governed by, this Agreement; provided, however, that the Borrower hereby agrees that (i) the Letter of Credit Outstandings under, and as defined in, the Existing Credit Agreement on the Effective Date shall be Letter of Credit Outstandings hereunder, and (ii) all Obligations of the Borrower under, and as defined in, the Existing Credit Agreement and the Original Credit Agreement (the “Existing Obligations”) shall remain outstanding, shall constitute continuing Obligations secured by the Collateral, and this Agreement shall not be deemed to evidence or result in a novation or repayment and reborrowing of such Existing Obligations.

SECTION 9.23Keepwell.

Each Loan Party that is a Qualified ECP Guarantor at the time the Facility Guarantee or the grant of a security interest under the Loan Documents, in each case, by any Specified Loan Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under the Facility Guarantee voidable under Applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until Payment in Full. Each Loan Party intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

SECTION 9.24ENTIRE AGREEMENT.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

SECTION 9.25Intercreditor Agreement.

The Loan Parties, the Agents, the Lenders and the other Credit Parties acknowledge that the exercise of certain of the Agents’ rights and remedies hereunder may be subject to the provisions of the Intercreditor Agreement. Nothing contained in the Intercreditor Agreement shall be deemed to modify any of the provisions of this Agreement and the other Loan Documents, which, as among the Loan Parties, the Agents, the Lenders and the other Credit Parties, shall remain in full force and effect (it being understood that in the case of any obligation of the Loan Parties which is contained in both the Loan Documents and the Term Loan Documents (such as the delivery of possession of pledged collateral or insurance proceeds), the Loan Parties’ compliance with the terms of the Intercreditor Agreement shall be deemed to satisfy their obligations under the Loan Documents).

SECTION 9.26Conflicts.

Notwithstanding anything to the contrary contained herein, in any other Loan Document (including, without limitation, any Letter of Credit application but excluding the Intercreditor Agreement), in the event of any conflict or inconsistency between this Agreement and any other Loan Document (including, without limitation, any Letter of Credit application but excluding the Intercreditor Agreement), the terms of this Agreement shall govern and control.

SECTION 9.27Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b)the effects of any Bail-in Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as a sealed instrument as of the day and year first above written.

PIER 1 IMPORTS (U.S.), INC., as Borrower

By:

Name: [~~JeffreyN. Boyer~~] Nancy Walsh

Title: [~~Executive Vice President and~~]Chief Financial Officer

PIER 1 IMPORTS, INC., as a Facility Guarantor

By:[~~-~~ ]

Name: [~~Jeffrey N. Boyer~~]Nancy Walsh

Title: [~~Executive Vice President and~~ ]Chief Financial Officer

PIER 1 ASSETS, INC., as a Facility Guarantor

By:[~~-~~ ]

Name: [~~Jeffrey N. Boyer~~]Nancy Walsh

Title: [~~Executive Vice President and~~ ]Chief Financial Officer

PIER 1 LICENSING, INC., as a Facility Guarantor

By:[~~-~~ ]

Name: [~~JeffreyN. Boyer~~] Nancy Walsh

Title: [~~Executive Vice President and~~ ]Chief Financial Officer

PIER 1 HOLDINGS, INC., as a Facility Guarantor

By:[~~-~~ ]

Name: [~~Jeffrey N. Boyer~~] Nancy Walsh

Title: [~~Executive Vice President and~~ ]Chief Financial Officer

Signature Page to Second Amended and Restated Credit Agreement

PIER 1 SERVICES COMPANY, as a Facility Guarantor

By: Pier 1 Holdings, Inc., Managing Trustee

By:

Name: [~~JeffreyN. Boyer~~] Nancy Walsh

Title: [~~Executive Vice President and~~]Chief Financial Officer

PIER 1 VALUE SERVICES, LLC, as a Facility Guarantor

By: Pier 1 Imports (U.S.), Inc., its sole member and manager

By:[~~-~~ ]

Name: [~~JeffreyN. Boyer~~] Nancy Walsh

Title: [~~Executive Vice President and~~]Chief Financial Officer

Signature Page to Second Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as Administrative Agent, as Collateral Agent, as Swingline Lender, and as Lender

By:

Name: [~~Stephen J. Garvin~~

~~Title: Managing Director~~]

Title

[~~Address:~~

~~100 Federal Street, 9th Floor~~

~~Attn: Stephen J. Garvin~~ ]

Signature Page to Second Amended and Restated Credit Agreement

PATHLIGHT CAPITAL FUND I LP, as ABL Term Loan Agent

By: Pathlight Partners GP LLC, its General Partner

By:

Name:

Title:

Signature Page to Second Amended and Restated Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:

Name:

Title: [

~~Address:1 Boston Place, 10 Floor]~~

[~~Boston, MA 02108~~]

[~~Telephone:~~

~~Telecopy:~~]

Signature Page to Second Amended and Restated Credit Agreement

[~~__________~~]U.S. BANK NATIONAL

ASSOCIATION, as a Lender

By:

Name: []

Title: [

~~Address:~~

~~Telephone:~~

~~Telecopy:~~]

Signature Page to Second Amended and Restated Credit Agreement

[~~__________], as a Lender~~]

[~~By:~~

~~Title:~~

~~Address:~~

~~Telephone:~~

~~Telecopy~~]

Signature Page to Second Amended and Restated Credit Agreement

~~[__________]~~JPMORGAN CHASE BANK, N.A. as a Lender

By:

Name:

Title:

[~~Address:~~]

[~~Telephone:~~

~~Telecopy:~~]

Signature Page to Second Amended and Restated Credit Agreement

[~~[__________]~~]ROYAL BANK OF CANADA, as a Lender

By:

Name

Title

Signature Page to Second Amended and Restated Credit Agreement

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By

Name:

Title:

Signature Page to Second Amended and Restated Credit Agreement

PATHLIGHT CAPITAL FUND I LP, as an ABL Term Lender

By: Pathlight Partners GP LLC, its General Partner

By:

Name:

Title: [-
~~Address:~~]By:

[~~Telephone:~~

~~Telecopy:~~]

Name:

Title:

Signature Page to Second Amended and Restated Credit Agreement

[~~[__________]~~]PATHLIGHT CAPITAL

LLC, as [~~a~~]an ABL Term Lender

By:

Name:

Title: [~~—~~

~~Address:~~ ]

[~~Telephone:~~ ]

[~~Telecopy:~~]

[~~__________~~ ], as a Lender]

~~[By:~~

~~Name:~~

~~Title:~~

~~Address:~~ ]

[~~Telephone:—~~

~~Telecopy:~~]

Signature Page to Second Amended and Restated Credit Agreement

~~[__________], as a Lender]~~

[~~By:~~

~~Name:~~

~~Title:~~

~~Address:~~

~~Telephone:~~

~~Telecopy:~~]

[~~2138774.9~~]

Signature Page to Second Amended and Restated Credit Agreement

Annex I

Schedule 1.1

Please See Attached.

Annex II

Exhibit A

Please see attached.

Schedule 1.1

Lenders and Commitments

Lender	Revolver Commitment	Revolver Commitment Percentage	FILO Commitment	FILO Percentage	ABL Term Loan Commitment	ABL Term Loan Percentage
Bank of America, N.A.	$105,000,000.00	30.00%	$15,000,000	100.00%	$0.00	0.00%
Wells Fargo Bank, National Association	$105,000,000.00	30.00%	$0.00	0.00%	$0.00	0.00%
JPMorgan Chase Bank, N.A.	$50,000,000.00	14.29%	$0.00	0.00%	$0.00	0.00%
U.S. Bank National Association	$50,000,000.00	14.29%	$0.00	0.00%	$0.00	0.00%
Royal Bank of Canada	$25,000,000.00	7.14%	$0.00	0.00%	$0.00	0.00%
HSBC Bank USA, National Association	$15,000,000.00	4.29%	$0.00	0.00%	$0.00	0.00%
Pathlight Capital Fund I LP	$0.00	0.00%	$0.00	0.00%	$25,430,000.00	72.66%
Pathlight Capital LLC	$0.00	0.00%	$0.00	0.00%	$9,570,000.00	27.34%
TOTAL	$350,000,000.00	100%	$15,000,000.00	100.00%	$35,000,000	100.00%

DB1/ 100973060.3

EXHIBIT A

ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of __________, and is entered into by and [between] [among] [the] [each] 1 Assignor identified in item 1 below ([the] [each, an] “Assignor”) and [the] [each]2 Assignee identified in item 2 below ([the] [each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors] [the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, [the] each] Assignor hereby irrevocably sells and assigns to [the Assignee] [the respective Assignees], and [the] [each] Assignee hereby irrevocably purchases and assumes from [the Assignor] [the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s] [the respective Assignors’] rights and obligations in [its capacity as a Revolving Lender][their respective capacities as Revolving Lenders] [its capacity as a FILO Lender] [their respective capacities as FILO Lenders] [its capacity as an ABL Term Lender] [their respective capacities as ABL Term Lenders] under the Credit Agreement and the other Loan Documents to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor] [the respective Assignors] under the respective facilities identified below [(including, without limitation, participations in Letter of Credit Outstandings and Swingline Loans included in such facilities)]5 and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Revolving Lender)] [the respective Assignors (in their respective capacities as Revolving Lenders)] [the Assignor (in its capacity as a FILO Lender)] [the respective Assignors (in their respective capacities as FILO Lenders)] [the Assignor (in its capacity as an ABL Term Lender)] [the respective Assignors (in their respective capacities as ABL Term Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other Loan Document or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and

[1]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.
[5]	Include bracketed language in case of assignment of Revolving Commitments.

1

all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the] [any] Assignor to [the] [any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the] [an] “Assigned Interest”). Each such sale and assignment is without recourse to [the] [any] Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by [the] [any] Assignor.

1.	Assignor[s]:
2.	Assignee[s]:
3.	Borrower:Pier 1 Imports (U.S.), Inc., a Delaware corporation.
4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement.
5.

Credit Agreement: That certain Second Amended and Restated Credit Agreement, dated as of June 2, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time), by, among others, (i) the Borrower, (ii) the Facility Guarantors party thereto from time to time, (iii) the Lenders party thereto from time to time, (iv) Bank of America, N.A., as Administrative Agent, Collateral Agent, Swingline Lender and Issuing Bank, and (v) Pathlight Capital Fund I LP, as ABL Term Loan Agent.

6.	Assigned Interest[s]:

Assignor[s][6]	Assignee[s][7]	Facility Assigned[8]	Amount of Assignor’s Commitment /Loans[9]	Amount of Commitment/ Loans Assigned[10]	Percentage of Assignor’s Commitment/ Loans Assigned[11]	Resulting Commitment /Loans Amount for Assignor	Resulting Commitment /Loans Amount for Assignee
			$_________	$_________	_________%	$_________	$_________
			$_________	$_________	_________%	$_________	$_________
			$_________	$_________	_________%	$_________	$_________

[6]	List each Assignor, as appropriate. List each Assignee, as appropriate.
[7]	List each Assignor, as appropriate. List each Assignee, as appropriate.
[8]

Fill in appropriate terminology for each applicable type of facility under the Credit Agreement that is being assigned under this Assignment, i.e., Revolving Credit Loans, FILO Loans and/or ABL Term Loans.

[9]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[10]	Subject to minimum amount and proportionate amount requirements pursuant to Section 9.04(b) of the Credit Agreement.
[11]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

2

7.	Trade Date: ______________________][12]

Effective Date: __________________, 20__ (the “Effective Date”) [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:

Name:

Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:

Name:

Title:

[12]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

3

[Consented to and]13 Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent

By:

Name:
Title:

[Consented to:]14

PIER 1 IMPORTS (U.S.), INC., as Borrower

By:

Name:
Title:

[13]	To the extent required under Section 9.04(b) of the Credit Agreement.
[14]	To the extent required under Section 9.04(b) of the Credit Agreement.

4

ANNEX 1 TO ASSIGNMENT AND ACCEPTANCE

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1.Representations and Warranties.

1.1.Assignor. [The] Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the] [[the relevant] Assigned Interest, (ii) [the] [such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Loan Parties or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Loan Parties or any other Person of any of their respective obligations under any Loan Document.

1.2.Assignee. [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an Eligible Assignee under the Credit Agreement (subject to such consents, if any, as may be required under Section 9.04(b) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as [a Revolving Lender] [a FILO Lender] [an ABL Term Lender] thereunder and, to the extent of [the] [the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the] [such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the] [such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the] [such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent, Collateral Agent, or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the] [such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the] [such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

5

2.Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued up to but excluding the Effective Date and to [the] [the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy or .pdf shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

4.Fees.This Assignment and Acceptance shall be delivered to the Administrative Agent with a processing and recordation fee of $3,500.00.

5.Administrative Questionnaire. If [the][any] Assignee is not a Lender, annexed hereto as Exhibit A is a completed administrative questionnaire, in form and substance reasonably satisfactory to the Administrative Agent, providing such information (including, without limitation, credit contact information and wiring instructions) of [the] [the relevant] Assignee as the Administrative Agent may reasonably require.

6

Exhibit A

Administrative Questionnaire

[see attached]

Annex III

Exhibit D-1

Please see attached.

Exhibit D-1

[FORM OF] FILO NOTE

$____________________, 20__

FOR VALUE RECEIVED, Pier 1 Imports (U.S.), Inc., a Delaware corporation (the “Borrower”), promises to pay to the order of ______________________________ (hereinafter, with any subsequent holders, the “FILO Lender”), c/o Bank of America, N.A., 100 Federal Street, 9th Floor, Boston, Massachusetts 02110, the principal sum of _____________________________, or, if less, the aggregate unpaid principal balance of FILO Loans made by the FILO Lender to or for the account of the Borrower pursuant to the Second Amended and Restated Credit Agreement dated as of June 2, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) by, among others, (i) the Borrower, (ii) the Facility Guarantors party thereto from time to time, (iii) Bank of America, N.A., as Administrative Agent, Collateral Agent, Swingline Lender and Issuing Bank, (iv) Pathlight Capital Fund I LP, as ABL Term Loan Agent, and (v) the Lenders party thereto from time to time, with interest at the rate and payable in the manner stated therein.

This is a “FILO Note” to which reference is made in the Credit Agreement and is subject to all terms and provisions thereof. The principal of, and interest on, this FILO Note shall be payable at the times, in the manner, and in the amounts as provided in the Credit Agreement and shall be subject to prepayment and acceleration as provided therein. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Administrative Agent’s books and records concerning the FILO Loans, the accrual of interest thereon, and the repayment of such FILO Loans, shall be prima facie evidence of the indebtedness hereunder, absent manifest error.

No delay or omission by any Agent, the ABL Term Loan Agent or the FILO Lender in exercising or enforcing any of such Agent’s, such ABL Term Loan Agent’s or the FILO Lender’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any Event of Default shall operate as a waiver of any other Event of Default, nor as a continuing waiver.

The Borrower, and each endorser and guarantor of this FILO Note, waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof. The Borrower assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by any Agent, the ABL Term Loan Agent and/or the FILO Lender with respect to this FILO Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of the Borrower or any other Person obligated on account of this FILO Note.

This FILO Note shall be binding upon the Borrower, and each endorser and guarantor hereof, and upon their respective successors, assigns, and representatives, and shall inure to the benefit of the FILO Lender and its successors, endorsees, and assigns.

The liabilities of the Borrower, and of any endorser or guarantor of this FILO Note, are joint and several, provided, however, the release by any Agent, the ABL Term Loan Agent or the FILO Lender of any one or more such Persons shall not release any other Person obligated on account of this FILO Note. Each reference in this FILO Note to the Borrower, any endorser, and any guarantor, is to such Person individually and also to all such Persons jointly. No Person obligated on account of this FILO Note may seek contribution from any other Person also obligated except in accordance with the terms of Section 9.14(d) of the Credit Agreement.

THIS FILO NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

The Borrower agrees that any suit for the enforcement of this FILO Note or any other Loan Document may be brought in the courts of the State of New York sitting in the County of New York or in any federal court sitting in such County, and consents to the exclusive jurisdiction of such courts. The Borrower hereby waives any objection which it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

The Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Agents, the ABL Term Loan Agent and the FILO Lender, in the establishment and maintenance of their respective relationship with the Borrower contemplated by this FILO Note, is relying thereon. THE BORROWER, EACH GUARANTOR, ENDORSER AND SURETY, AND THE FILO LENDER, BY ITS ACCEPTANCE HEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS FILO NOTE, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY); AND WAIVES DUE DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE CREDIT AGREEMENT AND THIS FILO NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Borrower has caused this FILO Note to be duly executed as of the date set forth above.

BORROWER:	PIER 1 IMPORTS (U.S.), INC. By: Name: Title:

Annex IV

Exhibit D-2

Please see attached.

Exhibit D-2

[FORM OF] ABL TERM NOTE

$____________________, 20__

FOR VALUE RECEIVED, Pier 1 Imports (U.S.), Inc., a Delaware corporation (the “Borrower”), promises to pay to the order of ______________________________ (hereinafter, with any subsequent holders, the “ABL Term Lender”), c/o Pathlight Capital LLC, 18 Shipyard Drive, Suite 2C, Hingham, Massachusetts 02043, the principal sum of ______________________________ , or, if less, the aggregate unpaid principal balance of ABL Term Loans made by the ABL Term Lender to or for the account of the Borrower pursuant to the Second Amended and Restated Credit Agreement dated as of June 2, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) by, among others, (i) the Borrower, (ii) the Facility Guarantors party thereto from time to time, (iii) Bank of America, NA, as Administrative Agent, Collateral Agent, Swingline Lender and Issuing Bank, (iv) Pathlight Capital Fund I L.P., as ABL Term Loan Agent, and (v) the Lenders party thereto from time to time, with interest at the rate and payable in the manner stated therein.

This is an “ABL Term Note” to which reference is made in the Credit Agreement and is subject to all terms and provisions thereof. The principal of, and interest on, this ABL Term Note shall be payable at the times, in the manner, and in the amounts as provided in the Credit Agreement and shall be subject to prepayment and acceleration as provided therein. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Administrative Agent’s books and records concerning the ABL Term Loans, the accrual of interest thereon, and the repayment of such ABL Term Loans, shall be prima facie evidence of the indebtedness hereunder, absent manifest error.

No delay or omission by any Agent, the ABL Term Loan Agent or the ABL Term Lender in exercising or enforcing any of such Agent’s, such ABL Term Loan Agent’s or the ABL Term Lender’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any Event of Default shall operate as a waiver of any other Event of Default, nor as a continuing waiver.

The Borrower, and each endorser and guarantor of this ABL Term Note, waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof. The Borrower assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by any Agent, the ABL Term Loan Agent and/or the ABL Term Lender with respect to this ABL Term Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of the Borrower or any other Person obligated on account of this ABL Term Note.

This ABL Term Note shall be binding upon the Borrower, and each endorser and guarantor hereof, and upon their respective successors, assigns, and representatives, and shall inure to the benefit of the ABL Term Lender and its successors, endorsees, and assigns.

The liabilities of the Borrower, and of any endorser or guarantor of this ABL Term Note, are joint and several, provided, however, the release by any Agent, the ABL Term Loan Agent or the ABL Term Lender of any one or more such Persons shall not release any other Person obligated on account of this ABL Term Note. Each reference in this ABL Term Note to the Borrower, any endorser, and any guarantor, is to such Person individually and also to all such Persons jointly. No Person obligated on account of this ABL Term Note may seek contribution from any other Person also obligated except in accordance with the terms of Section 9.14(d) of the Credit Agreement.

THIS ABL TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

The Borrower agrees that any suit for the enforcement of this ABL Term Note or any other Loan Document may be brought in the courts of the State of New York sifting in the County of New York or in any federal court sitting in such County, and consents to the exclusive jurisdiction of such courts. The Borrower hereby waives any objection which it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

The Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Agents, the ABL Term Loan Agent and the ABL Term Lender, in the establishment and maintenance of their respective relationship with the Borrower contemplated by this ABL Term Note, is relying thereon. THE BORROWER, EACH GUARANTOR, ENDORSER AND SURETY, AND THE ABL TERM LENDER, BY ITS ACCEPTANCE HEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS ABL TERM NOTE, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY); AND WAIVES DUE DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE CREDIT AGREEMENT AND THIS ABL TERM NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Borrower has caused this ABL TERM Note to be duly executed as of the date set forth above.

BORROWER:	PIER 1 IMPORTS (U.S.), INC. By: Name: Title:

Annex V

Exhibit G

Please see attached.

Exhibit G

Form of Compliance Certificate

COMPLIANCE CERTIFICATE

Date of Certificate:

To:	Bank of America, N.A., as Administrative Agent 100 Federal Street, 9th Floor Boston, Massachusetts 02110 Attention: Andrew Cerussi

Pathlight Capital Fund I LLP, as ABL Term Loan Agent
18 Shipyard Drive, Suite 2C
Hingham, MA 02043
Attention: Katie Hendricks

Reference is made to the Second Amended and Restated Credit Agreement dated as of June 2, 2017 (as amended, amended and restated, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), by and among (i) Pier 1 Imports (U.S.), Inc., as Borrower (the “Borrower”), (ii) the Facility Guarantors, (iii) Bank of America, N.A., as Administrative Agent, Collateral Agent, Swingline Lender and Issuing Bank, (iv) Pathlight Capital Fund I LP, as the ABL Term Loan Agent, and (v) the Lenders party thereto from time to time (the “Lenders”). This certificate is being delivered pursuant to Section 5.01(c) of the Credit Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

The undersigned, a duly authorized and acting Financial Officer of the Borrower, in such capacity and not individually, hereby certifies to the Administrative Agent on behalf of the Borrower, to the best of his/her knowledge and understanding, as follows:

1.	No Default or Event of Default.
(a)	Since ___________________ (the date of the last similar certification) [and except as set forth in Appendix I], no Default or Event of Default has occurred and is continuing.
(b)

If a Default or Event of Default has occurred since ___________________ (the date of the last similar certification), the Borrower has taken or proposes to take those actions Exhibit G as described on Appendix I with respect to such Default or Event of Default listed on said Appendix I.[1]

2.

Average Daily Availability/Availability. The reasonably detailed calculations with respect to the Average Daily Availability for the Fiscal Quarter ending ___________________ and Availability for each Fiscal Month of such Fiscal Quarter are attached hereto as Appendix II.

The undersigned, a duly authorized and acting Financial Officer of the Parent, in such capacity and not individually, hereby certifies to the Administrative Agent on behalf of the Parent, to the best of his/her knowledge and understanding, as follows:

3.	Financial Statements.[2]
(a)

The financial statements furnished to the Administrative Agent for the Fiscal Quarter ending ___________________ were prepared in accordance with GAAP consistently applied and present in all material respects the Consolidated financial condition and results of operations and cash flows of the Parent on a Consolidated basis at the close of, and for the period covered, subject to normal year-end audit adjustments and the absence of footnotes.

(b)

The financial statements furnished to the Administrative Agent for the Fiscal Quarter ending ___________________ present in all material respects the Consolidated financial condition and results of operations of the Parent on a Consolidated basis at the close of and for the period covered, in a manner consistent with past practices and reflect the same information as reported to the Parent’s board of directors, subject to normal year-end audit adjustments and the absence of footnotes.

(c)

[The financial statements furnished to the Administrative Agent for the Fiscal Month ending ___________________ present in all material respects the Consolidated financial condition and results of operations of the Parent on a Consolidated basis at the close of and for the period covered, in a manner consistent with past practices and reflect the same information as reported to the Parent’s board of directors, subject to normal year-end audit adjustments and the absence of footnotes.][3]

2 Include only clause (a), (b), or (c), as then applicable.

3 Include clause (c) only if a Cash Dominion Event has occurred.

IN WITNESS WHEREOF, the undersigned Financial Officers, in such capacity and not individually have duly executed this Compliance Certificate as of the first date written above.

PIER 1 IMPORTS (U.S.), INC.

By:

Name:

Title:

PIER 1 IMPORTS, INC.

By:

Name:

Title:

Signature page to Compliance Certification

Appendix I to Compliance Certificate

Except as set forth below, no Default or Event of Default has occurred and is continuing. [If a Default or Event of Default has occurred and is continuing, the following describes the nature of the Default or Event of Default in reasonable detail and the steps, if any, being taken or contemplated by the Borrowers to be taken on account thereof.]

Appendix II to Compliance Certificate

The following is a calculation of Average Daily Availability for the Fiscal Quarter ending ___________________ and of Availability for each Fiscal Month of such Fiscal Quarter:

Appendix III to Compliance Certificate

[Reserved]

Annex VI

Exhibit H

Please see attached

Pier 1 Imports
Borrowing Base Certificate - "Date" REVOLVING BORROWING BASE Eligible Credit Card Receivables Credit Card Advance Rate (90.0%)	"Date"	90.0%
A/R Revolving Borrowing Base ( a )		$0
Beginning Inventory	"Date"
Add: Purchases
Less: Sales
Inventory Adjustments		-
Ending Inventory	"Date"	-
Less:
In-Transit Inventory
Home Delivery Returns - Off-site Storage
Swatch Inventory
Closed Store Inventory
DC/Store Supplies & UNICEF Consignment Inventory
Claims and Damaged Goods
Shrink Reserve - (currently 0.50% of sales since prior physical)
Mexico
Total Ineligibles		-
Eligible Inventory		-
NOLV
Advance Rate (90.0%)		90.0%
Revolving Borrowing Base Sub-part ( b )		$0
L/C Inventory	"Date"	-
Less: Ineligibles
Duplicative Inventory (orders which are landed prior to funding)		-
Eligible L/C Inventory		-
In-Transit Inventory		-
Receipt greater than forty-five (45) days of the date of determination
US Domestic Exception
DC Receipt Exceptions (0.50% of Eligible in-transit)
Eligible In-Transit Inventory		-
Eligible L/C & In-Transit Inventory		0
NOLV
Advance Rate (90.0%)		90.0%
Revolving Borrowing Base Sub-part ( c )		-

Less Availability Reserves

Landlord Liens (2 months)

Landed Costs (4% of L/C's+ In-Transit Inventory included in BBC)

Gift Certificates and Merchandise Credit ( 50%)

Canadian Preference Reserves (taxes and rent)

Rent Preferences (PA, WA, VA)

FILO Pushdown Reserve

ABL Term Loan Pushdown Reserve

Total Availability Reserves ( d )		-

Total Revolving Borrowing Base (sum of (a) through (c) less (d):		-
Total Revolving Borrowing Base (not to exceed the Line Cap - currently $350MM) (e)		-
FILO BORROWING BASE Eligible Credit Card Receivables Credit Card Advance Rate (5.0%)		5.0%
A/R FILO Borrowing Base (f)		$0
Eligible Inventory NOLV Advance Rate (5.0%)		5.0%
FILO Inventory Borrowing Base (g)		$0
Eligible L/C & In-Transit Inventory NOLV Advance Rate (5.0%)		5.0%
FILO L/C & In-Transit Inventory Borrowing Base (h)		$0

Total FILO Borrowing Base (sum of (f) thorugh (h)):		-
Total FILO Borrowing Base (not to exceed the Line Cap - currently $15MM) (i)		-
ABL TERM LOAN BORROWING BASE Eligible Credit Card Receivables Credit Card Advance Rate (10.0%)		10.0%
A/R ABL Term Loan Borrowing Base (j)		$0
Eligible Inventory NOLV Advance Rate (10.0%)		10.0%
ABL Term Loan Inventory Borrowing Base (k)		$0
Eligible L/C & In-Transit Inventory NOLV Advance Rate (10.0%)		10.0%
ABL Term Loan L/C & In-Transit Inventory Borrowing Base (l)		$0

Total ABL Term Loan Borrowing Base (sum of (j) through (l)):		-
Total ABL Term Loan Borrowing Base (not to exceed the Line Cap - currently $35MM) (m)		-

Aggregate Borrowing Base (sum of (e), (i) and (m)):		-
Availability Calculation, as of	"Date"
Beginning Principal Revolving Loan Balance		-
Add Prior day advance request		-
Less Prior day paydown		-
Ending Principal Revolving Loan Balance		-

Principal FILO Loan Balance

Principal ABL Term Loan Loan Balance
Add Documentary LCs		-
Add Standby LCs
Total Loan Balance Prior to Advance Request		-
Net Availability Prior to Advance Request		-
Advance Request		-
Availability after Today's Advance Request		-

Pursuant to, and in accordance with, the terms and provisions of that certain Second Amended and Restated Credit Agreement, dated as of June 2, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Pier 1 Imports (U.S.), Inc., as borrower (the "Company"), the Facility Guarantors party thereto from time to time, Bank of America, N.A., as administrative agent and collateral agent (the "Agent"), Pathlight Capital Fund I LP, as ABL Term Loan Agent, and the other Lenders and agents party thereto from time to time, the Company is executing and delivering to the Agent and the ABL Term Loan Agent this Borrowing Base Certificate. The undersigned, a Financial Officer (as defined in the Credit Agreement) of the Company, hereby certifies to the Agent and the ABL Term Loan Agent on behalf of the Company, in such capacity and not individually, that the information set forth above is complete and correct.

By:

Name:   Nancy Walsh

Title:     Chief Financial Officer